                                                                DRAFT












           -------------------------------------

             CALIFORNIA ENERGY COMPANY, INC.


                     ---------------

                        Indenture

               Dated as of July [ ], 1995

                     ---------------


                      $200,000,000

 [     ]% Limited Recourse Senior Secured Notes due 2003


                     THE BANK OF NEW YORK,
                            Trustee

             -------------------------------------





CROSS-REFERENCE TABLE

Trust Indenture                               Indenture
  Act Section                                  Section

Section  310 (a)(1). . . . . . . . . . . . . . .. . .609
      (a)(2). . . . . . . . . . . . . . . . . . . . .609
      (a)(3). . . . . . . . . . . . . . . Not Applicable
      (a)(4). . . . . . . . . . . . . . . Not Applicable
      (a)(5). . . . . . . . . . . . . . . . . . . . .609
      (b) . . . . . . . . . . . . . . . . . . . 608, 610
Section  311 (a) . . . . . . . . . . . . . . . . .  .613
      (b) . . . . . . . . . . . . . . . . . . . . . .613
      (c) . . . . . . . . . . . . . . . . Not Applicable
Section  312 (a)  . . . . . . . . . . . . . . . 701, 702
      (b) . . . . . . . . . . . . . . . . . . . . . .702
      (c) . . . . . . . . . . . . . . . . . . . . . .702
Section  313 (a)  . . . . . . . . . . . . . . . . . .703
      (b) . . . . . . . . . . . . . . . . . . . . . .703
      (c) . . . . . . . . . . . . . . . . . . . . . .703
      (d) . . . . . . . . . . . . . . . . . . . . . .703
Section  314 (a)  . . . . . . . . . . . . . . . . . .704
      (a)(4). . . . . . . . . . . . . . . . . .704, 1020
      (b)       . . . . . . . . . . . . . . . . . . 1313
      (c)(1). . . . . . . . . . . . . . . . . . . . .102
      (c)(2). . . . . . . . . . . . . . . . . . . . .102
      (c)(3). . . . . . . . . . . . . . . Not Applicable
      (d) . . . . . . . . . . . . . . . . . . . . . 1313
      (e) . . . . . . . . . . . . . . . . . . . . . .102
      (f) . . . . . . . . . . . . . . . . Not Applicable
Section  315 (a)  . . . . . . . . . . . . . . . . . .601
      (b) . . . . . . . . . . . . . . . . . . . . . .602
      (c) . . . . . . . . . . . . . . . . . . . . . .601
      (d) . . . . . . . . . . . . . . . . . . . . . .601
      (e) . . . . . . . . . . . . . . . . . . . . . .514
Section  316 (a) (last sentence) . . . . . .101 ("Outstanding")
      (a)(1)(A) . . . . . . . . . . . . . . . . 502, 512
      (a)(1)(B) . . . . . . . . . . . . . . . . . . .513
      (a)(2). . . . . . . . . . . . . . . Not Applicable
      (b) . . . . . . . . . . . . . . . . . . . 508, 902
      (c) . . . . . . . . . . . . . . . . . . . . . .104
Section  317 (a)(1) . . . . . . . . . . . . . . . . .503
      (a)(2). . . . . . . . . . . . . . . . . . . . .504
      (b) . . . . . . . . . . . . . . . . . . . . . 1003
Section  318 (a)  . . . . . . . . . . . . . . . . . .107
      (b) . . . . . . . . . . . . . . . . Not Applicable
      (c) . . . . . . . . . . . . . . . . . . . . . .107


___________________
Note: This Cross-Reference Table shall not, for any pur-pose, be deemed to be a part of the Indenture.





                   TABLE OF CONTENTS*

                                                     Page

     RECITALS OF THE COMPANY . . . . . . . . . . . . . . .   1


                       ARTICLE ONE

            Definitions and Other Provisions
                 of General Application

     SECTION 101.   Definitions. . . . . . . . . . . . . .   1
     SECTION 102.   Compliance Certificates and
                    Opinions . . . . . . . . . . . . . . .  40
     SECTION 103.   Form of Documents Delivered to
                    Trustee. . . . . . . . . . . . . . . .  41
     SECTION 104.   Acts of Holders; Record Dates. . . . .  42
     SECTION 105.   Notices, Etc., to Trustee and
                    Company. . . . . . . . . . . . . . . .  45
     SECTION 106.   Notice to Holders; Waiver. . . . . . .  45
     SECTION 107.   Conflict with Trust Indenture
                    Act. . . . . . . . . . . . . . . . . .  46
     SECTION 108.   Effect of Headings and Table of
                    Contents . . . . . . . . . . . . . . .  46
     SECTION 109.   Successors and Assigns . . . . . . . .  46
     SECTION 110.   Separability Clause. . . . . . . . . .  46
     SECTION 111.   Benefits of Indenture. . . . . . . . .  47
     SECTION 112.   Governing Law. . . . . . . . . . . . .  47
     SECTION 113.   Legal Holidays . . . . . . . . . . . .  47
     SECTION 114.   Duplicate Originals. . . . . . . . . .  48


                       ARTICLE TWO

                     Security Forms

     SECTION 201.   Forms Generally. . . . . . . . . . . .  48
     SECTION 202.   Form of Face of Security . . . . . . .  49
     SECTION 203.   Form of Reverse of Security. . . . . .  51
     SECTION 204.   Form of Trustee's Certificate of
                    Authentication . . . . . . . . . . . .  58
- ------------
*Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.


                      ARTICLE THREE

                     The Securities

     SECTION 301.   Title and Terms. . . . . . . . . . . .  59
     SECTION 302.   Denominations. . . . . . . . . . . . .  59
     SECTION 303.   Execution, Authentication, De-
                    livery and Dating. . . . . . . . . . .  60
     SECTION 304.   Temporary Securities . . . . . . . . .  60
     SECTION 305.   Registration, Registration of
                    Transfer and Exchange. . . . . . . . .  61
     SECTION 306.   Mutilated, Destroyed, Lost and
                    Stolen Securities. . . . . . . . . . .  63
     SECTION 307.   Payment of Interest; Interest
                    Rights Preserved . . . . . . . . . . .  64
     SECTION 308.   Persons Deemed Owners. . . . . . . . .  65
     SECTION 309.   Cancellation . . . . . . . . . . . . .  65
     SECTION 310.   Computation of Interest. . . . . . . .  66
     SECTION 311.   CUSIP Numbers. . . . . . . . . . . . .  66
     SECTION 312.   Global Securities. . . . . . . . . . .  66


                      ARTICLE FOUR

               Satisfaction and Discharge

     SECTION 401.   Satisfaction and Discharge of
                    Indenture. . . . . . . . . . . . . . .  69


                      ARTICLE FIVE

                        Remedies

     SECTION 501.   Events of Default. . . . . . . . . . .  70
     SECTION 502.   Acceleration of Maturity; Re-
                    scission and Annulment . . . . . . . .  73
     SECTION 503.   Collection of Indebtedness and
                    Suits for Enforcement by Trust-
                    ee . . . . . . . . . . . . . . . . . .  75
     SECTION 504.   Trustee May File Proofs of
                    Claim. . . . . . . . . . . . . . . . .  76
     SECTION 505.   Trustee May Enforce Claims With-
                    out Possession of Securities . . . . .  77
     SECTION 506.   Application of Money Collected . . . .  77
     SECTION 507.   Limitation on Suits. . . . . . . . . .  78
     SECTION 508.   Unconditional Right of Holders



                    to Receive Principal, Premium
                    and Interest . . . . . . . . . . . . .  79
     SECTION 509.   Restoration of Rights and Reme-
                    dies . . . . . . . . . . . . . . . . .  79
     SECTION 510.   Rights and Remedies Cumulative . . . .  79
     SECTION 511.   Delay or Omission Not Waiver . . . . .  80
     SECTION 512.   Control by Holders . . . . . . . . . .  80
     SECTION 513.   Waiver Of Past Defaults. . . . . . . .  80
     SECTION 514.   Undertaking for Costs. . . . . . . . .  81
     SECTION 515.   Waiver of Stay or Extension
                    Laws . . . . . . . . . . . . . . . . .  81


                       ARTICLE SIX

                       The Trustee

     SECTION 601.   Certain Duties and Responsibil-
                    ities. . . . . . . . . . . . . . . . .  81
     SECTION 602.   Notice of Defaults; Notice of
                    Acceleration . . . . . . . . . . . . .  83
     SECTION 603.   Certain Rights of Trustee. . . . . . .  83
     SECTION 604.   Not Responsible for Recitals or
                    Issuance of Securities . . . . . . . .  85
     SECTION 605.   May Hold Securities. . . . . . . . . .  85
     SECTION 606.   Money Held in Trust. . . . . . . . . .  85
     SECTION 607.   Compensation and Reimbursement . . . .  85
     SECTION 608.   Conflicting Interests. . . . . . . . .  87
     SECTION 609.   Corporate Trustee Required;
                    Eligibility. . . . . . . . . . . . . .  87
     SECTION 610.   Resignation and Removal;
                    Appointment of Successor . . . . . . .  87
     SECTION 611.   Acceptance of Appointment by
                    Successor. . . . . . . . . . . . . . .  89
     SECTION 612.   Merger, Conversion, Consolida-
                    tion or Succession to Business . . . .  90
     SECTION 613.   Preferential Collection of
                    Claims Against Company . . . . . . . .  90
     SECTION 614.   Appointment of Authenticating
                    Agent. . . . . . . . . . . . . . . . .  90


                      ARTICLE SEVEN

    Holders' Lists and Reports by Trustee and Company

     SECTION 701.   Company to Furnish Trustee Names
                    and Addresses of Holders . . . . . . .  93
     SECTION 702.   Preservation of Information;
                    Communications to Holders. . . . . . .  93
     SECTION 703.   Reports by Trustee . . . . . . . . . .  94
     SECTION 704.   Reports by Company . . . . . . . . . .  94


                      ARTICLE EIGHT

  Consolidation, Merger, Conveyance, Transfer or Lease

     SECTION 801.   Company and Magma May Consoli-
                    date, Etc. Only on Certain
                    Terms. . . . . . . . . . . . . . . . .  95
     SECTION 802.   Successor Substituted. . . . . . . . .  97


                      ARTICLE NINE

                 Supplemental Indentures

     SECTION 901.   Supplemental Indentures Without
                    Consent of Holders . . . . . . . . . .  97
     SECTION 902.   Supplemental Indentures with
                    Consent of Holders . . . . . . . . . .  98
     SECTION 903.   Execution of Supplemental Inden-
                    tures. . . . . . . . . . . . . . . .   100
     SECTION 904.   Effect of Supplemental Inden-
                    tures. . . . . . . . . . . . . . . .   101
     SECTION 905.   Conformity with Trust Indenture
                    Act. . . . . . . . . . . . . . . . .   101
     SECTION 906.   Reference in Securities to Sup-
                    plemental Indentures . . . . . . . .   101


                       ARTICLE TEN

                        Covenants

     SECTION 1001.  Payment of Principal, Premium
                    and Interest . . . . . . . . . . . . . 102
     SECTION 1002.  Maintenance of Office or Agency. . . . 102
     SECTION 1003.  Money for Security Payments to
                    be Held in Trust . . . . . . . . . . . 103
     SECTION 1004.  Existence. . . . . . . . . . . . . . . 104
     SECTION 1005.  Maintenance of Properties. . . . . . . 105
     SECTION 1006.  Payment of Taxes and Other
                    Claims . . . . . . . . . . . . . . . . 105
     SECTION 1007.  Maintenance of Insurance . . . . . . . 106



     SECTION 1008.  Limitation on Debt . . . . . . . . . . 107
     SECTION 1009.  Limitation on Subsidiary Debt. . . . . 108
     SECTION 1010.  Limitation on Restricted Pay-
                    ments. . . . . . . . . . . . . . . . . 109
     SECTION 1011.  Limitation on Transactions with
                    Affiliates . . . . . . . . . . . . . . 112
     SECTION 1012.  Limitation on Liens. . . . . . . . . . 113
     SECTION 1013.  Limitation on Issuance of Capi-
                    tal Stock of Magma . . . . . . . . . . 115
     SECTION 1014.  Purchase of Securities Upon a
                    Change of Control. . . . . . . . . . . 116
     SECTION 1015.  Limitation on Dividends and
                    Other Payment Restrictions Af-
                    fecting Subsidiaries . . . . . . . . . 118
     SECTION 1016.  Limitation on Dispositions . . . . . . 120
     SECTION 1017.  Limitation on Certain Sale-Leas-
                    ebacks . . . . . . . . . . . . . . . . 124
     SECTION 1018.  Provision of Financial Informa-
                    tion . . . . . . . . . . . . . . . . . 124
     SECTION 1019.  Limitation on Sale of Subsidiary
                    Preferred Stock. . . . . . . . . . . . 125
     SECTION 1020.  Statement by Officers as to
                    Default; Compliance Certific-
                    ates . . . . . . . . . . . . . . . . . 126
     SECTION 1021.  Waiver of Certain Covenants. . . . . . 127
     SECTION 1022.  Limitation on Business and New
                    Magma Project Developments . . . . . . 127
     SECTION 1023.  Use of Proceeds and Secured
                    Magma Note . . . . . . . . . . . . . . 129


                     ARTICLE ELEVEN

                Redemption of Securities

     SECTION 1101.  Redemption . . . . . . . . . . . . . . 130
     SECTION 1102.  Applicability of Article . . . . . . . 130
     SECTION 1103.  Notice to Trustee. . . . . . . . . . . 131
     SECTION 1104.  Selection by Trustee of Securi-
                    ties to Be Redeemed. . . . . . . . . . 131
     SECTION 1105.  Notice of Redemption . . . . . . . . . 131
     SECTION 1106.  Deposit of Redemption Price. . . . . . 132
     SECTION 1107.  Securities Payable on Redemption
                    Date . . . . . . . . . . . . . . . . . 132
     SECTION 1108.  Securities Redeemed in Part. . . . . . 133


                     ARTICLE TWELVE

           Defeasance and Covenant Defeasance

     SECTION 1201.  Company's Option to Effect De-
                    feasance or Covenant Defeasance. . . . 134
     SECTION 1202.  Defeasance and Discharge . . . . . . . 134
     SECTION 1203.  Covenant Defeasance. . . . . . . . . . 135
     SECTION 1204.  Conditions to Defeasance or
                    Covenant Defeasance. . . . . . . . . . 135
     SECTION 1205.  Deposited Money and U.S. Gov-
                    ernment Obligations to Be Held
                    in Trust; Miscellaneous Provi-
                    sions. . . . . . . . . . . . . . . . . 138
     SECTION 1206.  Reinstatement. . . . . . . . . . . . . 139


                    ARTICLE THIRTEEN

            Security and Pledge of Collateral

     SECTION 1301.  Grant of Security Interest . . . . . . 140
     SECTION 1302.  Delivery of Pledged Shares . . . . . . 141
     SECTION 1303.  Representations, Warranties and
                    Covenants. . . . . . . . . . . . . . . 142
     SECTION 1304.  Pledge Agreement . . . . . . . . . . . 143
     SECTION 1305.  Further Assurances . . . . . . . . . . 144
     SECTION 1306.  Dividends; Investments of Col-
                    lateral; Voting Rights; Release
                    Upon Discharge or Defeasance . . . . . 144
     SECTION 1307.  Trustee Appointed Attorney-in-
                    Fact . . . . . . . . . . . . . . . . . 147
     SECTION 1308.  Trustee May Perform. . . . . . . . . . 147
     SECTION 1309.  Trustee's Duties . . . . . . . . . . . 147
     SECTION 1310.  Remedies upon Event of Default . . . . 148
     SECTION 1311.  Registration Rights; Private Sales . . 149
     SECTION 1312.  Application of Proceeds. . . . . . . . 152
     SECTION 1313.  Continuing Lien. . . . . . . . . . . . 152
     SECTION 1314.  Certificates and Opinions. . . . . . . 152


                    ARTICLE FOURTEEN

        Limited Recourse Liability of the Company

     SECTION 1401.  Limited Recourse Liability of
                    the Company. . . . . . . . . . . . . . 153





TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . 155
SIGNATURES AND SEALS. . . . . . . . . . . . . . . . . 155
ACKNOWLEDGEMENTS. . . . . . . . . . . . . . . . . . . 156
EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . B-1




     INDENTURE, dated as of July [ ], 1995, by and between California Energy Company, Inc., a corporation duly orga-nized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 302 South 36th Street, Omaha, Nebraska 68131, and The Bank of New York, a New York banking corporation, as trustee (herein called the "Trustee").

                   RECITALS OF THE COMPANY

     The Company has duly authorized the creation of an issue of its __% Limited Recourse Senior Secured Notes due
2004 (the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Securities, when exe-cuted by the Company and authenticated and delivered hereun-der and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the pur-chase of the Securities by the Holders thereof, it is mutu-ally covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                         ARTICLE ONE

              Definitions and Other Provisions
                   of General Application

Section 101.   Definitions.

     (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein);

          (iv) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or Section, as the case may be, of this Inden-ture;

          (v) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Inden-ture as a whole and not to any particular Article, Section or other subdivision;

          (vi) "or" is not exclusive;

          (vii) provisions apply to successive events and transactions; and

          (viii) each reference herein to a rule or form of the Commission shall mean such rule or form and any rule or form successor thereto, in each case as amended from time to time.

     Whenever this Indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, such calculation shall be made as if the transactions or events occurred on the first day of such period, unless otherwise specified.

     "Acquired Debt" means Debt Incurred by a Person prior to the time (i) such Person becomes a Restricted Subsidiary of Magma or an Eligible Joint Venture, (ii) such Person merges with or into a Restricted Subsidiary of Magma or an Eligible Joint Venture, or (iii) a Restricted Subsidiary of Magma or an Eligible Joint Venture merges with or into such Person (in a transaction in which such Person becomes a Restricted Subsidiary of Magma or an Eligible Joint Ven-
ture), provided that, after giving effect to such transac-tion, the Non-Recourse Debt of such Person could have been Incurred pursuant to clause (iii) of Section 1009(b) and all the other Debt of such Person could have been Incurred by Magma at the time of such merger or acquisition pursuant to
Section 1008(a), and provided further that such Debt was not



Incurred in connection with, or in contemplation of, such merger or such Person becoming a Restricted Subsidiary of Magma or an Eligible Joint Venture.

     "Acquisition Debt" means Debt of any Person existing at the time such Person is merged into Magma or assumed in connection with the acquisition of Property from any such Person (other than Property acquired in the ordinary course of business), including Debt Incurred in connection with, or in contemplation of, such Person being merged into Magma (but excluding Debt of such Person that is extinguished, retired or repaid in connection with such merger or acquisi-
tion).

     "Additional Pledged Shares" means any and all shares of Capital Stock of Magma acquired by the Company or any Sub-sidiary of the Company after the Issue Date.

     "Adjusted Consolidated Net Income" means for any peri-od, for any Person (the "Referenced Person") the aggregate Net Income (or loss) of the Referenced Person and its con-solidated Subsidiaries for such period determined in confor-mity with GAAP, provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the Net Income (or loss) of any other Person (other than a Subsidiary of the Referenced Person) in which any third Person has an interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Referenced Person during such period, or after such period and on or before the date of determination, by such Person in which the interest is held, which dividends and distributions shall be included in such computation, (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to the provision described in clause (iii) of Section 1010(a) (and in such case, except to the extent includable pursuant to clause (i) above), the Net Income (if positive) of any other Person accrued prior to the date it becomes a Subsid-iary of the Referenced Person or is merged into or consoli-dated with the Referenced Person or any of its Subsidiaries or all or substantially all the Property of such other Person are acquired by the Referenced Person or any of its Subsidiaries, (iii) the Net Income (if positive) of any Sub-sidiary of the Referenced Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary to such Person or to any other Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regu-lation applicable to that Subsidiary, (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales (except, solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to the provision described in clause (iii) of Section 1010(a), any gains or losses of Magma and any of its Restricted Subsid-iaries from Asset Sales of Capital Stock of Unrestricted Subsidiaries), (v) the cumulative effect of a change in ac-counting principles and (vi) any amounts paid or accrued as dividends on Preferred Stock of any Subsidiary of the Refer-enced Person that is not held by the Referenced Person or another Subsidiary thereof. When the "Referenced Person" is Magma, the foregoing references to "Subsidiaries" shall be deemed to refer to "Restricted Subsidiaries."

     "Affiliate" of any Person means any other Person di-rectly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the manage-ment and policies of such Person, whether through the owner-ship of voting securities, by contract or otherwise. For the purpose of Section 1011, the term "Affiliate" shall be deemed to include only Kiewit, any entity directly or indi-rectly owning beneficially 10% or more of the Voting Stock of Magma and their respective Affiliates other than the Re-stricted Subsidiaries and the Eligible Joint Ventures and the other equity investors in the Restricted Subsidiaries and the Eligible Joint Ventures (solely on account of their investments in the Restricted Subsidiaries and the Eligible Joint Ventures), and for such purpose such term also shall be deemed to include the Unrestricted Subsidiaries.

     "Asset Acquisition" means (i) an investment by Magma, any of its Subsidiaries or any Joint Venture in any other
Person pursuant to which such Person shall become a direct or indirect Subsidiary of Magma or a Joint Venture in which Magma is a participant or shall be merged into or consoli-dated with Magma, any of its Subsidiaries or any Joint Ven-ture in which Magma is a participant or (ii) an acquisition by Magma, any of its Subsidiaries or any Joint Venture in which Magma is a participant of the Property of any Person other than Magma, any of its Subsidiaries or any Joint Ven-ture in which Magma is a participant that constitutes sub-



stantially all of an operating unit or business of such Person.

     "Asset Disposition" means any sale, transfer, convey-ance, lease or other disposition (including by way of merg-er, consolidation or sale-leaseback) by Magma, any of its Restricted Subsidiaries or any Eligible Joint Venture to any Person (other than to Magma, a Restricted Subsidiary of Magma or an Eligible Joint Venture and other than in the ordinary course of business) of any Property of Magma, any of its Restricted Subsidiaries or any Eligible Joint Venture other than any shares of Capital Stock of the Unrestricted Subsidiaries. Notwithstanding the foregoing to the con-trary, the term "Asset Disposition" shall include the sale, transfer, conveyance or other disposition of any shares of Capital Stock of any Unrestricted Subsidiary to the extent that Magma or any of its Restricted Subsidiaries or any Eligible Joint Venture made an Investment in such Unrestric-ted Subsidiary pursuant to clause (vii) of the definition of "Permitted Payment," and the Company shall cause Magma and each of Magma's Restricted Subsidiaries and the Eligible Joint Ventures to apply pursuant to Section 1016 that por-tion of the Net Cash Proceeds from the sale, transfer, conveyance or other disposition of such Unrestricted Subsid-iary that is equal to the portion of the total Investment in such Unrestricted Subsidiary that is represented by the In-vestment that was made pursuant to clause (vii) of the defi-nition of "Permitted Payment." For purposes of this defini-tion, any disposition in connection with directors' qualify-ing shares or investments by foreign nationals mandated by applicable law shall not constitute an Asset Disposition.
In addition, the term "Asset Disposition" shall not include
(i) any sale, transfer, conveyance, lease or other disposi-tion of the Capital Stock or Property of Restricted Subsid-iaries or Eligible Joint Ventures pursuant to the terms of any power sales agreements or steam sales agreements to which such Restricted Subsidiaries or such Eligible Joint Ventures are parties on the Issue Date or pursuant to the terms of any power sales agreements or steam sales agree-ments, or other agreements or contracts that are related to the output or product of, or services rendered by, a Permit-ted Facility as to which such Restricted Subsidiary or such Eligible Joint Venture is the supplying party, to which such Restricted Subsidiaries or such Eligible Joint Ventures become a party after such date if the President or Chief Financial Officer of the Company determines in good faith (evidenced by an Officers' Certificate) that such provisions are customary (or, in the absence of any industry custom, reasonably necessary) in order to effect such agreements and are reasonable in light of comparable transactions in the applicable jurisdiction, (ii) any sale, transfer, convey-ance, lease or other disposition of Property governed by
Section 801, (iii) any sale, transfer, conveyance, lease or other disposition of any Cash Equivalents, (iv) any transac-tion or series of related transactions consisting of the sale, transfer, conveyance, lease or other disposition of Capital Stock or Property with a fair market value aggre-gating less than $5 million and (v) any Permitted Payment or any Restricted Payment that is permitted to be made pursuant to Section 1010. The term "Asset Disposition" also shall not include (i) the grant of or realization upon a Lien permitted under Section 1012 or the exercise of remedies thereunder, (ii) a sale-leaseback transaction involving sub-stantially all the Property constituting a Permitted Facil-ity pursuant to which a Restricted Subsidiary of Magma or an Eligible Joint Venture sells the Permitted Facility to a Person in exchange for the assumption by that Person of the Debt financing the Permitted Facility, and the Restricted Subsidiary or the Eligible Joint Venture leases the Permit-ted Facility from such Person, (iii) dispositions of Capital Stock, contract rights, development rights and resource data made in connection with the initial development of Permitted Facilities, or the formation or capitalization of Restricted Subsidiaries or Eligible Joint Ventures in respect of the initial development of Permitted Facilities, in respect of which only an insubstantial portion of the prospective Con-struction Financing that would be required to commence com-mercial operation has been funded or (iv) transactions determined in good faith by the Chief Financial Officer of the Company, as evidenced by an Officers' Certificate, made in order to enhance the repatriation of the Net Cash Pro-ceeds for a Foreign Asset Disposition or in order to in-crease the after-tax proceeds thereof available for immedi-ate distribution to Magma. Any Asset Disposition that results from the bona fide exercise by any governmental authority of its claimed or actual power of eminent domain need not comply with the provisions of clauses (i) and (ii) of Section 1016(a). Any Asset Disposition that results from a casualty loss need not comply with the provisions of clause (i) of Section 1016(a).

     "Asset Sale" means the sale or other disposition by Magma, any of its Subsidiaries or any Joint Venture in which Magma is a participant (other than to Magma, another Subsid-iary of Magma or another Joint Venture in which Magma is a participant) of (i) all or substantially all of the Capital



Stock of any Subsidiary of Magma or any Joint Venture in which Magma is a participant or (ii) all or substantially all of the Property that constitutes an operating unit or business of Magma, any of its Subsidiaries or any Joint
Venture in which Magma is a participant.

     "Attributable Value" means, as to a Capitalized Lease
Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be deter-mined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 hereof to act on behalf of the Trustee to authenticate Securities.

     "Average Life" means, at any date of determination with respect to any Debt security or Preferred Stock, the quo-tient obtained by dividing (i) the sum of the product of (A) the number of years from such date of determination to the dates of each successive scheduled principal or involuntary liquidation value payment of such Debt security or Preferred Stock, respectively, multiplied by (B) the amount of such principal or involuntary liquidation value payment by (ii) the sum of all such principal or involuntary liquidation value payments.

     "Board of Directors" means either the Board of Direc-tors of the Company or Magma, as the case may be, or any duly authorized committee of such Boards.

     "Board Resolution" means a copy of a resolution certi-fied by the Secretary or an Assistant Secretary of the Company or Magma, as the case may be, to have been duly adopted by their respective Board of Directors (unless the context specifically requires that such resolution be adopt-ed by a majority of the Disinterested Directors, in which case by a majority of such directors) and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means a day that, in the city (or in any of the cities, if more than one) where amounts are payable in respect of the Securities, is neither a legal holiday nor a day on which banking institutions are authorized or re-quired by law, regulation or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equiva-lents (however designated, whether voting or non-voting) in, or interests (however designated) in, the equity of such Person that is outstanding or issued on or after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock and partnership and Joint Venture interests in such Person.

     "Capitalized Lease" means, as applied to any Person, any lease of any Property of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person, and "Capitalized Lease Obliga-tion" means the rental obligations, as aforesaid, under such lease.

     "Cash Equivalent" means any of the following: (i) securities issued or directly and fully guaranteed or in-sured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or any commer-cial bank organized under the laws of any other country having total assets in excess of $500,000,000 with a maturi-ty date not more than two years from the date of acquisi-tion, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types descri-bed in clauses (i) or (v) that were entered into with any bank meeting the qualifications set forth in clause (ii) or another financial institution of national reputation, (iv) direct obligations issued by any state or other jurisdiction of the United States of America or any other country or any political subdivision or public instrumentality thereof maturing, or subject to tender at the option of the holder thereof, within 90 days after the date of acquisition there-of and, at the time of acquisition, having a rating of A from S&P or A-2 from Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from anoth-er nationally recognized rating service), (v) commercial paper issued by (a) the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000 and (b) others having one of the two highest ratings obtainable from either S&P or



Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recog-nized rating service) and in each case maturing within one year after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000, (vii) deposits available for with-drawal on demand with any commercial bank organized in the United States having capital and surplus in excess of $500,- 000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000- ,000, (viii) investments in money market funds substantially all of whose assets comprise securities of the types de-scribed in clauses (i) through (vi) and (ix), and (ix) auction rate securities or money market preferred stock having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service).

     "Change of Control" means the occurrence of one or more of the following events:

          (i) for so long as at least $25 million principal amount of the Company's 5% Convertible Subordinated De-bentures due July 1, 2000 remain outstanding and are not defeased, (x) a report is filed on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this provision only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promul-gated under the Exchange Act) of 50% or more of the then outstanding shares of the Voting Stock of the Company and (y) such beneficial ownership is acquired by means of a tender offer in which cash is the sole consideration paid and the purchase price for each share tendered is less than the conversion price then in effect under the Company's 5% Convertible Subordi-nated Debentures due July 1, 2000; provided that a person shall not be deemed to be the beneficial owner of, or to own beneficially, any securities tendered until such tendered securities are accepted for pur-chase under the tender offer;

          (ii) any "person" (as such term is used in Sec-tions 13(d) and 14(d) of the Exchange Act), other than Kiewit, is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (ii), any person shall be deemed to beneficially own any Voting Stock of any corporation (the "specified corpo-ration") held by any other corporation (the "parent corporation"), if such person "beneficially owns" (as so defined), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation) and Kiewit "beneficially owns" (as so de-fined), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of the Company and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

          (iii) during any one-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors elected by such Board of Directors or nomi-nated for election by the shareholders of the Company by a vote of at least a majority of the directors of the Company then still in office who were either direc-tors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, unless a majority of such new directors were elected or appointed by Kiewit; or

          (iv) the Company or its Restricted Subsidiaries sell, convey, assign, transfer, lease or otherwise dis-pose of all or substantially all the Property of the Company and such Restricted Subsidiaries taken as a whole;

provided that with respect to the foregoing subparagraphs
(ii), (iii) and (iv), a Change of Control shall not be deemed to have occurred unless and until a Rating Decline has occurred as well; or

          (v) the Company ceases to beneficially own direct-



     ly or indirectly at least a majority of each of the Capital Stock and the voting power of the Voting Stock of Magma.

     "Closing Date Pledged Shares" means all the issued and outstanding shares of Capital Stock of Magma as of the Issue
Date.

     "Common Stock" means with respect to any Person, Capi-tal Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor
Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

     "Company Equity Offering" means an underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Company or a wholly owned Subsidiary of the Company, other than Magma and its Subsidiaries, pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act or an offering of such Capital Stock exempt from registration under the Securities Act.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated EBITDA" of any Person for any period means the Adjusted Consolidated Net Income of such Person, plus, only to the extent deducted in computing Adjusted Consolidated Net Income and without duplication, (i) income taxes, excluding income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or Asset Sales, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, (ii) Consolidated Fixed Charges, (iii) depreciation and amortization expense, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP and (iv) all other non-cash items reducing Adjusted Consolidated Net Income for such period, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, and less all non-cash items increasing Adjusted Con-solidated Net Income during such period, provided that depreciation and amortization expense of any Subsidiary of such Person and any other non-cash item of any Subsidiary of such Person that reduces Adjusted Consolidated Net Income shall be excluded (without duplication) in computing Consol-idated EBITDA, except to the extent that the positive cash flow associated with such depreciation and amortization ex-pense and other non-cash items is actually distributed in cash to such Person during such period, provided further that as applied to Magma, cash in respect of depreciation and amortization and other non-cash items of Restricted Sub-sidiaries and Eligible Joint Ventures may be deemed to have been distributed or paid to Magma to the extent that such cash (I) is or was under the exclusive dominion and control of such Restricted Subsidiary or such Eligible Joint Venture and is or was free and clear of the Lien of any other Per-son, (II) is or was immediately available for distribution and (III) could be or could have been repatriated to the United States by means that are both lawful and commercially reasonable, provided that the amount of the cash deemed by this sentence to have been distributed or paid shall be re-duced by the amount of tax that would have been payable with respect to the repatriation thereof, provided further that any cash that enables the recognition of depreciation and amortization and other non-cash items pursuant to this sentence may not be used to enable the recognition of depre-ciation and amortization and other non-cash items with respect to any prior or subsequent period, regardless of whether such cash is distributed to Magma, and provided further that the recognition of any depreciation and amorti-zation and other non-cash items as a result of this sentence shall be determined in good faith by the Chief Financial Officer of the Company or Magma, as the case may be, as evi-denced by an Officers' Certificate that shall set forth in reasonable detail the relevant facts and assumptions sup-porting such recognition. When the "Person" referred to above is Magma, the foregoing references to "Subsidiaries" shall be deemed to refer to "Restricted Subsidiaries."

     "Consolidated Fixed Charges" of any Person means, for any period, the aggregate of (i) Consolidated Interest Ex-pense, (ii) the interest component of Capitalized Leases, determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, excluding any interest component of Capitalized Leases in respect of that portion of a Capitalized Lease Obligation of a Subsid-iary that is Non-Recourse to such Person, and (iii) cash and non-cash dividends due (whether or not declared) on the Preferred Stock of any Subsidiary of such Person held by any Person other than such Person and any Redeemable Stock of such Person or any Subsidiary of such Person. When the "Person" referred to above is Magma, the foregoing referenc-es to "Subsidiaries" shall be deemed to refer to "Restricted Subsidiaries."

     "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest expense in respect of Debt (including amortization of original issue discount and non-cash interest payments or accruals) of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, including all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs associated with Interest Rate Protection Agreements and Currency Protection Agreements and any amounts paid during such period in respect of such interest expense, commissions, discounts, other fees and charges that have been capitalized, provided that Consolidated Interest Ex-pense of Magma shall not include any interest expense (in-cluding all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' accep-tance financing and net costs associated with Interest Rate Protection Agreements or Currency Protection Agreements) in respect of that portion of any Debt that is Non-Recourse, and provided further that Consolidated Interest Expense of Magma in respect of a Guarantee by Magma of Debt of another Person shall be equal to the commissions, discounts, other fees and charges that would be due with respect to a hypo-thetical letter of credit issued under a bank credit agree-ment that can be drawn by the beneficiary thereof in the amount of the Debt so guaranteed if (i) Magma is not actual-ly making directly or indirectly interest payments on such Debt and (ii) GAAP does not require Magma on an unconsoli-dated basis to record such Debt as a liability of Magma. When the "Person" referred to above is Magma, the foregoing references to "Subsidiaries" shall be deemed to refer to "Restricted Subsidiaries."

     "Construction Financing" means the debt and/or equity financing provided (over and above the owners' equity in-vestment) to permit the acquisition, development, design, engineering, procurement, construction and equipping of a Permitted Facility and to enable it to commence commercial operations, provided that Construction Financing may remain outstanding after the commencement of commercial operations of a Permitted Facility, without any increase in the amount of such financing, and such Construction Financing shall not cease to be Construction Financing.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which address as of the date of this Indenture is located at 101 Barclay Street, 21st Floor West, New York, NY 10286.

     "Currency Protection Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement intended to protect such Person against fluctuations in currency values to or under which such Person is a party or a benefi-ciary on the date of this Indenture or becomes a party or a beneficiary thereafter.

     "Debt" means, with respect to any Person, at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit, bankers' acceptances, surety, bid, operating and performance bonds, performance guarantees or other similar instruments or obligations (or reimburse-ment obligations with respect thereto) (except, in each case, to the extent incurred in the ordinary course of busi-
ness), (iv) all obligations of such Person to pay the de-ferred purchase price of property or services, except Trade Payables, (v) the Attributable Value of all obligations of such Person as lessee under Capitalized Leases, (vi) all Debt of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person, provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such Property, the amount of such Debt shall be limited to the lesser of the fair market value of such Property or the amount of such Debt,
(vii) all Debt of others Guaranteed by such Person to the extent such Debt is Guaranteed by such Person, (viii) all Redeemable Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and (ix) to the extent not otherwise included in this definition, all net obligations of such Person under



Currency Protection Agreements and Interest Rate Protection
Agreements.

     For purposes of determining any particular amount of Debt that is or would be outstanding, Guarantees of, or obligations with respect to letters of credit or similar in-struments supporting (to the extent the foregoing consti-tutes Debt), Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Indenture, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Compa-ny, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

     "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

     "Default Amount" means, the principal amount plus ac-crued interest.

     "Depositary" means the Person designated as Depositary by the Company pursuant to Section 312 until a successor depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder. For purposes of this Indenture, unless otherwise specified pursuant to Section 312, any such Depositary shall, at the time of its designation and at all times during which it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

     "Disinterested Director" means, with respect to any proposed transaction between the Company, Magma, a Restrict-ed Subsidiary of Magma or an Eligible Joint Venture, as applicable, and an Affiliate thereof, a member of the trans-acting party's Board of Directors who would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinter-ested Director solely because such person holds Capital Stock of the Company or Magma, as the case may be.

     "Eligible Joint Venture" means a Joint Venture (other than a Subsidiary) (i) that is or shall be formed with re-spect to the construction, development, acquisition, servic-ing, ownership, operation or management of one or more Per-mitted Facilities and (ii) in which (A) Magma or (B) Magma and Kiewit, if Kiewit is so designated by the Board of Directors of the Company or Magma, together, directly or indirectly, own at least 50% of the Capital Stock therein (of which Magma must own at least half (in any event not less than 25% of the total outstanding Capital Stock)) and
(iii) in respect of which Magma alone or in combination with Kiewit, if Kiewit is so designated by the Board of Directors of the Company or Magma, directly or indirectly, (a) con-trols, by voting power, board or management committee mem-bership, or through the provisions of any applicable part-nership, shareholder or other similar agreement or under an operating, maintenance or management agreement or otherwise, the management and operation of the Joint Venture or any Permitted Facilities of the Joint Venture or (b) otherwise has significant influence over the management or operation of the Joint Venture or any Permitted Facility of the Joint Venture in all material respects (significant influence in-cludes, without limitation, the right to control or veto any material act or decision) in connection with such management or operation. Any Joint Venture that is an Eligible Joint Venture pursuant to this definition because of the ownership of Capital Stock therein by Kiewit shall cease to be an Eligible Joint Venture if (x) Kiewit disposes of any securi-ties issued by the Company and, as a result of such disposi-tion, Kiewit becomes the beneficial owner (as such term is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of less than 25% of the outstanding shares of Voting Stock of the Company or (y)(I) as a result of any action other than a disposition of secu-rities by Kiewit, Kiewit becomes the beneficial owner of less than 25% of the outstanding shares of Voting Stock of the Company and (II) thereafter Kiewit disposes of any secu-rities issued by the Company as a result of which the bene-ficial ownership by Kiewit of the outstanding Voting Stock of the Company is further reduced, provided that thereafter such Joint Venture may become an Eligible Joint Venture if Kiewit becomes the beneficial owner of at least 25% of the outstanding shares of Voting Stock of the Company and the other conditions set forth in this definition are fulfilled.

     "Event of Default" shall have the meaning specified in
Section 501.

     "Exchange Act" refers to the Securities Exchange Act of
1934 and any statute successor thereto, in each case as



amended from time to time.

     "Fixed Charge Ratio" means the ratio, on a pro forma basis, of (i) the aggregate amount of Consolidated EBITDA of any Person for the Reference Period immediately prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Ratio (the "Transaction Date") to (ii) the aggregate Consolidated Fixed Charges of such Person during such Reference Period, provided that for purposes of such computation, in calculating Consolidated EBITDA and Consoli-dated Fixed Charges, (1) the Incurrence of the Debt giving rise to the need to calculate the Fixed Charge Ratio and the application of the proceeds therefrom (including the retire-ment or defeasance of Debt) shall be assumed to have oc-curred on the first day of the Reference Period, (2) Asset Sales and Asset Acquisitions that occur during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date (but including any Asset Acquisition to be made with the Debt Incurred pursuant to (1) above) and any related retirement of Debt pursuant to an Offer to Pur-chase (in the amount of the Excess Proceeds with respect to which such Offer to Purchase has been made or would be made on the Transaction Date if the purchase of Securities pursu-ant to such Offer to Purchase has not occurred on or before the Transaction Date) shall be assumed to have occurred on the first day of the Reference Period, (3) the Incurrence of any Debt during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom (including the retire-ment or defeasance of other Debt) shall be assumed to have occurred on the first day of such Reference Period, (4) Consolidated Interest Expense attributable to any Debt (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless the obligor on such Debt is a party to an Interest Rate Protection Agreement (that shall remain in effect for the twelve month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used and (5) there shall be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any amount of Debt that was outstanding during or subsequent to the Reference Period but is not outstanding on the Transaction Date, except for Consolidated Fixed Charges actually in-curred with respect to Debt borrowed (as adjusted pursuant to clause (4)) (x) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date or (y) pursuant to the provision described in clause (iii) of Section 1008(b). For the purpose of making this computation, Asset Sales and Asset Acquisitions that have been made by any Person that has become a Restricted Subsidiary of Magma or an Eligible Joint Venture or been merged with or into Magma or any Re-stricted Subsidiary of Magma or an Eligible Joint Venture during the Reference Period, or subsequent to the Reference Period and prior to the Transaction Date shall be calculated on a pro forma basis, as shall be all the transactions contemplated by the calculations referred to in clauses (1) through (5) above with respect to the Persons or businesses that were the subject of such Asset Sales and Asset Acquisi-tions, assuming such Asset Sales or Asset Acquisitions oc-curred on the first day of the Reference Period.

     "Foreign Asset Disposition" means an Asset Disposition in respect of the Capital Stock or Property of a Restricted Subsidiary of Magma or an Eligible Joint Venture to the extent that the proceeds of such Asset Disposition are re-ceived by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "Funding Corporation Securities" means the senior secured debt securities of Salton Sea Funding Corporation, a special purpose Delaware corporation and wholly owned sub-sidiary of Magma, issued under the Indenture dated July [ ], 1995 by and between the Salton Sea Funding Corporation and Chemical Trust Company of California, as trustee.

     "GAAP" means generally accepted accounting principles in the U.S. as in effect as of the date of this Indenture, applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of Magma's audited financial statements, including, without limitation, those set forth in the opinions and pronounce-ments of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Global Security" means a Security evidencing all or a part of the Securities, issued to the Depositary, or pursu-ant to the Depositary's instruction, in accordance with
Section 312 and bearing the legend prescribed in Section



312.

     "Guarantee" means any obligation, contingent or other-wise, of any Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generali-ty of the foregoing, any Debt obligation, direct or indi-rect, contingent or otherwise, of such Person (i) to pur-chase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements (other than solely by reason of being a general partner of a partnership), or by agreement to keep-well, to purchase assets, goods, securi-ties or services, or to take-or-pay, or to maintain finan-cial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include en-dorsements for collection or deposit in the ordinary course of business or the grant of a Lien in connection with any Non-Recourse Debt. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder," "holder of Securities," "Securityholder" and other similar terms mean the registered holder of any Secu-rity.

     "Incur" means with respect to any Debt, to incur, cre-ate, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt, provided that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Debt. The term "Incurrence" has a corresponding meaning.

     "Indenture" means this instrument as originally execut-ed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

     "Interest Rate Protection Agreement" means, with re-spect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agree-ment, interest rate swap agreement, interest rate cap agree-ment, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement intended to protect such Person against fluctuations in interest rates to or under which such Person or any of its Subsid-iaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

     "Investment" in a Person means any investment in, loan or advance to, Guarantee on behalf of, directly or indirect-ly, or other transfer of assets to such Person (other than sales of products and services in the ordinary course of business).

     "Investment Grade" means with respect to the Securi-ties, (i) in the case of S&P, a rating of at least BBB-,
(ii) in the case of Moody's, a rating of at least Baa3, and
(iii) in the case of a Rating Agency other than S&P or Moody's, the equivalent rating, or in each case, any succes-sor, replacement or equivalent definition as promulgated by S&P, Moody's or other Rating Agency as the case may be.

     "Issue Date" means the date on which the Securities are first authenticated and delivered under the Indenture.

     "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

     "Kiewit" means and includes Kiewit Energy Company and any other Subsidiary of Peter Kiewit Sons', Inc., Kiewit
Construction Group Inc. or Kiewit Diversified Group, Inc.

     "Lien" means, with respect to any Property, any mort-gage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property, but shall not in-clude any partnership, joint venture, shareholder, voting trust or other similar governance agreement with respect to Capital Stock in a Subsidiary or Joint Venture. For purpos-es of this Indenture, Magma shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.




     "Magma" means Magma Power Company, a Nevada corpora-tion.

     "Magma Equity Holders" means, collectively, each Sub-sidiary of the Company who acquires Additional Pledged
Shares and each Magma Equity Offering Purchaser.

     "Magma Equity Offering" means an underwritten public offering of Capital Stock of Magma (other than Redeemable Capital Stock) by Magma pursuant to a registration statement filed with the Securities and Exchange Commission in accor-dance with the Securities Act or an offering of such Capital Stock exempt from registration under the Securities Act, in each case for fair market value; provided that a Magma Equity Offering shall not include an issuance of Capital Stock of Magma to the Company or its Subsidiaries for fair market value.

     "Magma Note Recourse Assets" means the Company's inter-est in the Secured Magma Note and payments thereon.

     "Magma Refinancing Debt" means Debt issued in exchange for, or the proceeds of which are used to refinance (includ-ing to purchase), outstanding Securities or Debt of Magma Incurred pursuant to clauses (i), (iv), and (vii) of Section 1008(b) and Debt Incurred pursuant to Section 1008(a) in an amount (or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so exchanged or refi-nanced (plus accrued interest and all fees, premiums (in excess of the accreted value) and expenses related to such exchange or refinancing), for which purpose the amount so exchanged or refinanced shall be deemed to equal the lesser of (x) the principal amount of the Debt so exchanged or refinanced and (y) if the Debt being exchanged or refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such exchange or refinancing, provided that (A) such Debt shall be subordinated in right of payment to the Secu-rities and the Secured Magma Note at least to the same extent, if any, as the Debt so exchanged or refinanced is subordinated to the Securities and the Secured Magma Note,
(B) such Debt shall be Non-Recourse if the Debt so exchanged or refinanced is Non-Recourse, (C) the Average Life of the new Debt shall be equal to or greater than the Average Life of the Debt to be exchanged or refinanced and (D) the final Stated Maturity of the new Debt shall not be sooner than the earlier of the final Stated Maturity of the Debt to be ex-changed or refinanced or six months after the final Stated Maturity of the Securities, provided that if such new Debt refinances the Securities in part only, the final Stated Maturity of such new Debt must be at least six months after the final Stated Maturity of the Securities.

     "Moody's" means Moody's Investors Services, Inc.

     "Net Cash Proceeds" from an Asset Disposition means cash payments received (including any cash payments received by way of a payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposi-tion of any such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property disposed of in such Asset Disposition or re-ceived in any form other than cash) therefrom, in each case, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses of any kind (includ-ing consent and waiver fees and any applicable premiums, earn-out or working interest payments or payments in lieu or in termination thereof) incurred, (ii) all federal, state, provincial, foreign and local taxes and other governmental charges required to be accrued as a liability under GAAP (a) as a consequence of such Asset Disposition, (b) as a result of the repayment of any Debt in any jurisdiction other than the jurisdiction where the Property disposed of was located or (c) as a result of any repatriation of any proceeds of such Asset Disposition, (iii) a reasonable reserve for the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by Magma, any of its Restricted Subsid-iaries or any Eligible Joint Venture in connection with such Asset Disposition (but excluding any payments that by the terms of the indemnities shall not, under any circumstances, be made during the term of the Securities), (iv) all pay-ments made on any Debt that is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property, or that must by its terms or by applicable law or in order to obtain a required consent or waiver be repaid out of the proceeds from or in connection with such Asset Disposition, and (v) all distributions and other payments made to holders of Capital Stock of Restricted Subsidiaries or Eligible Joint Ventures (other than Magma or its Restricted Subsidiaries) as a result of such Asset Disposition.




     "Net Income" of any Person for any period means the net income (loss) of such Person for such period, determined in accordance with GAAP, except that extraordinary and non-recurring gains and losses as determined in accordance with GAAP shall be excluded.

     "Net Worth" of any Person means, as of any date, the aggregate of capital, surplus and retained earnings (includ-ing any cumulative currency translation adjustment) of such Person and its consolidated Subsidiaries as would be shown on a consolidated balance sheet of such Person and its consolidated Subsidiaries prepared as of such date in accor-dance with GAAP. When the "Person" referred to above is the Company or Magma, the foregoing references to "Subsidiaries" shall be deemed to refer to "Restricted Subsidiaries", in the case of Magma, and "Restricted Subsidiaries" as defined in the Indenture governing the 10 1/4% Senior Discount Securities due 2004 of the Company, in the case of the Company.

     "Non-Recourse", as applied to any Debt or any sale-leaseback, means any project financing that is or was In-curred with respect to the development, acquisition, design, engineering, procurement, construction, operation, owner-ship, servicing or management of one Permitted Facility (or two or more Permitted Facilities that are operated in the form of a single business and as one technological unit), provided that such financing is without recourse to Magma, any Restricted Subsidiary or any Eligible Joint Venture other than any Restricted Subsidiary or any Eligible Joint Venture that does not own any Property other than such Permitted Facility or a direct or indirect interest therein, provided further that such financing may be secured by a Lien on only (i) the Property that constitutes such Permit-ted Facility, (ii) the income from and proceeds of such Per-mitted Facility, (iii) the Capital Stock of the Restricted Subsidiary or Eligible Joint Venture that owns the Property that constitutes such Permitted Facility and (iv) the Capi-tal Stock of the Restricted Subsidiary or Eligible Joint Venture obligated with respect to such financing and of any Subsidiary or Joint Venture (that is a Restricted Subsidiary or an Eligible Joint Venture) of such Person that owns a direct or indirect interest in the Permitted Facility, and provided further that an increase in the amount of Debt with respect to a Permitted Facility pursuant to the financing provided pursuant to the terms of this definition (except for the first refinancing of Construction Financing) may not be Incurred to fund or enable the funding of any dividend or other distribution in respect of Capital Stock. The fact that a portion of financing with respect to a Permitted Facility is not Non-Recourse shall not prevent other por-tions of the financing with respect to such Permitted Facil-ity from constituting Non-Recourse Debt if the foregoing requirements of this definition are fulfilled with respect to such other portions. Notwithstanding anything in this definition to the contrary, (i) Non-Recourse Debt in respect of any Permitted Facility that uses thermal energy drawn from a single localized geothermal reservoir may be cross-collateralized with the Property, income, proceeds and Capital Stock in respect of any other Permitted Facility that uses thermal energy drawn from the same localized geo-thermal reservoir, (ii) Acquired Debt of a Person that was Incurred with respect to, and that is jointly secured by, two or more Permitted Facilities (all of which need not use thermal energy drawn from the same localized geothermal reservoir) (and other Property related to such Permitted Facilities) shall be deemed to be Non-Recourse if, upon such Person, becoming a Restricted Subsidiary or an Eligible Joint Venture, such Acquired Debt would fulfill the require-ments of the first sentence of this definition if such Permitted Facilities constituted a single Permitted Facility and (iii) for the purpose of this Indenture, (a) the Permit-ted Facilities that jointly secure a single Non-Recourse Debt pursuant to clause (i) of this sentence shall be deemed to be a single Permitted Facility and (b) the Permitted Facilities that jointly secure a single Acquired Debt shall be deemed to be a single Permitted Facility.

     "Obligations" means (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual payment and performance of all other obligations of the Company under this Indenture and the Securities.

     "Offer to Purchase" means, as appropriate, a Change of Control Offer pursuant to Section 1014 or an Excess Proceeds
Offer pursuant to Section 1016.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the President or any Vice President and by the Chief Financial Officer, the Trea-surer, an Assistant Treasurer, the Controller, the Assistant Controller, the Secretary or any Assistant Secretary of the



Company or Magma, as the case may be, and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in this Indenture if and to the extent required thereby.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or Magma or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in this Indenture, if and to the extent re-quired thereby.

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Inden-ture, except:

          (i)  Securities theretofore cancelled by the
     Trustee or delivered to the Trustee for cancellation;

          (ii) Securities that have come due or that are to be called for redemption, for whose payment or redemp-tion money in the necessary amount has been theretofore irrevocably deposited with the Trustee or any Paying Agent (other than the Company, a Subsidiary or Affili-ate of the Company) in trust for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for giving such notice within 10 days of such date of determination, satisfactory to the Trustee, has been made;

          (iii) Securities that have been paid pursuant to
     Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securi-ties in respect of which there shall have been present-ed to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

          (iv) Securities as to which Defeasance has been effected pursuant to Section 1202;

provided that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authoriza-tion, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate or Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direc-tion, notice, consent, waiver or other action, only Securi-ties which the Trustee actually knows to be so owned shall be so disregarded, Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Subsidiary of the Company or any Affiliate of the Company or of such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

     "Permitted Facility" means (i) an electric power or thermal energy generation or cogeneration facility or relat-ed facilities (including residual waste management and facilities that use thermal energy from a cogeneration facility), and its or their related electric power transmis-sion, fuel supply and fuel transportation facilities, to-gether with its or their related power supply, thermal energy and fuel contracts and other facilities, services or goods that are ancillary, incidental, necessary or reason-ably related to the marketing, development, construction, management, servicing, ownership or operation of the forego-ing, owned by a utility or otherwise, as well as other contractual arrangements with customers, suppliers and contractors or (ii) any infrastructure facilities related to
(A) the treatment of water for municipal and other uses, (B) the treatment and/or management of waste water, (C) the treatment, management and/or remediation of waste, pollution and/or potential pollutants and (D) any other process or environmental purpose.

     "Permitted Funding Company Loans" means (a) Debt of a
Restricted Subsidiary, all the Capital Stock of which is owned, directly or indirectly, by Magma and that
(x) does not own any direct or indirect interest in a Per-mitted Facility and (y) is not directly or indirectly obli-



gated on any Debt owed to any Person other than Magma, a Re-stricted Subsidiary or an Eligible Joint Venture (a "Funding Company"), owed to a Restricted Subsidiary or an Eligible Joint Venture that is not directly or indirectly obligated on any Debt owed to any Person other than Magma, a Restrict-ed Subsidiary or an Eligible Joint Venture (except to the extent that it has pledged the Capital Stock of its Subsid-iaries and Joint Ventures to secure Non-Recourse Debt) (a "Holding Company"), provided that such Debt (i) does not require that interest be paid in cash at any time sooner than six months after the final Stated Maturity of the Securities, (ii) does not require any payment of principal at any time sooner than six months after the final Stated Maturity of the Securities, (iii) is subordinated in right of payment to all other Debt of such Restricted Subsidiary other than Debt Incurred pursuant to clause (vii) of Section 1009(b), all of which shall be pari passu and (iv) is evi-denced by a subordinated note in the form attached to this Indenture as Exhibit A and that shall not contain or be governed by any contractual provisions other than those set forth in Exhibit A, and (b) Debt of a Holding Company to a Funding Company.

     "Permitted Investment" means any Investment that is made directly or indirectly by Magma and its Restricted Sub-sidiaries in (i) a Restricted Subsidiary or Eligible Joint Venture (excluding for the purpose of this clause (i) any Construction Financing) that, directly or indirectly, is or shall be engaged in the construction, development, acqui-sition, operation, servicing, ownership or management of a Permitted Facility or in any other Person as a result of which such other Person becomes such a Restricted Subsidiary or an Eligible Joint Venture, provided that at the time that any of the foregoing Investments is proposed to be made, no Event of Default or event that, after giving notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (ii) Construction Financing provided by Magma (A) to any of its Restricted Subsidiaries (other than an Eligible Joint Venture) up to 100% of the Construction Financing required by such Restricted Subsid-iary and (B) to any Eligible Joint Venture a portion of the Construction Financing required by such Eligible Joint Venture that does not exceed the ratio of the Capital Stock in such Eligible Joint Venture that is owned directly or indirectly by Magma to the total amount of the Capital Stock in such Eligible Joint Venture that is owned directly and indirectly by Magma and Kiewit together (provided that Magma may provide such Construction Financing to such Eligible Joint Venture only if Kiewit provides the balance of such Construction Financing or otherwise causes it to be provid-
ed), if, in either case, (x) the aggregate proceeds of all the Construction Financing provided is not more than 85% of the sum of the aggregate proceeds of all the Construction Financing and the aggregate owners' equity investment in such Restricted Subsidiary or such Eligible Joint Venture, as the case may be, (y) Magma receives a pledge or assign-ment of all the Capital Stock of such Restricted Subsidiary or such Eligible Joint Venture, as the case may be, that is owned by non-governmental Person (other than Magma, its Sub-sidiaries or the Eligible Joint Ventures) that is permitted to be pledged for such purpose under applicable law and (z) neither Magma nor Kiewit reduces its beneficial ownership in such Restricted Subsidiary or such Eligible Joint Venture, as the case may be, prior to the repayment in full of Magm-a's portion of the Construction Financing, (iii) any Cash Equivalents, (iv) prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compen-sation, performance and other similar deposits in the ordi-nary course of business consistent with past practice, (v) loans and advances to employees made in the ordinary course of business and consistent with past practice, (vi) Debt incurred pursuant to Currency Protection Agreements and Interest Rate Protection Agreements as otherwise permitted by this Indenture, (vii) bonds, notes, debentures or other debt securities and instruments received as a result of Asset Dispositions to the extent permitted by Section 1016 and Section 1022, (viii) any Lien permitted under Section 1012, and (ix) bank deposits and other Investments (to the extent they do not constitute Cash Equivalents) required by lenders in connection with any Non-Recourse Debt, provided that the President or the Chief Financial Officer of the Company determines in good faith, as evidenced by an Office-rs' Certificate, that such bank deposits or Investments are required to effect such financings and are not materially more restrictive, taken as a whole, than comparable require-ments in comparable financings in the applicable jurisdic-tion.

     "Permitted Joint Venture" means a Joint Venture (i) that is or shall be formed with respect to the construction, development, acquisition, servicing, ownership, operation or management of one or more Permitted Facilities and (ii) in which (A) Magma or (B) Magma and Kiewit, if Kiewit is so designated by the Board of Directors of the Company or Magma, together, directly or indirectly, own at least 70% of the Capital Stock therein (of which the Company must own at least half (in any event not less than 35% of the total out-standing Capital Stock)), provided that if applicable non-U.S. law restricts the amount of Capital Stock that Magma may own, Magma must own at least 70% of the amount of Capi-tal Stock that it may own pursuant to such law, which in any event must be not less than 35% of the total outstanding Capital Stock therein and (iii) in respect of which Magma alone or in combination with Kiewit, if Kiewit is so desig-nated by the Board of Directors of the Company or Magma, di-rectly or indirectly, (a) controls, by voting power, board or management committee membership, or through the provi-sions of any applicable partnership, shareholder or other similar agreement or under an operating, maintenance or management agreement or otherwise, the management and opera-tion of the Joint Venture or any Permitted Facilities of the Joint Venture or (b) otherwise has significant influence over the management or operation of the Joint Venture or any Permitted Facility of the Joint Venture in all material respects (significant influence includes, without limita-tion, the right to control or veto any material act or decision) in connection with such management or operation. Any Joint Venture that is a Permitted Joint Venture pursuant to this definition because of the ownership of Capital Stock therein by Kiewit shall cease to be a Permitted Joint Ven-ture if (x) Kiewit disposes of any securities issued by the Company and, as a result of such disposition, Kiewit becomes the beneficial owner (as such term is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of less than 25% of the outstanding shares of Voting Stock of the Company or (y)(I) as a result of any action other than a disposition of securities by Kiewit, Kiewit becomes the beneficial owner of less than 25% of the outstanding shares of Voting Stock of the Company and (II) thereafter Kiewit disposes of any securities issued by the Company as a result of which the beneficial ownership by Kiewit of the outstanding Voting Stock of the Company is further reduced, provided that thereafter such Joint Venture may become a Permitted Joint Venture if Kiewit becomes the beneficial owner of at least 25% of the outstanding shares of Voting Stock of the Company and the other conditions set forth in this definition are fulfilled.

     "Permitted Payments" means, with respect to Magma, any of its Restricted Subsidiaries or any Eligible Joint Ven-ture, (i) any dividend on shares of Capital Stock of Magma payable (or to the extent paid) solely in Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to purchase Capital Stock (other than Redeem-able Stock) of Magma and any distribution of Capital Stock (other than Redeemable Capital Stock) of Magma in respect of the exercise of any right to convert or exchange any instru-ment (whether Debt or equity and including Redeemable Capi-tal Stock) into Capital Stock (other than Redeemable Capital Stock) of Magma, (ii) the purchase or other acquisition or retirement for value of any shares of Magma's Capital Stock, or any option, warrant or other right to purchase shares of Magma's Capital Stock with additional shares of, or out of the proceeds of a substantially contemporaneous issuance of, Capital Stock other than Redeemable Stock, (iii) any defea-sance, redemption, purchase or other acquisition for value of any Debt that by its terms ranks subordinate in right of payment to the Securities or the Secured Magma Note with the proceeds from the issuance of (x) Debt that is subordinate to the Securities or the Secured Magma Note at least to the extent and in the manner as the Debt to be defeased, re-deemed, purchased or otherwise acquired is subordinate in right of payment to the Securities or the Secured Magma Note, provided that such subordinated Debt provides for no mandatory payments of principal by way of sinking fund, mandatory redemption or otherwise (including defeasance) by Magma (including, without limitation, at the option of the holder thereof other than an option given to a holder pursu-ant to a "change of control" or an "asset disposition" cove-nant that is no more favorable to the holders of such Debt than comparable covenants for the Debt being defeased, redeemed, purchased or acquired or, if none, Sections 1016 and Section 1014 and such Debt is not in an amount (net of any original issue discount) greater than, any Stated Matu-rity of the Debt being replaced and the proceeds of such subordinated Debt are utilized for such purpose within 45 days of issuance or (y) Capital Stock (other than Redeemable Stock), (iv) Restricted Payments in an amount not to exceed $50 million in the aggregate provided that no payment may be made pursuant to this clause (iv) if an Event of Default, or an event that, after giving notice or lapse of time or both, would become an Event of Default, has occurred and is con-tinuing, (v) any payment or Investment required by applica-ble law in order to conduct business operations in the ordi-nary course, (vi) a Permitted Investment, (vii) Investments in Unrestricted Subsidiaries and other Persons, other than the Company, that are not Restricted Subsidiaries or Eligi-ble Joint Ventures in an amount not to exceed $50 million in the aggregate, provided that no payment or Investment may be made pursuant to this clause (vii) to a Subsidiary or Eligi-ble Joint Venture of the Company unless such payment or Investment is used for the construction, development, acqui-



sition, servicing, ownership, operation or management of one or more Permitted Facilities, and provided further that no payment or Investment may be made pursuant to this clause
(vii) if an Event of Default, or an event that, after giving notice or lapse of time or both, would become an Event of Default, has occurred and is continuing and (viii) one or more dividends or other distributions to the Company of up to an aggregate amount of $50 million payable out of cash or Cash Equivalents held by Magma or its Subsidiaries on the Issue Date and paid by Magma to the Company within one year after the Issue Date. Notwithstanding the foregoing, the amount of Investments that may be made pursuant to clauses
(iv) or (vii), as the case may be, may be increased by the net reduction in Investments of the type made previously pursuant to clauses (iv) or (vii), as the case may be, that result from payments of interest on Debt, dividends, or repayment of loans or advances, the proceeds of the sale or disposition of the Investment or other return of the amount of the original Investment to Magma, its Restricted Subsid-iaries or the Eligible Joint Venture that made the original Investment from the Person in which such Investment was made or any distribution or payment of such Investment to the extent that such distribution or payment constituted either a Restricted Payment or a Permitted Payment, provided that
(x) the aggregate amount of such payments shall not exceed the amount of the original Investment by Magma, such Re-stricted Subsidiary or Eligible Joint Venture that reduced the amount available pursuant to clause (iv) or clause
(vii), as the case may be, for making Restricted Payments and (y) such payments may be added pursuant to this proviso only to the extent such payments are not included in the calculation of Adjusted Consolidated Net Income.

     "Permitted Working Capital Facilities" means one or more loan or credit agreements providing for the extension of credit to Magma for Magma's working capital purposes, which credit agreements shall be ranked pari passu with or subordinate to the Secured Magma Note in right of payment and may be secured or unsecured.

     "Person" means an individual, a corporation, a part-nership, an association, a trust or any other entity or organization, including a government or political subdivi-sion or an agency or instrumentality thereof.

     "Pledged Shares" means collectively, the Closing Date
Pledged Shares, Additional Pledged Shares and Magma Equity
Offering Pledged Shares.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) or preferred or preference stock of such Person that is outstanding or issued on or after the Issue Date.

     "Property" of any Person means all types of real, per-sonal, tangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

     "Purchase Date" means, as appropriate, the Change of Control Purchase Date under Section 1014 or the Excess Pro-ceeds Purchase Date under Section 1016.

     "Purchase Money Debt" means Debt representing, or In-curred to finance, the cost of acquiring any Property, pro-vided that (i) any Lien securing such Debt does not extend to or cover any other Property other than the Property being acquired and (ii) such Debt is incurred, and any Lien with respect thereto is granted, within 180 days of the acquisi-tion of such Property.

     "Rating Agencies" means (i) S&P and (ii) Moody's or
(iii) if S&P or Moody's or both do not make a rating of the Securities publicly available, a nationally recognized secu-rities rating agency or agencies, as the case may be, se-lected by the Company, which shall be substituted for S&P, Moody's or both, as the case may be.

     "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P, 1, 2 and 3 for Moody's or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, shall constitute a decrease of one gradation).

     "Rating Decline" means the occurrence of the following on, or within 90 days after, the earlier of (i) the occur-



rence of a Change of Control and (ii) the date of public notice of the occurrence of a Change of Control or of the public notice of the intention of the Company to effect a Change of Control (the "Rating Date") which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrading by any of the Rating Agencies): (a) in the event that the Securities are rated by either Rating Agency on the Rating Date as Investment Grade, the rating of the Securities by both such Rating Agencies shall be reduced below Investment Grade, or (b) in the event the Securities are rated below Investment Grade by both such Rating Agencies on the Rating Date, the rating of the Securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

     "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities or the Secured Magma Note, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Secu-rities or the Secured Magma Note or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Debt having a scheduled maturity prior to the Stated Maturity of the Securities or the Secured Magma Note, provided that any Capital Stock that would not consti-tute Redeemable Stock but for provisions thereof giving holders thereof the right to require the Company or Magma to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the Stated Maturity of the Securities or the Secured Magma Note shall not constitute Redeemable Stock if the "asset sale" or "change of control" provision applicable to such Capital Stock is no more favorable to the holders of such Capital Stock than the provisions contained in Sections 1014 and 1016 and such Capital Stock specifically provides that the Company or Magma shall not purchase or redeem any such Capital Stock pursuant to such covenants prior to the Compa-ny's purchase of Securities required to be purchased by the Company under Sections 1014 and 1016.

     "Redemption Date" when used with respect to any Securi-ty to be redeemed, means the date fixed for redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Secu-rity to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Reference Period" means the four most recently com-pleted fiscal quarters for which financial information is available preceding the date of a transaction giving rise to the need to make a financial calculation.

     "Regular Record Date", for the interest payable on any Interest Payment Date means the June [ ] or December [ ]
(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Payment" means (i) any dividend or other distribution on any shares of Magma's Capital Stock, provid-ed that a dividend or other distribution consisting of the Capital Stock of an Unrestricted Subsidiary shall not con-stitute a Restricted Payment except to the extent of the portion thereof that is equal to the portion of the total Investment in such Unrestricted Subsidiary that is repre-sented by the Investment that was made pursuant to clause
(vii) of the definition of "Permitted Payment," (ii) any payment on account of the purchase, redemption, retirement or acquisition for value of Magma's Capital Stock, (iii) any defeasance, redemption, purchase or other acquisition or retirement for value prior to the scheduled maturity of any Debt ranked subordinate in right of payment to the Securi-ties other than repayment of Debt of Magma to a Restricted Subsidiary or an Eligible Joint Venture, (iv) any Investment made in a Person (other than Magma or any Restricted Subsid-iary or any Eligible Joint Venture) and (v) designating a Restricted Subsidiary as an Unrestricted Subsidiary (the Re-stricted Payment made upon such a designation to be deter-



mined as the fair market value of the Capital Stock of such Restricted Subsidiary owned directly or indirectly by Magma at the time of the designation, but in no event less than the amount of the Investment made in such Restricted Subsid-iary directly or indirectly by Magma). Notwithstanding the foregoing, "Restricted Payment" shall not include (i) any Permitted Payment, except that any payment made pursuant to clauses (iv) and (v) of the definition of "Permitted Pay-ment" shall be counted in the calculation set forth in clause (iii) of Section 1010(a) and (ii) payments to Magma pursuant to the Secured Magma Note.

     "Restricted Subsidiary" means any Subsidiary of Magma that is not an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Corporation.

     "Secured Magma Note" means the secured note in the form attached hereto as Exhibit B.

     "Secured Magma Note Collateral" means, whether now owned or hereafter acquired, all shares of capital stock of the [Desert Valley Company and Imperial Magma] owned by Magma, together with all stock certificates, options or rights of any nature whatsoever which may be issued or granted by such Persons to Magma and all "proceeds" (as such term is defined in Section 9-306(1) of the Uniform Commer-cial Code from time to time in effect in the State of New
York) thereof.

     "Securities" means securities designated in the first paragraph of the "Recitals of the Company".

     "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

     "Senior Debt" means the principal of and interest on all Debt of the Company or Magma, as the case may be, wheth-er created, Incurred or assumed before, on or after the Issue Date (other than the Securities), provided that Senior Debt shall not include (i) Debt that, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, was without recourse to the Company or Magma, as the case may be, (ii) Debt of the Company or Magma, as the case may be, to any Affiliate and
(iii) any Debt of the Company or Magma, as the case may be, that, by the terms of the instrument creating or evidencing the same, is specifically designated as being junior in right of payment to the Securities or the Secured Magma Note or any other Debt of the Company or Magma, as the case may be.

     "Significant Equity Investment" means an investment in common stock, preferred stock or partnership interests which is more than $100,000 but shall expressly exclude any such equity interests acquired by any such entity solely in ex-change for services.

     "Significant Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-
02(w) of Regulation S-X under the Securities Act and the Exchange Act.

     "Special Record Date" for the payment of any Defaulted
Interest means a date fixed by the Trustee pursuant to Sec-tion 307.

     "Stated Maturity" means, with respect to any debt secu-rity or any installment of interest thereon, the date speci-fied in such debt security as the fixed date on which any principal of such debt security or any such installment of interest is due and payable.

     "Subsidiary" means, with respect to any Person includ-ing, without limitation, Magma and its Subsidiaries, (i) any corporation or other entity of which such Person owns, di-rectly or indirectly, a majority of the Capital Stock or other ownership interests and has ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, and (ii) with respect to Magma and, as appropriate, its Subsidiaries, any Permitted Joint Venture, provided that in respect of any Subsidiary that is not a Permitted Joint Venture, Magma must exercise control over such Subsidiary and its Property to the same extent as a Permitted Joint Venture.

     "Subsidiary Refinancing Debt" means Debt issued in ex-change for, or the proceeds of which are used to refinance (including to purchase), outstanding Debt of a Restricted Subsidiary or an Eligible Joint Venture, including, without limitation, Construction Financing, in an amount (or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so exchanged or refinanced (plus accrued interest or dividends and all fees, premiums (in excess of accreted value) and expenses related to such exchange or refinancing), for which purpose the amount so exchanged or refinanced shall not exceed, in the case of Debt, to the lesser of (x) the principal amount of the Debt so exchanged or refinanced and (y) if the Debt being exchanged or refi-nanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such exchange or refinancing, and, in the case of an equity investment made in lieu or as part of Construction Financing Debt, in an amount not to exceed the capital and surplus shown on the balance sheet of such Re-stricted Subsidiary or Eligible Joint Venture, provided that
(A) such Debt shall be Non-Recourse if the Debt so exchanged or refinanced is Non-Recourse and (B) the Average Life of the new Debt shall be equal to or greater than the Average Life of the Debt to be exchanged or refinanced, provided further that upon the first refinancing of any Construction Financing of a Restricted Subsidiary or an Eligible Joint Venture, (i) the amount of the Subsidiary Refinancing Debt issued in exchange for or to refinance such Construction Fi-nancing shall not be limited by this provision and (ii) the Subsidiary Refinancing Debt issued in exchange for or to refinance such Construction Financing shall not be subject to the provisions of the foregoing clause (B) of this provi-sion.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obli-gation to trade creditors Incurred, created, assumed or Guaranteed by such Person or any of its Subsidiaries or Joint Ventures arising in the ordinary course of business.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Unrestricted Subsidiary" means any Subsidiary of Magma that becomes an Unrestricted Subsidiary in accordance with the requirements set forth in the next sentence. Magma may designate any Restricted Subsidiary as an Unrestricted Sub-sidiary if (a) such designation is in compliance with Sec-tion 1010(a) and (b) after giving effect to such designa-tion, such Subsidiary does not own, directly or indirectly, a majority of the Capital Stock or the Voting Stock of any other Restricted Subsidiary unless such other Restricted Subsidiary is designated as an Unrestricted Subsidiary at the same time. Any such designation shall be effected by Magma filing with the Trustee an Officers' Certificate certifying that such designation complies with the require-ments of the immediately preceding sentence. No Debt or other obligation of an Unrestricted Subsidiary may be with recourse to Magma, any of its Restricted Subsidiaries, any Eligible Joint Venture or any of their respective Property. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if, (i) all the Debt of such Unrestricted Subsid-iary could be Incurred under Section 1009, and (ii) any por-tion of such Debt that could not be Incurred thereunder, could be Incurred by Magma under Section 1008(a).

     "U.S. Government Obligations" means securities that are
(i) direct obligations of the U.S. for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the U.S., the payment of which is unconditionally guaranteed as a full faith and credit obli-gation by the U.S., that, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Govern-ment Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Voting Stock"  means, with respect to any Person,



Capital Stock of any class or kind ordinarily having the power to vote for the election of directors (or persons fulfilling similar responsibilities) of such Person.

     (b)  Other definitions:

Defined Term                       Defined in Section
Act                                     104
Available Restricted Payment Amount     1010
Change of Control Offer                 1014(b)
Change of Control Purchase Date         1014(b)
Collateral                              1301(b)
Covenant Defeasance                     1203
Default Amount                          502
Defaulted Interest                      307
Defeasance                              1202
Event of Default                        501
Excess Proceeds                         1016(a)
Excess Proceeds Offer                   1016(a)
Excess Proceeds Purchase Date           1016(e)
Ineligible Investment                   1022
Magma Equity Offering Pledged Shares    1013
Magma Equity Offering Purchaser         1013
Notice of Default                       501(5)
Pledge Agreement                        1304(a)
Record Expiration Date                  104
Restricted Payment Recourse Amount      1010
Security Register                       305
Security Registrar                      305
Surviving Entity                        801
10% Limit                               1022

Section 102.  Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Coun-sel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other re-quirement set forth in this Indenture.

          Every certificate or opinion with respect to com-pliance with a condition or covenant provided for in this Indenture shall include

     (1) a statement that each individual signing such certificate or opinion has read such covenant or condi-tion and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the state-ments or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual, he has made such examination or investi-gation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.  Form of Documents Delivered to Trustee.

     If several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other mat-ters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or repre-sentations with respect to the matters upon which his cer-tificate or opinion is based are erroneous. Any such cer-tificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representa-tions with respect to such matters are erroneous.

     If any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Inden-ture, they may, but need not, be consolidated and form one instrument.

Section 104.  Acts of Holders; Record Dates.

     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embod-ied in and evidenced by one or more instruments of substan-tially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, if it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instru-ment or instruments. Proof of execution of any such instru-ment or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowl-edgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. If such execution is by a signer acting in a capacity other than his individual capacity, such certifi-cate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

     The ownership of Securities shall be proved by the Security Register.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Hold-ers of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any no-tice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant actions whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requi-site principal amount of Outstanding Securities on such record date; and provided further that for the purpose of determining whether Holders of the requisite principal amount of such Securities have taken such action, no Securi-ty shall be deemed to have been Outstanding on such record date unless it is also Outstanding on the date such action is to become effective. Nothing in this paragraph shall prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previ-ously set shall automatically and with no action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Out-standing Securities on the date such action is taken. Promptly after any record date is set pursuant to this para-graph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Record Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective here-under unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date; and provided further that for the purpose of determining whether Holders of the requisite principal amount of such Securities have taken such action, no Security shall be deemed to have been Outstanding on such record date unless it is also Outstand-ing on the date such action is to become effective. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the mat-ter(s) to be submitted for potential action by Holders and the applicable Record Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 106.

     With respect to any record date set pursuant to this
Section 104, the party hereto that sets such record date may designate any day as the "Record Expiration Date" and from time to time may change the Record Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Record Expira-tion Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in
Section 106, on or before the existing Record Expiration Date. If a Record Expiration Date is not designated with respect to any record date set pursuant to this Section 104, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Record Expiration Date with respect thereto, subject to its right to change the Record Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Record Expiration Date shall be later than the 180th day after the applicable record date.

     Without limiting the foregoing, a Holder entitled here-under to take any action hereunder with regard to any par-ticular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 105.  Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed, first-class post-age prepaid, to or with the Trustee at its Corporate Trust
Office, Attention: Corporate Trust Trustee Administration, or

     (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first para-graph of this Indenture, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.

Section   Notice to Holders; Waiver.

     When this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Neither the failure to mail or give such notice as otherwise provided herein, nor any defect in any notice so mailed or given to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. When this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be imprac-ticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 107.  Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108.  Effect of Headings and Table of Contents.

     The Article and Section headings herein, the Cross-
Reference Table and the Table of Contents are for conve-nience only and shall not affect the construction hereof.

Section 109.  Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110.  Separability Clause.

     In case any provision in this Indenture or in the Secu-rities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 111.  Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture. This Indenture may not be used to interpret another indenture, loan agreement or debt agreement (other than the Secured Magma Note and ancillary documents thereto) of the Company or any of its Subsidiaries. No such other indenture or loan or debt agreement may be utilized to interpret this Indenture.

Section 112.   Governing Law.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEED-ING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RE-SPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURIS-DICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVE-NIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE SECURITIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PRO-CEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 113.  Legal Holidays.

     If any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Busi-ness Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or prin-cipal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day with the same force and effect (including with respect to the accrual of interest) as if made on the Interest Payment Date, Re-demption Date or Purchase Date, or at the Stated Maturity.

Section 114.   Duplicate Originals.

     All parties may sign any number of copies or counter-parts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall repre-sent the same agreement.


                         ARTICLE TWO

                       Security Forms

Section 201.  Forms Generally.

     The Securities and the Trustee's certificates of au-thentication shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omis-sions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consis-tently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

     The definitive Securities shall be printed, lithograp-hed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities ex-change on which the Securities may be listed, all as deter-mined by the officers executing such Securities, as evi-denced by their execution of such Securities.

Section 202.  Form of Face of Security.

     [If the Security is a permanent Global Security, insert a legend relating to limitations on the transferability of the permanent Global Security in such form as may be re-quired by the Depositary and in accordance with this Inden-ture.]

               CALIFORNIA ENERGY COMPANY, INC.
       % Limited Recourse Senior Secured Notes due 2003.

No. _________                                 $
                                      CUSIP No.

     California Energy Company, Inc., a corporation duly organized and existing under the laws of the State of Dela-ware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ________- _________, or registered assigns, the principal sum of
___________________ Dollars on [      ], 2003 and to pay
interest thereon from [          ], 1995 or from the most
recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June [ ], and Decem-ber [ ], in each year, commencing December [ ], 1995 at the rate of [ ]% per annum, until the principal hereof is paid or duly provided for, provided that any principal and premium, if any, and any such installment of interest, that is overdue shall bear interest at the rate of [ ]% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Pay-ment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of busi-ness on the Regular Record Date for such interest, which
shall be the [      ] or [      ] (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of busi-ness on a Special Record Date for the payment of such de-faulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securi-ties may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Inden-ture.

     Payment of the principal of (and premium, if any) and any interest on this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at such addi-



tional offices or agencies as the Company from time to time may designate for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, pro-vided that payment of the principal of (and premium, if any, on) this Security shall be made only upon presentation and surrender hereof at any such office or agency and, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instru-ment to be duly executed under its corporate seal.

                         CALIFORNIA ENERGY COMPANY, INC.

[Seal]

                            By:
                                ------------------------------
                                 Title:
Attest:


- -----------------------------
Title:


Section 203.  Form of Reverse of Security.

     This Security is one of a duly authorized issue of Securities of the Company designated as its [ ]% Limited Recourse Senior Secured Notes due 2003 (herein called the "Securities"), limited in aggregate principal amount of $200,000,000, issued and to be issued under an Indenture,
dated as of [       ], 1995 (herein called the "Indenture",
which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respec-tive rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Securities are limited recourse senior secured obligations of the Company which are secured by a pledge of the Collateral. The security interest in the Collateral granted by the Company or the Magma Equity Holders, if any, is a first priority security interest and is for the benefit of the Holders of the Securities. The Holders of the Secu-rities have no recourse to any assets of the Company, other than the Collateral, the Magma Note Recourse Assets and general assets of the Company in an amount equal to the Re-stricted Payment Recourse Amount.

     The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time
on or after [        ], 2000 and prior to maturity, as a
whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period
commencing on or after [        ] of the years indicated,

                                              Redemption
          Year                                   Price
          2000. . . . . . . . . . . . . . .  [        ]%
          2001. . . . . . . . . . . . . . .  [        ]%
          2002 and thereafter . . . . . . .  [        ]%

together in the case of any such redemption with accrued interest, if any, to the Redemption Date, but interest in-stallments whose Stated Maturity is on or prior to such Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, of record at the close of business on the relevant Record Dates re-ferred to on the face hereof, all as provided in the Inden-ture.

     Notwithstanding the foregoing, at any time, or from



time to time, on or prior to [     ], 1998, the Company may,
at its option, use all or a portion of the net cash proceeds of one or more Company Equity Offerings, within 90 days of such offering, to redeem up to an aggregate of 35% of the principal amount of the Securities originally issued (taken together with any Securities redeemed pursuant to a Magma Equity Offering), at a Redemption Price equal to [ ]% of the principal amount thereof plus accrued interest to the redemption date, provided that immediately following such redemption, at least $130 million principal amount of Secu-rities remain outstanding.

     In the event of a Magma Equity Offering, the Company shall within 60 days of such offering use all of the net cash proceeds therefrom to redeem up to an aggregate of 35% of the principal amount of the Securities originally issued
(taken together with any Securities redeemed pursuant to a Company Equity Offering), at a Redemption Price equal to
[ ]% of the principal amount thereof plus accrued interest to the redemption date, provided that immediately following such redemption, at least $130 million principal amount of Securities remain outstanding.

     The Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

     The Securities do not have the benefit of any sinking fund obligations.

     Upon the occurrence of a Change of Control, the Company shall be required to make an Offer to Purchase all or a specified portion of the Securities at a Purchase Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to such Purchase Date. If Magma, any of its Restricted Subsidiaries or any Eligible Joint Ventures consummate an Asset Disposition, under cer-tain circumstances, the Company shall be required to make an Offer to Purchase up to all or a specified portion of the Securities at a Purchase Price in cash equal to 100% of the principal amount thereof on any Purchase Date plus accrued and unpaid interest, if any, to such Purchase Date, in an amount equal to any Net Cash Proceeds from such an Asset Disposition that are not used to reinvest in the business of Magma, any of its Restricted Subsidiaries or any Eligible Joint Venture and/or repay in a permanent reduction of Debt of Magma, any of its Restricted Subsidiaries or any Eligible Joint Venture. Holders of Securities shall receive notice of any such Offer to Purchase from the Company prior to the related Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing on the reverse side of the Security.

     In the event of redemption, or purchase pursuant to an Offer to Purchase, of this Security in part only, a new
Security or Securities for the portion hereof not redeemed or purchased shall be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for defeasance at any time of the entire Debt of this Security or certain restric-tive covenants and Events of Default with respect to this Security, including, without limitation, covenants relating to Offers to Purchase, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default shall occur and be continuing, there may be declared due and payable the Default Amount of the Securities, in the manner and with the effect provided in the Indenture. The Default Amount in respect of this Security as of any particular date shall equal 100% of the principal amount of this Security plus accrued and unpaid interest, if any, to such date.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. In addition, without the consent of any Holder of a Security, the Indenture and the Securities may be amended and supplemented to cure any ambiguity or inconsistency, make other changes that shall not adversely affect the rights of the Holders or certain other matters specified in the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registra-



tion of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Inden-ture or for the appointment of a receiver, or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reason-able indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceed-ing for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to cer-tain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforce-ment of any payment of principal hereof or any premium or interest hereon on or after the respective due dates ex-pressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Security required to be made pursuant to an Offer to Pur-chase, on or after the Purchase Date).

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and uncon-ditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place, manner and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, (which initially shall be the principal corpo-rate trust office of the Trustee), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly autho-rized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated trans-feree or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Secu-rities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registra-tion of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other gov-ernmental charge payable in connection therewith.

     A director, officer, employee, stockholder or incor-porator of the Company shall not have any liability for any obligations of the Company under this Security or the Inden-ture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Security waives and releases all such liabil-ity. Such waiver and release are part of the consideration for the issuance of this Security.

     Prior to due presentment of this Security for regis-tration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and nei-ther the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Interest on this Security shall be computed on the basis of a 360-day year of 12 30-day months.

     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed under the laws of the State of New York, without regard to princi-ples of conflicts of law.



ASSIGNMENT FORM

     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


- -------------------------------------------------------------
        (Insert assignee's soc. sec. or tax I.D. no.)

- -------------------------------------------------------------

- -------------------------------------------------------------

- -------------------------------------------------------------

- -------------------------------------------------------------
    (Print or type assignee's name, address and zip code)

and irrevocably appoint -------------------------------------
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.



Dated:              Your Signature: --------------------------
                         (sign exactly as name appears on
                         the other side of this Security)

Signature Guarantee: -----------------------------------------
                    (Signature must be guaranteed by a fi-
                    nancial institution that is a member of
                    the Securities Transfer Agent Medallion
                    Program ("STAMP"), the Stock Exchange
                    Medallion Program ("SEMP"), the New York
                    Stock Exchange, Inc. Medallion Signature
                    Program ("MSP") or such other signature
                    guarantee program as may be determined
                    by the Security Registrar in addition
                    to, or in substitution for, STAMP, SEMP
                    or MSP, all in accordance with the Secu-rities Exchange Act of 1934, as amend-ed.)



OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 1014 or 1016 of the Indenture, check the box: [ ]

     If you want to elect to have only a part of the princi-pal amount at Stated Maturity of this Security purchased by the Company pursuant to Section 1014 or 1016 of the Inden-ture, state the portion of such amount: $________
          Dated:


          Your Signature: ---------------------------------
                          (sign exactly as name appears
                           on the other side of this
                           Security)


Signature Guarantee: --------------------------------------
                    (Signature must be guaranteed by a fi-
                    nancial institution that is a member of
                    the Securities Transfer Agent Medallion
                    Program ("STAMP"), the Stock Exchange
                    Medallion Program ("SEMP"), the New York
                    Stock Exchange, Inc. Medallion Signature
                    Program ("MSP") or such other signature
                    guarantee program as may be determined
                    by the Security Registrar in addition
                    to, or in substitution for, STAMP, SEMP
                    or MSP, all in accordance with the Secu-rities Exchange Act of 1934, as amend-ed.)

Section 204.  Form of Trustee's Certificate of Authentication.

Dated:

     This is one of the Securities referred to in the within-mentioned Indenture.


                                     THE BANK OF NEW YORK,
                                                As Trustee


                         By _______________________________
                            Authorized Signatory



                      ARTICLE THREE

                     The Securities

Section 301.  Title and Terms.

     The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to $200,000,000, except for Securities authen-ticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1108 or in connection with an Offer to Purchase pursuant to Section
1014 or 1016.

     The Securities shall be known and designated as the
"[  ]% Limited Recourse Senior Secured Notes due 2003" of
the Company.  Their Stated Maturity shall be [       ],
2003 and they shall bear interest at the rate of [  ]%
per annum, from [       ], 1995 or from the most recent
Interest Payment Date to which interest has been paid or
duly provided for, as the case may be, payable semi-
annually on [          ] and [          ], commencing
[          ], 1995 until the principal thereof is paid or
made available for payment.

     The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, The
City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided that (except as may be provided in any representation letter or agreement with a "clearing" agency registered under the Exchange Act), payment of the principal of (and premium, if any, on) the Securities shall be made only upon presentation and surrender there-of at any such office or agency and at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Section 302.  Denominations.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 303.   Execution, Authentication, Delivery and
               Dating.

     The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signa-tures of individuals who were at any time the proper officers of the Company shall bind the Company, notwith-standing that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execu-tion and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securi-ties as in this Indenture provided and not otherwise.

     Each Security shall be dated the date of its authen-tication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 304.  Temporary Securities.

     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for deliv-ery, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers exe-cuting such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive
Securities, the temporary Securities shall be exchange-able for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002 without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like prin-cipal amount of definitive Securities of authorized denominations and of a like tenor. Until so exchanged, the temporary Securities shall in all respects be enti-tled to the same benefits under this Indenture as defini-tive Securities.

Section 305.   Registration, Registration of Transfer and
               Exchange.

     The Company shall cause to be kept at the Corporate
Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security
Register") in which, subject to such reasonable regula-tions as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Secu-rities. The Trustee is hereby appointed "Security Regis-trar" for the purpose of registering Securities and transfers of Securities as herein provided.

     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the desig-nated transferee or transferees, one or more new Securi-ties of any authorized denominations and of a like aggre-gate principal amount and tenor.

     At the option of the Holder, Securities may be ex-changed for other Securities of any authorized denomi-nations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities that the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for regis-tration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section
304, 906 or 1108 or in accordance with any Offer to Purchase pursuant to Section 1014 or 1016, and in any such case not involving any transfer.

     Neither the Trustee, the Security Registrar nor the Company shall be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securi-ties selected for redemption under Section 1104 and ending at the close of business on the day of such mail-ing or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 306.   Mutilated, Destroyed, Lost and Stolen
               Securities.

     If any mutilated Security is surrendered to the



Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously out-standing.

     If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the de-struction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and princi-pal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this
Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section
306 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307. Payment of Interest; Interest Rights Pre-served.

     Interest on any Security that is payable and is punctually paid or duly provided for on any Interest
Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record
Date for such interest.

     Any interest on any Security that is payable but is not punctually paid or duly provided for on any Interest
Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the rele-vant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special
Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Compa-ny shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. Thereupon the Trustee shall fix a Spe-cial Record Date for the payment of such Defaulted Inter-est that shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promp-tly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted
Interest and the Special Record Date therefor to be given to each Holder in the manner specified in Section 106 not less than 10 days prior to such Special Record Date.
Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the



Persons in whose names the Securities (or their respec-tive Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

     (b)  The Company may make payment of any Defaulted
Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon regis-tration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.  Persons Deemed Owners.

     Prior to due presentment of a Security for registra-tion of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sec-tion 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 309.  Cancellation.

     All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase pursuant to Section 1014 or 1016 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be prompt-ly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 309, except as expressly per-mitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order; provided that the Trustee shall not be re-quired to destroy cancelled Securities.

Section 310.  Computation of Interest.

     Interest on the Securities shall be computed on the basis of a 360-day year of 12 30-day months.

Section 311.  CUSIP Numbers.

     The Company in issuing the Securities may use "CUS-
IP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption or repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.

Section 312.  Global Securities.

     (a)  The Company designates The Depository Trust
Company as the initial Depositary hereunder. The Company shall execute and the Trustee shall, in accordance with this Article Three, authenticate, one or more Global
Securities that (i) shall represent, and shall be denomi-nated in an amount equal to, the aggregate principal amount of all of the Securities to be represented by such Global Securities to be issued hereunder, (ii) shall be registered in the name of the Depositary for such Global
Security or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions, (iv) shall be substantially in the form of Security specified pursuant to Article Two, with such changes therein as may be necessary to reflect that each Global Security is a global security, and (v) shall bear a legend substantially to the following effect: "This
Security is issued in global form and registered in the name of the Depositary or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form in accordance with the terms hereof and of the Indenture referred to on the reverse hereof, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of the Deposi-tary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of the Depositary or its nomi-nee and any payment is made to the Depositary or its nominee, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof has an interest herein."

     (b)  Notwithstanding any other provisions of this
Section 312 or of Section 305, unless and until a Global
Security is exchanged in whole or in part for Securities in definitive form, a Global Security may be transferred, in whole, but not in part, and in the manner provided in this Section 312, only by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor
Depositary selected or approved by the Company or to a nominee of such successor Depositary or in the manner specified in Section 312(c).

     (c) If at any time the Depositary for the Securi-ties represented by one or more Global Securities noti-fies the Company that it is unwilling or unable to con-tinue as Depositary of the Securities or if at any time the Depositary shall no longer be eligible as provided in the second sentence of the definition of "Depositary" and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery, Securities in definitive form without coupons, in autho-rized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security or Securities then outstanding in exchange for such Global
Security or Securities, and this Section 312 shall no longer be applicable to the Securities. In addition, the Company may at any time and in its sole discretion deter-mine that the Securities shall no longer be represented by Global Securities. In such event the Company shall promptly execute, and the Trustee, upon receipt of a Company Order evidencing such determination by the Compa-ny, shall promptly authenticate and make available for delivery, Securities in definitive form without coupons, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Global Secu-rity or Securities then outstanding in exchange for such Global Security or Securities and this Section 312 shall no longer be applicable to the Securities. Upon the ex-change of the Global Securities for such Securities in definitive form without coupons, in authorized denomina-tions, such Global Securities shall be cancelled by the Trustee. Such Securities in definitive form issued in exchange for the Global Securities pursuant to this
Section 312(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make such Securities available for delivery to the Persons in whose names such Securities are so registered.

     (d) Notwithstanding any other provision hereof to the contrary, so long as the Securities outstanding are represented by one or more Global Securities, the Company shall pay or cause to be paid the principal of, and interest on, such Global Securities to the Depositary or its nominee of the holder by wire transfer of immediately available funds on the date such payments are due.

                      ARTICLE FOUR

               Satisfaction and Discharge

Section 401.  Satisfaction and Discharge of Indenture.

     (a) Subject to clause (b) of this Section 401, this Indenture shall cease to be of further effect and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfac-tion and discharge of this Indenture, when

          (i)  no Securities remain Outstanding;

          (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and




          (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Inden-ture have been complied with.

     (b) If within 123 days prior to the date that no Securities shall remain Outstanding, the Company has redeemed or repurchased any Securities, then this Inden-ture shall cease to be of further effect following the 123rd day after the latest Redemption Date or Repurchase
Date; provided, however, that the conditions set forth in
Section 104(a)(i)-(iii) have been satisfied.

     (c) Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, (i) the obligations of the Company to the Trustee under Sections
607 and 1311, (ii) the obligations of the Company to any Authenticating Agent under Section 614 and (iii) if the
Company shall have effected a Defeasance pursuant to Article Twelve, the provisions hereof specified in Sec-tion 1202 shall survive until otherwise terminated or discharged hereunder.


                      ARTICLE FIVE

                        Remedies

Section 501.  Events of Default.

     "Event of Default", whenever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursu-ant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or gov-ernmental body):

     (a) default in the payment of the principal of (or premium, if any, on) any Security at its maturity (wheth-er at final Stated Maturity or upon repurchase, accelera-tion, redemption or otherwise); or

     (b) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

     (c) (i) default in the purchase of Securities, on the applicable Purchase Date, required to be purchased by the Company pursuant to an Offer to Purchase under Sec-tion 1014 or Section 1016 as to which an offer has been mailed to Holders or the failure to make such offer as required hereunder, (ii) failure of the Company to comply with Article Thirteen other than a failure that would not have an adverse effect on the Holders of the Securities or (iii) failure of the Trustee to have a perfected security interest in the Collateral other than a failure to have a perfected security interest in non-material
Collateral of a Magma Equity Offering Purchaser which failure would not have a material adverse effect on the interest of the Holders of the Securities;

     (d) default in the performance, or breach, of any covenant, representation, agreement or warranty of the Company in this Indenture and the Securities (or of any Magma Equity Holder in a Pledge Agreement, as a result of any action or inaction by the Company or any of its Subsidiaries) (other than a covenant, representation, agreement or warranty a default in whose performance or whose breach is elsewhere in this Section 501 specifical-ly dealt with), and continuance of such default or breach for a period of 30 days after there has been given to the Company (and the defaulting Magma Equity Holder in the case of a default under a Pledge Agreement) by the Trust-ee or to the Company and the Trustee (and the defaulting
Magma Equity Holder in the case of a default under a Pledge Agreement, as a result of any action or inaction by the Company or any of its Subsidiaries) by the Holders of at least 25% in principal amount of the Outstanding
Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder (and under the Pledge Agreement in the case of a default under a Pledge Agreement); or

     (e) a default or defaults under any bond, deben-ture, note or other evidence of Debt by the Company or Magma or any of their Significant Subsidiaries (or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evi-denced any Debt by the Company or Magma or any of their Significant Subsidiaries) (other than Non-Recourse Debt of such Significant Subsidiaries) if either (i) such default results from failure to pay principal of such Debt in excess of $25 million when due after any applica-



ble grace period or (ii) as a result of such default, the maturity of such Debt has been accelerated prior to its scheduled maturity and such default has not been cured within the applicable grace period, and such acceleration has not been rescinded, and the principal amount of such Debt, together with the principal amount of any other
Debt of the Company and Magma and their Significant Sub-sidiaries (not including Non-Recourse Debt of such Sig-nificant Subsidiaries) that is in default as to prin-cipal, or the maturity of which has been accelerated, aggregates $25 million or more; or

     (f) the entry by a court of one or more judgments or orders against the Company or Magma or any of their Significant Subsidiaries for the payment of money that in aggregate exceeds $25 million (excluding the amount thereof covered by insurance or by a bond written by a Person other than an Affiliate of the Company), which judgments or orders have not been vacated, discharged or satisfied or stayed pending appeal within 60 days from the entry thereof, provided that such a judgment or order shall not be an Event of Default if such judgment or order does not require any payment by the Company or Magma or any of their Significant Subsidiaries, except to the extent that such judgment is only against Property that secures Non-Recourse Debt that is otherwise permit-ted under this Indenture, and Magma could, at the expira-tion of the applicable 60 day period, after giving effect to such judgement or order and the consequences thereof, Incur at least $1 of Debt under the provisions described in Section 1008(a); or

     (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or Magma or any of their Significant Sub-sidiaries in an involuntary case or proceeding under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bank-ruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or Magma or any of their Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorgani-zation, arrangement, adjustment or composition of or in respect of the Company or Magma or any of their Signifi-cant Subsidiaries under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable
Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liq-uidator, assignee, trustee, sequestrator or other similar official of the Company or Magma or any of their Signifi-cant Subsidiaries or of any substantial part of the Prop-erty or assets of the Company or Magma or any of their Significant Subsidiaries, or ordering the winding up or liquidation of the affairs of the Company or Magma or any of their Significant Subsidiaries, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     (h) (i) the commencement by the Company or Magma or any of their Significant Subsidiaries of a voluntary case or proceeding under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Feder-al, state, or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company or Magma or any of their Significant Sub-sidiaries to the entry of a decree or order for relief in respect of the Company or Magma or any of their Signif-icant Subsidiaries in an involuntary case or proceeding under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or Magma or any of their Significant Subsidiaries, or (iii) the filing by the Company or Magma or any of their Significant Sub-sidiaries of a petition or answer or consent seeking reorganization or relief under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insol-vency or other similar law, or (iv) the consent by the Company or Magma or any of their Significant Subsidiaries to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquida-tor, assignee, trustee, sequestrator or similar official of the Company or Magma or any of their Significant Sub-sidiaries or of any substantial part of the Property or assets of the Company or Magma or any of their Signifi-cant Subsidiaries, or the making by the Company or Magma or any of their Significant Subsidiaries of an assignment for the benefit of creditors, or (v) the admission by the Company or Magma or any of their Significant Subsidiaries in writing of its inability to pay its debts generally as they become due, or (vi) the taking of corporate action by the Company or Magma or any of their Significant Sub-



sidiaries in furtherance of any such action.

Section 502.   Acceleration of Maturity; Rescission and
               Annulment.

     If an Event of Default (other than an Event of Default specified in Section 501(g) or (h)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the Default Amount of all the Securities to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Default Amount shall become immediately due and payable.
If an Event of Default specified in Section 501(g) or (h) occurs, the Default Amount of the Securities then Out-standing shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in principal amount of the Outstanding Securi-ties, by written notice to the Company and the Trustee, may rescind and annul such declaration and its conse-quences if

     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

          (i)  all overdue interest on all Securities
(without duplication of any amount thereof paid or de-posited pursuant to clause (ii) or (iii) below),

          (ii) the Default Amount of (and premium, if any, on) any Securities that have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on any Pur-chase Date pursuant to an Offer to Purchase made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Securities (without duplication of any amount thereof paid or deposited pursuant to clause (i) above or clause
(iii) below),

          (iii) to the extent that payment of such inter-est is lawful, interest upon overdue interest at the rate provided by the Securities (without duplication of any amount thereof paid or deposited pursuant to clause (i) or (ii) above), and

          (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

     (b) all Events of Default have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.   Collection of Indebtedness and Suits for
               Enforcement by Trustee.

     The Company covenants that if

     (a) default is made in the payment of any interest on any Security when such interest becomes due and pay-able and such default continues for a period of 30 days, or

     (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the final
Stated Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date there-of,

the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (premiums, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (premium, if any) and interest, and on any overdue interest, at the rate provided by the Securities, and, in addition there-to, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.




     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Securities, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504.   Trustee May File Proofs of Claim.

     In case of any judicial proceeding relative to the Company (or a Magma Equity Holder or any other obligor upon the Securities), its Property or assets or its creditors, the Trustee (irrespective of whether the principal (premium, if any) or interest of the Securities then shall be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee has made any demand on the Company for the pay-ment of overdue principal (premium, if any) or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to file such proofs of claim and other papers or documents and to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee (including any claim for reasonable compensation, expenses, disburse-ments and advances of the Trustee, its agents or counsel) allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodi-an, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607. To the extent that payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any amounts due the Trustee under Section
607 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien and shall be paid out of any and all distributions, dividends, money, securities and other properties that the Holders of the Securities may be entitled to receive in such proceedings whether in liqui-dation or under any plan of reorganization or arrangement or otherwise.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar offi-cial and be a member of a creditors or other similar committee.

Section 505. Trustee May Enforce Claims Without Posses-sion of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trust-ee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judg-ment has been recovered.

Section 506.  Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal
(or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:    To the payment of all amounts due the
Trustee under Section 607; and

          SECOND:   To the payment of the amounts then
due and unpaid on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securi-ties in respect of principal (and premium, if any) and interest; and

          THIRD:    To whosoever may be lawfully entitled
thereto, the remainder, if any.

Section 507.  Limitation on Suits.

     No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

     (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more
Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 508.   Unconditional Right of Holders to Receive
               Principal, Premium and Interest.

     Notwithstanding any other provision in this Inden-ture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive full payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security
(or, in the case of redemption on the Redemption Date or in the case of an Offer to Purchase made by the Company and accepted as to such Security, on the Purchase Date) in accordance with the terms of this Indenture and the Securities and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509.  Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any pro-ceeding to enforce any right or remedy under this Inden-ture and such proceeding has been discontinued or aban-doned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be re-stored severally and respectively to their former posi-tions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.  Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the



replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereun-der or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropri-ate right or remedy.

Section 511.  Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of De-fault or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.  Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

     (a) such direction shall not be in conflict with any rule of law or with this Indenture, and

     (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 513.  Waiver Of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

     (a) in the payment of the principal of (or premium, if any) or interest on any Security (including any Secu-rity that is required to have been purchased pursuant to an Offer to Purchase that has been made by the Company), or

     (b) in respect of a covenant or provision hereof that under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding
Security affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subse-quent or other default or impair any right consequent thereon.

Section 514.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party liti-gant, in the manner and to the extent provided in the Trust Indenture Act.

Section 515.  Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                       ARTICLE SIX

                       The Trustee




Section 601.  Certain Duties and Responsibilities.

     (a) The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

     (b) Except during the continuance of an Event of Default,

          (i)  the Trustee undertakes to perform such
duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obliga-tions shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Inden-ture; but in the case of any such certificates or opin-ions that by any provision hereof are specifically re-quired to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not confirm the accuracy of any calculations contained therein.

     (c) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (d) No provision of this Indenture shall be con-strued to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (i) this subsection (d) shall not be construed to limit the effect of subsections (b) or (c) of this
Section 601;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible
Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with re-spect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Hold-ers of a majority in principal amount of the Outstanding
Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (iv) no provision of this Indenture shall re-quire the Trustee to expend or risk its own funds or otherwise incur any financial liability in the perfor-mance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reason-able grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 602.  Notice of Defaults; Notice of Acceleration.

     Within 90 days after the occurrence of any Default or Event of Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default or Event of Default known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provid-ed that, except in the case of a default in any payment of the principal of (or premium, if any) or interest on any Security and any payment required in connection with a Change of Control or an Asset Disposition, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withhold-ing of such notice is in the interest of the Holders; and provided further that in the case of any Default or Event of Default of the character specified in Section 501(e), no such notice to Holders shall be given until at least
30 days after the occurrence thereof.

Section 603.  Certain Rights of Trustee.

     Subject to the provisions of Section 601:




     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, deben-ture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, order, demand or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be suffi-ciently evidenced by a Board Resolution;

     (c) whenever in the administration of this Inden-ture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers'
Certificate;

     (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such re-quest or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investi-gation, it shall be entitled (subject to reasonable confidentiality arrangements as may be proposed by the Company) to examine the books, records and premises of the Company, personally or by agent or attorneys;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

     (h) the Trustee shall not be liable for any action taken, suffered or omitted by it and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

Section 604. Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.
The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.
The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605.  May Hold Securities.

     The Trustee, any Authenticating Agent, any Paying
Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trust-ee, Authenticating Agent, Paying Agent, Security Regis-trar or such other agent.

Section 606.  Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.




Section 607.  Compensation and Reimbursement.

     The Company agrees

          (a)  to pay to the Trustee from time to time
such compensation as the Company and the Trustee shall from time to time agree in writing for all services ren-dered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compen-sation of a trustee of an express trust);

          (b)  except as otherwise expressly provided
herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;
and

          (c)  to indemnify each of the Trustee or any
predecessor Trustee, in its individual capacity and each of its officers, directors, agents and counsel for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred with-out negligence or bad faith on such Person's part, aris-ing out of or in connection with the acceptance or admin-istration of this Indenture or the performance of any of its powers and duties hereunder, including the costs and expenses of defending itself against any claim or liabil-ity in connection with the exercise or performance of any of its powers or duties hereunder and complying with any process served upon the Trustee or any such other Person hereunder.

     The Trustee shall have a Lien prior to the Securi-ties with respect to all Property and funds held or collected by the Trustee hereunder for any amount owing to it pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in
Section 501(g) or Section 501(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to consti-tute expenses of administration under any applicable
Federal or state bankruptcy, insolvency or other similar law.

     The Company's obligations under this Section 607 and any Lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article Twelve, any rejection or termination of the Indenture under any Federal or state bankruptcy, insolvency or other similar law or any other termination of this Indenture.

Section 608.  Conflicting Interests.

     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 609.  Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the Trust
Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate
Trust Office in the Borough of Manhattan, The City of New
York and shall be subject to supervision or examination by Federal or state authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 609 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so publish-ed. If at any time the Trustee shall cease to be eligi-ble in accordance with the provisions of this Section
609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

Section 610.   Resignation and Removal; Appointment of
               Successor.

     (a)  No resignation or removal of the Trustee and no



appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning
Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

     (d)  If at any time:

          (1)  the Trustee shall fail to comply with
Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2)  the Trustee shall cease to be eligible
under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3)  the Trustee shall become incapable of
acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquida-tion, then, in any such case, (i) the Company by a Board Reso-lution may remove the Trustee, or (ii) subject to Section
514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of him-self and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor
Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacan-cy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Out-standing Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section
611, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no suc-cessor Trustee shall have been so appointed by the Compa-ny or the Holders and accepted appointment in accordance with the applicable requirements of Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of compe-tent jurisdiction for the appointment of a successor
Trustee.

     (f) The Company shall give written notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall in-clude the name of the successor Trustee and the address of its Corporate Trust Office.

Section 611.  Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such ap-pointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of any amounts then due under Section 607, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject, nevertheless, to its Lien, if any, provided for in Section 607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor
Trustee shall be qualified and eligible under this Art-icle.

Section 612.   Merger, Conversion, Consolidation
               or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolida-tion to such authenticating Trustee may adopt such au-thentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 613.   Preferential Collection
               of Claims Against Company.

     If and when the Trustee shall be or become a credi-tor of the Company (or any other obligor upon the Securi-ties), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 614.  Appointment of Authenticating Agent.

     The Trustee may from time to time appoint an Authen-ticating Agent or Agents that shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registra-tion of transfer or partial redemption or partial pur-chase or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.
Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating
Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each
Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating
Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examina-tion by Federal or state authority. If such Authenticat-ing Agent publishes reports of condition at least annual-ly, pursuant to law or to the requirements of said super-vising or examining authority, then for the purposes of this Section 614, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be con-solidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating
Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenti-cating Agent, provided such corporation shall be other-wise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent. In case any Securities shall have been authenticated, but not deliv-ered, by the Authenticating Agent then in office, any successor by merger, conversion or consolidation to such Authenticating Agent may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Authenticating Agent had itself authenticated such Securities.




     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accor-dance with the provisions of this Section 614, the Trust-ee may appoint a successor Authenticating Agent that shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section
106, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating
Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if origi-nally named as an Authenticating Agent. No successor
Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

     The Company agrees to pay to each Authenticating
Agent from time to time reasonable compensation for its services under this Section.

     If an appointment is made pursuant to this Section
614, the Securities may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alterna-tive certificate of authentication in the following form:

     This is one of the Securities described in the within-mentioned Indenture.

Dated:                          THE BANK OF NEW YORK,
                                          as Trustee


                           By:-------------------------,
                              As Authenticating Agent


                           By: ------------------------,
                              Authorized Signatory


                      ARTICLE SEVEN

     Holders' Lists and Reports by Trustee and Company

Section 701.  Company to Furnish Trustee
              Names and Addresses of Holders.

     The Company shall furnish or cause to be furnished to the Trustee

     (a) semi-annually, not more than 15 days after each Regular Record Date, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 702.   Preservation of Information; Communica-
               tions to Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and address-es of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

     (b)  The rights of Holders to communicate with other
Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust
Indenture Act.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 703.   Reports by Trustee.




     (a) Within 60 days after [May 15] of each year com-mencing with the [May 15] following the Issue Date, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto.

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The
Company shall promptly notify the Trustee in writing when the Securities are listed on any stock exchange.

Section 704.   Reports by Company.

     The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute construc-tive notice of any information contained therein or determinable from information contained therein, includ-ing the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).


                      ARTICLE EIGHT

  Consolidation, Merger, Conveyance, Transfer or Lease

Section 801.   Company and Magma May Consolidate, Etc.
               Only on Certain Terms.

     The Company shall not, and shall not permit Magma to, in any transaction or series of transactions, consol-idate with or merge into any other Person, or sell, con-vey, assign, transfer, lease or otherwise dispose of all or substantially all of its Property and assets to any other Person, unless:

     (a) either (i) the Company or Magma, as the case may be, shall be the continuing corporation or (ii) the corporation (if other than the Company or Magma, as the case may be) formed by such consolidation or into which the Company or Magma, as the case may be, is merged, or the Person that acquires, by sale, assignment, convey-ance, transfer, lease or disposition, all or substantial-ly all of the Property and assets of the Company or Magma, as the case may be (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the perfor-mance of the Company's covenants and obligations under this Indenture and the Securities, or shall expressly assume in writing the obligations of Magma under the Secured Magma Note, as the case may be;

     (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt
Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of trans-actions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

     (c) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had oc-curred on the first day of the determination period, Magma (or the Surviving Entity if Magma is not contin-uing) would be permitted to Incur $1.00 of additional
Debt pursuant to Section 1008(a); and

     (d) immediately after giving effect to such trans-action or series of transactions on a pro forma basis
(including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions)



(without giving effect to the fees and expenses incurred in respect of such transaction), the Company or Magma, as the case may be, (or the Surviving Entity if the Company is not continuing) shall have a Net Worth equal to or greater than the Net Worth of the Company or Magma, as the case may be, immediately prior to such transaction.

     In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposi-tion contemplated by the foregoing provisions of this
Section 801, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reason-ably satisfactory to the Trustee, an Officers' Certifi-cate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and the indenture supplemental hereto in respect thereof (to the extent required under clause (a) of this Section 801) comply with the requirements of this Indenture. Each such Officers' Certificate shall set forth the ability to Incur Debt in accordance with clause (c) of Section 801.

     None of Magma, any of its Restricted Subsidiaries or any Eligible Joint Ventures may merge with or into, or be consolidated with, an Unrestricted Subsidiary of Magma, except to the extent that such Unrestricted Subsidiary has been designated a Restricted Subsidiary as provided in this Indenture in advance of or in connection with such merger.

     For all purposes of this Indenture and the Securi-ties (including this Section 801 and Sections 1008, 1009 and 1012), Subsidiaries of any Surviving Entity shall, upon such transaction or series of transactions, become
Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all Liens on Property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on Property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of trans-actions shall be deemed to have been Incurred upon such transaction or series of transactions.

     Notwithstanding the foregoing, this Section 801 shall not restrict the Company from engaging in any of the transactions contemplated hereby if Magma expressly assumes in writing all the obligations of the Company under this Indenture and the Securities.

Section 802.   Successor Substituted.

     Upon any transaction or series of transactions that are of the type described in, and are effected in accor-dance with, Section 801, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Inden-ture or Magma under the Secured Magma Note, as the case may be, with the same effect as if such Surviving Entity had been named as the Company herein or Magma under the Secured Magma Note, as the case may be; and when a Sur-viving Person duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Securities, except in the case of a lease, the prede-cessor Person shall be relieved of all obligations under this Indenture and Securities.


                      ARTICLE NINE

                 Supplemental Indentures

Section 901.   Supplemental Indentures without Consent of
               Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, may, and subject to Section 903, the Trustee, at any time and from time to time, shall, enter into one or more indentures supplemen-tal hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securi-ties; or

     (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

     (c)  to add additional Events of Default; or

     (d) to provide for uncertificated Securities in addition to or in place of the certificated Securities;
or




     (e) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimina-tion shall become effective only when there is not Out-standing any Security created prior to the execution of such supplemental indenture that is entitled to the bene-fit of such provision; or

     (f) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;
or

     (g) to secure the Securities pursuant to the re-quirements of Section 1012 or otherwise; or

     (h) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsis-tent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause (h) shall not adversely affect the interests of the Holders; or

     (i) to comply with any requirements of the Com-mission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act.

Section 902.   Supplemental Indentures with Consent of
               Holders.

     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securi-ties, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board
Resolution, may, and (subject to Section 903) the Trustee shall, enter into an indenture or indentures supplemental hereto, in form satisfactory to the Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security,

     (a) change the Stated Maturity of the principal of or any installment of interest on, any Security, or reduce the principal amount thereof at or the rate of interest thereon or any premium payable thereon, reduce the rate or extend the time of payment of any cash inter-est thereon, reduce any amount payable on redemption or purchase thereof, or reduce the Default Amount that would be due and payable on acceleration of the Stated Maturity thereof pursuant to Section 502, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or

     (b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) pro-vided for in this Indenture, or

     (c)  modify the obligations of the Company to make
Offers to Purchase from the Excess Proceeds of Asset
Dispositions or upon a Change of Control or to modify the definitions related thereto, or

     (d) subordinate a right of payment, or otherwise subordinate, the Securities to any other indebtedness, or

     (e)  modify any of the provisions of this Section
902, Section 513 or Section 1020, except to increase any such percentage or to provide that certain other provi-sions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding
Security affected thereby, or

     (f)  alter the redemption provisions of Article
Eleven, or

     (g)  make any change in Article Thirteen and Section
1013 that adversely affects such Holder.

     Notwithstanding the foregoing, the Company shall not make any changes in, or grant waivers of the terms of, the Secured Magma Note without the consent of the Holders of the required percentage of the Securities to a corre-sponding change in the Indenture or the Securities.

     It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance there-of.

     After a supplemental indenture under this Section
902 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the supplemental indenture. Any failure of the Company to mail such notice, or any default therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     In connection with any supplemental indenture or waiver under this Article Nine, the Company may, but shall not be obligated to, offer to any Holder who con-sents to such supplemental indenture, or to all Holders, consideration for such Holder's consent to such supple-mental indenture.

Section 903.   Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 904.   Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, unless it makes a change described in any of clauses (a) through (g) of Section 902, in which case, the supplemental indenture shall bind only each Holder of a Security who has consented to it and every subsequent
Holder of a Security or portion of a Security that evi-dences the same Debt as the consenting Holder's Security;
provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 905.   Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act.

Section 906.   Reference in Securities to Supplemental
               Indentures.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modi-fied as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be pre-pared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding
Securities. Any failure to make the appropriate notation on a new Security shall not affect the validity of such Security.


                       ARTICLE TEN

                        Covenants

Section 1001. Payment of Principal, Premium and Inter-est.

     The Company shall duly and punctually pay the prin-cipal of (and premium, if any) and interest on the Secu-rities in accordance with the terms of the Securities and this Indenture.

Section 1002.  Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhat-tan, The City of New York, an office or agency where
Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Compa-ny hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
In the event any such notice or demands are so made or served on the Trustee, the Trustee shall promptly forward copies thereof to the Company.

      The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the
Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or re-scission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.
The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agen-cy. The Company hereby initially designates the Corpo-rate Trust Office of the Trustee as such office of the Company.

Section 1003.  Money for Security Payments to be Held in
               Trust.

     If the Company shall at any time act as its own
Paying Agent, it shall, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Per-sons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or fail-ure so to act.

      Whenever the Company shall have one or more Paying
Agents, it shall, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held as provided by the Trust Inden-ture Act, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

      The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section
1003, that such Paying Agent shall (i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent, (ii) give the Trustee notice of any default by the Company (or other obligor upon the Securities) in the making of any payment of principal of (and premium, if any) or interest in respect of the Securities and
(iii) during the continuance of any default by the Compa-ny (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Inden-ture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying
Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Any money deposited with the Trustee or any Paying
Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying
Agent with respect to such trust money shall thereupon



cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, custom-arily published on each Business Day and of general circulation in The City of New York, or mail to such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 1004.  Existence.

     Subject to Article Eight, the Company shall and shall cause Magma to do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, rights (charter and statutory) and material franchises; provided that the Company and Magma shall not be required to preserve any such right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or Magma, as the case may be, and that the loss thereof does not materially adversely affect the Holders.

Section 1005.  Maintenance of Properties.

     The Company shall cause all material properties used or useful in the conduct of the Company's and Magma's businesses or the business of any of Magma's Restricted
Subsidiaries and any Eligible Joint Venture to be main-tained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, re-placements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times;
provided that nothing in this Section 1005 shall prevent the Company or Magma, as the case may be, from discon-tinuing the operation or maintenance of any of such material properties or, subject to the provisions of
Section 1016, disposing of any of them if such discon-tinuance or disposal is, as determined by the Company or Magma, respectively, in good faith, desirable in the con-duct of its respective business or the business of any of Magma's Restricted Subsidiary and does not materially ad-versely affect the Holders, provided that the Restricted
Subsidiaries and the Eligible Joint Ventures of Magma shall not be required to comply with the forgoing provi-sions of this Section 1005 if they are prevented or restricted in doing so by the terms of any loan or fi-nancing agreement, any charter document, partnership or joint venture agreement or any other agreement or instru-ment, all of which are expressly acknowledged to take precedence over the terms hereof.

Section 1006.  Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delin-quent, (a) all taxes, assessments and governmental charg-es levied or imposed upon the Company or Magma or any of Magma's Restricted Subsidiaries or upon the income, profits or property of the Company or Magma or any of Magma's Restricted Subsidiaries, and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or Magma or any of Magma's Restricted Subsidiar-ies; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been accrued to the extent required by GAAP.

Section 1007.  Maintenance of Insurance.

     The Company shall and shall cause Magma, Magma's Re-stricted Subsidiaries and the Eligible Joint Ventures to, keep at all times all of their Properties that are of an insurable nature insured against loss or damage with insurers believed by the Company or Magma to be responsi-ble to the extent that Property of similar character is usually so insured by Persons similarly situated and owning like Properties in accordance with good business practice. The Company shall and shall cause Magma, Magma's Restricted Subsidiaries and the Eligible Joint
Ventures to use the proceeds from any such insurance policy to repair, replace or otherwise restore all mate-rial Properties to which such proceeds relate, provided that the Company or Magma, as the case may be, shall not be required to repair, replace or otherwise restore any such material Property if the Company or Magma, respec-tively, in good faith determines that such inaction is desirable in the conduct of the business of the Company or Magma, respectively, or any of Magma's Restricted
Subsidiaries and does not materially adversely affect the Holders, and provided further that the Company, Magma
(only in respect of agreements governing its Non-Recourse
Debt), the Restricted Subsidiaries and the Eligible Joint
Ventures of Magma shall not be required to apply insur-ance proceeds to repair, replace or restore any material
Property if they are prevented or restricted in doing so by the terms of any loan or financing agreement, any charter document, partnership or joint venture agreement or any other agreement or instrument, all of which are expressly acknowledged to take precedence over the terms hereof.

     The Company and Magma may, and may permit Magma's
Restricted Subsidiaries and the Eligible Joint Ventures to, adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the system of self-insurance maintained by Persons similarly situated and owning like Properties and which does not materially adversely affect the Holders, as may be determined by the Company or Magma, respectively, in good faith.

Section 1008.  Limitation on Debt.

     (a) The Company shall not permit Magma to Incur any Debt, including Acquisition Debt, unless, after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Fixed Charge
Ratio of Magma would be equal to or greater than 2.0 to 1.

     (b)  Notwithstanding the provisions of Section
1008(a), Magma may Incur each and all of the following:
(i) Magma Refinancing Debt, (ii) Debt of Magma to any of its Restricted Subsidiaries or any Eligible Joint Venture that is expressly subordinated in right of payment to the Securities, provided that any transfer of such Debt by a Restricted Subsidiary of Magma or an Eligible Joint
Venture (other than to another Restricted Subsidiary of Magma or another Eligible Joint Venture), or any transfer of Magma's ownership interest, or a portion thereof, in such Restricted Subsidiary or such Eligible Joint Venture or the interest, or a portion thereof, of Kiewit in a Permitted Joint Venture or an Eligible Joint Venture
(which transfer has the effect of causing such Restricted
Subsidiary or such Eligible Joint Venture to cease to be a Restricted Subsidiary or an Eligible Joint Venture, as the case may be), shall be deemed to be an Incurrence of Debt that is subject to the provisions of this Section
1008 other than this clause (ii), (iii) Debt in an aggre-gate principal amount not to exceed $50 million outstand-ing at any one time may be issued under or in respect of Permitted Working Capital Facilities, (iv) Non-Recourse
Debt Incurred in respect of a Permitted Facility in which Magma has a direct or indirect interest, provided that in the case of any Non-Recourse Debt Incurred by Magma, such Debt is expressly subordinated to the Secured Magma Note, and the final Stated Maturity of such Non-Recourse Debt shall not be sooner than the Stated Maturity of the Securities and the Secured Magma Note, (v) Debt in re-spect of Currency Protection Agreements or Interest Rate
Protection Agreements, (vi) Purchase Money Debt, provided that the amount of such Debt (net of any original issue discount) does not exceed 90% of the fair market value of the Property acquired, (vii) the Securities and other
Debt outstanding as of the Issue Date (other than Debt to the extent that it is extinguished, retired, defeased or repaid in connection with the original issuance of the Securities), including Debt that is Incurred in respect of interest or discount on such Debt (or Redeemable Stock issued as dividends in respect of Redeemable Stock) pursuant to the terms of the agreement or instrument that governs such Debt (or such Redeemable Stock) as in effect on the Issue Date, (viii) the Secured Magma Note and (ix)
Debt in an aggregate principal amount not to exceed $50 million outstanding at any one time.

Section 1009.  Limitation on Subsidiary Debt.

     (a)  The Company shall not permit any Restricted
Subsidiaries of Magma or any Eligible Joint Venture, to
Incur any Debt.

     (b)  Notwithstanding the provisions of Section
1009(a), each and all of the following Debt may be In-curred by a Restricted Subsidiary or an Eligible Joint
Venture: (i) Debt outstanding as of the Issue Date, (ii)
Debt owed by a Restricted Subsidiary or an Eligible Joint
Venture to Magma or another Restricted Subsidiary of



Magma or another Eligible Joint Venture that either directly or indirectly owns all or a portion of Magma's interest in, or directly or indirectly is owned by, such Restricted Subsidiary or such Eligible Joint Venture, as the case may be, and that does not own any Permitted
Facility or a direct or indirect interest therein, other than the Permitted Facility or any other Permitted Facil-ity that is located on the same localized geothermal reservoir or a direct or indirect interest therein owned by such Restricted Subsidiary or Eligible Joint Venture,
(iii) Non-Recourse Debt Incurred in respect of a Permit-ted Facility in which such Restricted Subsidiary or such Eligible Joint Venture has a direct or indirect interest
(which may include Construction Financing provided by Magma to the extent permitted under Section 1010 as a "Permitted Investment"), (iv) Subsidiary Refinancing
Debt, (v) Acquired Debt, (vi) Debt in respect of Currency
Protection Agreements or Interest Rate Protection Agree-ments and (vii) Permitted Funding Company Loans.

Section 1010.  Limitation on Restricted Payments.

     (a) The Company shall not permit Magma or any of Magma's Restricted Subsidiaries or any Eligible Joint
Venture to, directly or indirectly, make any Restricted
Payment unless at the time of such Restricted Payment and after giving effect thereto (i) no Event of Default and no event that, after the giving of notice or lapse of time or both, would become an Event of Default, has oc-curred and is continuing, (ii) Magma could Incur at least
$1 of Debt under Section 1008(a) and (iii) the aggregate amount of all Restricted Payments made by Magma, its Restricted Subsidiaries and the Eligible Joint Ventures
(the amount so made, if other than in cash, to be deter-mined in good faith by the Chief Financial Officer of the Company, as evidenced by an Officers' Certificate, or, if more than $15 million, by the Board of Directors of the Company, as evidenced by a Board Resolution) after the Issue Date, is less than the sum (without duplication) of
(1) 50% of the Adjusted Consolidated Net Income of Magma for the period (taken as one accounting period) beginning on the first day of the first fiscal quarter that begins after the Issue Date and ending on the last day of the fiscal quarter immediately prior to the date of such calculation, provided that if throughout any fiscal quarter within such period the Ratings Categories appli-cable to the Securities are rated Investment Grade by S&P and Moody's (or if both do not make a rating of the Secu-rities publicly available, an equivalent Rating Category is made publicly available by another Rating Agency), then 75% (instead of 50%) of the Adjusted Consolidated
Net Income (if more than zero) with respect to such fiscal quarter shall be included pursuant to this clause
(1), and provided further that if Adjusted Consolidated
Net Income for such period is less than zero, then minus
100% of the amount of such net loss, plus (2) 100% of the aggregate net cash proceeds received by Magma from and after the Issue Date from (A) the issuance and sale
(other than to a Restricted Subsidiary or an Eligible
Joint Venture) of its Capital Stock (excluding Redeemable
Stock, but including Capital Stock other than Redeemable
Stock issued upon conversion of, or in exchange for Redeemable Stock or securities other than its Capital
Stock), (B) the issuance and sale or the exercise of war-rants, options and rights to purchase its Capital Stock
(other than Redeemable Stock), (C) the issuance and sale of convertible Debt upon the conversion of such convert-ible Debt into Capital Stock (other than Redeemable
Stock), but excluding the net proceeds from the issuance, sale, exchange, conversion or other disposition of its Capital Stock (I) that is convertible (whether at the option of Magma or the holder thereof or upon the happen-ing of any event) into (x) any security other than its Capital Stock or (y) its Redeemable Stock or (II) that is
Capital Stock referred to in clauses (ii) and (iii) of the definition of "Permitted Payment" and (D) the Company in the form of a capital contribution or other equity advance but only to the extent that such capital contri-bution or other equity advance increases the shareholde-rs' equity account on Magma's balance sheet, plus (3) the net reduction in Investments of the types specified in clauses (iv) and (v) of the definition of "Restricted
Payment" that result from payments of interest on Debt, dividends, or repayment of loans or advances, the pro-ceeds of the sale or disposition of the Investment or other return of the amount of the original Investment to Magma, the Restricted Subsidiary or the Eligible Joint
Venture that made the original Investment from the Person in which such Investment was made, provided that (x) the aggregate amount of such payments shall not exceed the amount of the original Investment by Magma or such Re-stricted Subsidiary that reduced the amount available pursuant to this clause (iii) for making Restricted Pay-ments and (y) such payments may be added pursuant to this clause (3) only to the extent such payments are not included in the calculation of Adjusted Consolidated Net



Income, provided further that if Investments of the types specified in clauses (iv) and (v) of the definition of "Restricted Payment" have been made in any Person and such Person thereafter becomes a Restricted Subsidiary or an Eligible Joint Venture, then the aggregate amount of such Investments (to the extent that they have reduced the amount available pursuant to this clause (iii) for making Restricted Payments), net of the amounts previous-ly added pursuant to this clause (3), may be added to the amount available for making Restricted Payments (such aggregate available amount, the "Available Restricted
Payment Amount"). The foregoing clause (iii) shall not prevent the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration without viola-tion of the provisions of this Section 1010(a). Notwith-standing the foregoing, the Company may permit Magma, its Restricted Subsidiaries and the Eligible Joint Ventures to make any Restricted Payments so long as the Company receives 100% of the amount of such Restricted Payment;
provided, however, that, subject to the following two sentences, the Holders of the Securities shall have recourse to a portion of the general assets of the Compa-ny in an amount equal to the aggregate amount of any Restricted Payments to the Company, which together with the aggregate amount of all other Restricted Payments made by Magma, its Restricted Subsidiaries and the Eligi-ble Joint Ventures (such amount to be determined in accordance with clause (iii) above), exceeds the Avail-able Restricted Payment Amount (the "Restricted Payment
Recourse Amount"). At the Company's option, either (1) the Available Restricted Payment Amount shall be increa-sed or (2) the Restricted Payment Recourse Amount shall be reduced, in either case, by an amount equal to the amount of any (A) repayment by the Company to Magma or its Restricted Subsidiaries or Eligible Joint Ventures of any loans or advances made to the Company by the entity that receives such repayment and (B) capital contribu-tions or other equity advances by the Company to Magma or its wholly owned Restricted Subsidiaries, but only to the extent that such capital contribution or other equity advance increases the shareholders' equity account on Magma's or such wholly owned Restricted Subsidiary's balance sheet, provided that the aggregate amount of such increases and reductions shall not exceed the aggregate amount of Restricted Payments that constituted or in-creased the Restricted Payment Recourse Amount pursuant to the immediately preceding sentence. The amount of any increase in the Available Restricted Payment Amount or reduction in the Restricted Payment Recourse Amount made pursuant to the immediately preceding sentence shall not also be used to increase the Available Restricted Payment
Amount pursuant to the calculation set forth in clause
(iii) above.

     (b) None of Magma or any of its Restricted Subsid-iaries or any Eligible Joint Venture shall be deemed to have made an Investment at the time that a Person that is a Restricted Subsidiary of Magma or an Eligible Joint
Venture ceases to be a Restricted Subsidiary or an Eligi-ble Joint Venture (other than as a result of being desig-nated as an Unrestricted Subsidiary), although any subse-quent Investment made by Magma, its Restricted Subsid-iaries and the Eligible Joint Ventures in such Person shall be Investments that shall be subject to the forego-ing paragraph unless and until such time as such Person becomes a Restricted Subsidiary or an Eligible Joint
Venture. Notwithstanding the foregoing, (i) the designa-tion of a Restricted Subsidiary as an Unrestricted Sub-sidiary, in the manner provided in the definition of "Unrestricted Subsidiary," shall be an Investment that shall be subject to the foregoing paragraph and (ii) the transfer of Magma's interest (or any portion thereof) in an entity that has been deemed to be an Eligible Joint
Venture, directly or indirectly, to an Unrestricted Sub-sidiary shall be an Investment (to the extent of the interest transferred) that shall be subject to the fore-going paragraph.

     Section 1011.  Limitation on Transactions with
                    Affiliates.

     The Company shall not permit Magma or any of Magma's
Restricted Subsidiaries or any Eligible Joint Venture to, directly or indirectly, conduct any business or enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Affiliate of Magma, such Re-stricted Subsidiary or such Eligible Joint Venture, as the case may be, unless (i) such business, transaction or series of related transactions is in the best interest of Magma, such Restricted Subsidiary or such Eligible Joint
Venture, (ii) such business, transaction or series of related transactions is on terms no less favorable to



Magma, such Restricted Subsidiary or such Eligible Joint
Venture than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate and (iii) with respect to such business, transaction or series of related transactions that has a fair market value or involves aggregate payments equal to, or in excess of, $10 million, such business, transac-tion or series of transactions is approved by a majority of the Board of Directors of the Company (including a majority of the Disinterested Directors of the Company), which approval is set forth in a Board Resolution deliv-ered to the Trustee certifying that, in good faith, the Board of Directors of the Company believes that such business, transaction or series of transactions complies with clauses (i) and (ii) above.

     In addition to the foregoing, without complying with clause (iii) above, the Company may provide to Magma, its Restricted Subsidiaries or any Eligible Joint Venture (i) general corporate administrative and management services, including, without limitation, procurement, construction, engineering, construction administration, legal, account-ing, financial, money management, risk management, per-sonnel, administration and business planning services and
(ii) operating and management services, in each case, as may be required by Magma, its Restricted Subsidiaries or the Eligible Joint Ventures from time to time, provided that such services are furnished (x) in the ordinary course of business and (y) consistent with past business practices.

Section 1012.  Limitation on Liens.

     The Company shall not permit Magma to Incur any Debt that is secured, directly or indirectly, with, and the Company shall not permit Magma or any of Magma's Restr-icted Subsidiaries or any Eligible Joint Venture to grant a Lien on the Property of Magma, its Restricted Subsid-iaries or any Eligible Joint Venture now owned or hereaf-ter acquired unless contemporaneous therewith or prior thereto the Securities are equally and ratably secured except for (i) any such Debt secured by Liens existing on the Property of any entity at the time such Property is acquired by Magma, any of its Restricted Subsidiaries or any Eligible Joint Venture, whether by merger, consolida-tion, purchase of such Property or otherwise, provided that such Liens (x) are not created, incurred or assumed in contemplation of such Property being acquired by Magma, any of its Restricted Subsidiaries or any Eligible
Joint Venture and (y) do not extend to any other Property of Magma, any of its Restricted Subsidiaries or any Eligible Joint Venture, (ii) any other Debt that is required by the terms thereof to be equally and ratably secured as a result of the Incurrence of Debt that is permitted to be secured pursuant to another clause of this Section 1012, (iii) Liens that are granted in good faith to secure Debt (A) contemplated by clause (iv) of
Section 1008(b) or (B) contemplated by clauses (ii),
(iii) and (vi) of Section 1009(b), provided that, in the case of Debt owed to a Person other than Magma or a Re-stricted Subsidiary, the President or Chief Financial
Officer of the Company determines in good faith, as evi-denced by an Officers' Certificate, that such Liens are required in order to effect such financing and are not materially more restrictive, taken as a whole, than Liens, taken as a whole, customarily accepted (or in the absence of industry custom, reasonably acceptable) in comparable financings or comparable transactions in the applicable jurisdiction, (iv) Liens existing on the Issue
Date, (v) Liens incurred to secure Debt incurred by Magma as permitted by clause (vi) of Section 1008(b), provided that such Liens may not cover any Property other than that being purchased, (vi) Liens on any Property of Magma securing Permitted Working Capital Facilities, Guarantees thereof and any Interest Rate Protection Agreements or Currency Protection Agreements, provided that such Liens may not extend to the Capital Stock owned by Magma in any Subsidiary of Magma or any Joint Venture, (vii) Liens in respect of extensions, renewals, refundings or refinanci-ngs of any Debt secured by the Liens referred to in the foregoing clauses, provided that the Liens in connection with such renewal, extension, refunding or refinancing shall be limited to all or part of the specific property that was subject to the original Lien, (viii) Liens incurred to secure obligations in respect of letters of credit, bankers' acceptances, surety, bid, operating and performance bonds, performance guarantees or other simi-lar instruments or obligations (or reimbursement obliga-tions with respect thereto)(in each case, to the extent incurred in the ordinary course of business), (ix) any Lien arising by reason of (A) any judgment, decree or order of any court, so long as such Lien is being con-tested in good faith and is appropriately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired, (B) taxes, duties, assessments, imposts or other governmental charges that are not yet delinquent or are being contested in good faith, (C) security for payment of worker's compensation or other insurance, (D) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases, (E) depos-its to secure public or statutory obligations, or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business, (F) the operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, labor-ers, employees or suppliers, incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof, (G) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects that do not in the aggregate materially interfere with the ordinary conduct of the business of Magma, any of its Restricted Subsidiaries or any Eligible
Joint Venture or (H) leases and subleases of real proper-ty that do not interfere with the ordinary conduct of the business of Magma, any of its Restricted Subsidiaries or any Eligible Joint Venture and that are made on customary and usual terms applicable to similar properties, (x)
Liens, in addition to the foregoing, that secure obliga-tions not in excess of $5 million in the aggregate, (xi)
Liens granted in connection with the issuance of the Funding Corporation Securities, including, but not limit-ed to, the Lien on all of the Capital Stock of Salton Sea
Funding Corporation, or (xii) Liens to secure the Secured
Magma Note. The Company shall not grant a Lien on (i) any Capital Stock of Magma, except for the Lien securing the Securities or (ii) the Magma Note Recourse Assets.

Section 1013.  Limitation on Issuance of Capital Stock of
               Magma

     The Company will not permit Magma to issue to any Person, create, assume or otherwise cause or suffer to exist any Capital Stock unless (a)(i) such Capital Stock is issued in a Magma Equity Offering, (ii) all of the net proceeds therefrom are used to redeem the Securities in accordance with Section 1101(c), (iii) (x) the use of all of the net proceeds from such sale of Magma Capital Stock to redeem the Securities shall not cause the aggregate principal amount of the Securities redeemed with the net proceeds of all sales of Magma Capital Stock, together with the aggregate principal amount of the Securities redeemed with the net proceeds of all Company Equity
Offerings, to exceed 35% of the principal amount of the Securities originally issued and (y) immediately follow-ing each such redemption, at least $130 million principal amount of the Securities remains outstanding and (iv) if any "person" or "group" (as such terms are used in Sec-tion 13(d) of the Exchange Act) would acquire in such Magma Equity Offering 10% or more of the Capital Stock of
Magma, the Company shall, as a condition to delivering such shares of Capital Stock to such person or group, re-quire such person or group (a "Magma Equity Offering Pur-chaser") to pledge such Capital Stock (the "Magma Equity
Offering Pledged Shares") to secure the Securities in accordance with Article Thirteen or (b) Magma issues such Capital Stock to the Company or a Subsidiary of the Company for fair market value and such Capital Stock is pledged to secure the Securities in accordance with Article Thirteen. For purposes of clause (a)(iv) above, the Company is entitled to rely on an Officers' Certifi-cate or an affidavit in the case of an individual of the purchasing "person" or "group", as the case may be, (as such term is used in Section 13(d) of the Exchange Act) in determining whether such person or group, as the case may be, is a Magma Equity Offering Purchaser.

Section 1014.  Purchase of Securities Upon a Change of
               Control.

     (a) Upon the occurrence of a Change of Control, each Holder of the Securities shall have the right to require that the Company repurchase such Holder's Securi-ties at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus ac-crued interest, if any, to the date of purchase.

     (b) Within 30 days following a Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, stating (i) that a Change of Control has occurred and that such Holder has the right to re-quire the Company to purchase such Holder's Securities at the purchase price described in Section 1014(a) (the
"Change of Control Offer"), (ii) the circumstances and relevant facts regarding such Change of Control (includ-ing information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control), (iii) the purchase date



(which shall be not earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Purchase Date"), (iv) that interest on any Security not tendered or purchased shall continue to ac-crue, (v) any Security properly tendered pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date (assuming sufficient moneys for the purchase thereof are deposited with the Trustee), (vi) that Holders electing to have a Security purchased pursuant to a Change of Control Offer shall be required to surrender the Security, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Security completed, to the paying agent at the address specified in the notice prior to the close of business on the fifth Business Day prior to the Change of Control Purchase Date, (vii) that a Holder shall be enti-tled to withdraw such Holder's election if the Paying
Agent receives, not later than the close of business on the third Business Day (or such shorter periods as may be required by applicable law) preceding the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased and (viii) that Holders that elect to have their Securities pur-chased only in part shall be issued new Securities having a principal amount equal to the portion of the Securities that were surrendered but not tendered and purchased.

     On the Change of Control Purchase Date, the Company shall (i) accept for payment all Securities or portions thereof tendered pursuant to the Change of Control Offer,
(ii) deposit with the Trustee money sufficient to pay the purchase price of all Securities or portions thereof so tendered for purchase and (iii) deliver or cause to be delivered to the Trustee the Securities properly tendered together with an Officers' Certificate identifying the Securities or portions thereof tendered to the Company for purchase. The Trustee shall promptly mail, to the Holders of the Securities properly tendered and purchas-ed, payment in an amount equal to the purchase price, and promptly authenticate and mail to each Holder a new
Security having a principal amount equal to any portion of such Holder's Securities that were surrendered but not tendered and purchased. The Company shall publicly an-nounce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Pur-chase Date.

     If the Company is prohibited by applicable law from making the Change of Control Offer or purchasing Securi-ties thereunder, the Company need not make a Change of Control Offer pursuant to this Section 1014 for so long as such prohibition is in effect.

     The Company shall comply with all applicable tender offer rules, including, without limitation, Rule 14e-1 under the Exchange Act, in connection with a Change of Control Offer.

Section 1015.  Limitation on Dividends and Other Payment
               Restrictions Affecting Subsidiaries.

     The Company shall not permit Magma or any of Magma's
Restricted Subsidiaries or any Eligible Joint Venture to, create or cause to become, or as a result of the acqui-sition of any Person or Property, or upon any Person becoming a Restricted Subsidiary or an Eligible Joint
Venture, remain subject to, any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary or any Eligible Joint Venture to
(a) pay dividends or make any other distributions permit-ted by applicable law on any Capital Stock of such Res-tricted Subsidiary or such Eligible Joint Venture owned by Magma, any other Restricted Subsidiary or any other
Eligible Joint Venture, (b) make payments in respect of any Debt owed to Magma, any other Restricted Subsidiary of Magma or any Eligible Joint Venture, (c) make loans or advances to Magma or to any other Restricted Subsidiary of Magma or any other Eligible Joint Venture that is directly or indirectly owned by such Restricted Subsid-iary or such Eligible Joint Venture or (d) transfer any of its Property to Magma or to any other Restricted Sub-sidiary or any other Eligible Joint Venture that directly or indirectly owns or is owned by such Restricted Subsid-iary or such Eligible Joint Venture, other than those encumbrances and restrictions created or existing (i) on the Issue Date, (ii) pursuant to this Indenture, (iii) in connection with the Incurrence of any Debt permitted under the provisions described in clause (iii) of Section
1009(b), provided that, in the case of Debt owed to Persons other than Magma, its Restricted Subsidiaries and any Eligible Joint Venture, the President or the Chief
Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions are required to effect such financing and are not materially more restrictive, taken as a whole, on the ability of the applicable Res-tricted Subsidiary or the applicable Eligible Joint
Venture to make the payments, distributions, loans, advances or transfers referred to in clauses (a) through
(d) of this Section 1015 than encumbrances and restric-tions, taken as a whole, customarily accepted (or, in the absence of any industry custom, reasonably acceptable) in comparable financings or comparable transactions in the applicable jurisdiction, (iv) in connection with the execution and delivery of an electric power or thermal energy purchase contract, or other contract related to the output or product of, or services rendered by a Permitted Facility, to which such Restricted Subsidiary or such Eligible Joint Venture is the supplying party or other contracts with customers, suppliers and contractors to which such Restricted Subsidiary or such Eligible
Joint Venture is a party and where such Restricted Sub-sidiary or such Eligible Joint Venture is engaged, di-rectly or indirectly, in the development, design, engi-neering, procurement, construction, acquisition, owner-ship, management or operation of such Permitted Facility, provided that the President or the Chief Financial Offi-cer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions are required to effect such contracts and are not materially more restrictive, taken as a whole, on the ability of the applicable Restricted Subsidiary or the applicable Eligible Joint Venture to make the pay-ments, distributions, loans, advances or transfers re-ferred to in clauses (a) through (d) of this Section 1015 than encumbrances and restrictions, taken as a whole, customarily accepted (or, in the absence of any industry custom, reasonably acceptable) in comparable financings or comparable transactions in the applicable jurisdic-tion, (v) in connection with any Acquired Debt, provided that such encumbrance or restriction was not incurred in contemplation of such Person becoming a Restricted Sub-sidiary or an Eligible Joint Venture and provided further that such encumbrance or restriction does not extend to any other Property of such Person at the time it became a Restricted Subsidiary or an Eligible Joint Venture, (vi) in connection with the Incurrence of any Debt permitted under clause (iv) of Section 1009(b), provided that, in the case of Debt owed to Persons other than Magma and its Restricted Subsidiaries, the President or the Chief
Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions taken as a whole are not materially more restrictive than the encumbrances and restrictions applicable to the Debt and/or equity being exchanged or refinanced, (vii) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business of Magma, any Restricted
Subsidiary or any Eligible Joint Venture, (viii) any restrictions imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or Property of any Restricted
Subsidiary or Joint Venture that apply pending the clos-ing of such sale or disposition, (ix) in connection with Liens on the Property of such Restricted Subsidiary or such Eligible Joint Venture that are permitted by Section
1012 but only with respect to transfers referred to in clause (d) of this Section 1015 or (x) in connection with the Incurrence of any Debt permitted under clause (ii) of
Section 1009(b).

Section 1016.  Limitation on Dispositions.

     (a) Subject to the provisions of Article Eight, the Company shall not permit Magma, any of Magma's Restricted
Subsidiaries or any Eligible Joint Venture to make, any Asset Disposition unless (i) Magma, the Restricted Sub-sidiary or the Eligible Joint Venture, as the case may be, receives consideration at the time of each such Asset
Disposition at least equal to the fair market value of the Property or securities sold or otherwise disposed of (to be determined in good faith by the Chief Financial
Officer of the Company, as evidenced by an Officers' Cer-tificate, or, if more than $15 million, by the Board of Directors of the Company, as evidenced by a Board Resolu-
tion), (ii) at least 85% of such consideration is re-ceived in cash or Cash Equivalents or, if less than 85%, the remainder of such consideration consists of Property related to the business of Magma as described in the first sentence of Section 1022, and (iii) unless other-wise required under the terms of Senior Debt, at Magma's election, the Net Cash Proceeds are either (A) invested in the business of Magma, any of its Restricted Subsid-iaries or any Eligible Joint Venture or (B) applied to the payment of any Debt of Magma or any of its Restricted
Subsidiaries or any Eligible Joint Venture (or as other-wise required under the terms of such Debt), provided that, no such payment of Debt (x) under Permitted Working
Capital Facilities or any other revolving credit agree-



ment shall count for this purpose unless the related loan commitment, standby facility or the like shall be perma-nently reduced by an amount equal to the principal amount so repaid and (y) owed to Magma, a Restricted Subsidiary thereof or an Eligible Joint Venture shall count for this purpose, provided further that such investment or such payment, as the case may be, must be made within 365 days from the later of the date of such Asset Disposition or the receipt by Magma, such Restricted Subsidiary or such Eligible Joint Venture of the Net Cash Proceeds related thereto. Any Net Cash Proceeds from Asset Dispositions that are not applied as provided in clause (A) or (B) of the preceding sentence shall constitute "Excess Proceed-s." Excess Proceeds shall be applied, as described below, to make an offer (an "Excess Proceeds Offer") to purchase Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date of purchase.

     (b)  Notwithstanding the provisions of Section
1016(a), Magma, its Restricted Subsidiaries and the
Eligible Joint Ventures may exchange with other Persons
(i) Property that constitutes a Restricted Subsidiary or an Eligible Joint Venture for Property that constitutes a Restricted Subsidiary or an Eligible Joint Venture, (ii)
Property that constitutes a Restricted Subsidiary or an Eligible Joint Venture for Property that does not consti-tute a Restricted Subsidiary or an Eligible Joint Ven-ture, (iii) Property that does not constitute a Restrict-ed Subsidiary or an Eligible Joint Venture for Property that does not constitute a Restricted Subsidiary or an Eligible Joint Venture and (iv) Property that does not constitute a Restricted Subsidiary or an Eligible Joint
Venture for Property that constitutes a Restricted Sub-sidiary or an Eligible Joint Venture, provided that in each case the fair market value of the Property received is at least equal to the fair market value of the Proper-ty exchanged as determined in good faith by the Chief
Financial Officer of the Company, as evidenced by an Officers' Certificate, or, if more than $25 million, by the Board of Directors of the Company, as evidenced by a Board Resolution, provided further that the Investment in the Property received in the exchanges described in clauses (ii) and (iii) of the prior sentence shall be subject to Section 1010.

     (c)  To the extent that any or all of the Net Cash
Proceeds of any Foreign Asset Disposition are prohibited from (or delayed in) being repatriated to the United
States by applicable local law, the portion of such Net
Cash Proceeds so affected shall not be required to be applied at the time provided above but may be retained by any Restricted Subsidiary or any Eligible Joint Venture so long, but only so long, as the applicable local law does not permit (or delays) repatriation to the United
States. If such Net Cash Proceeds are transferred by the Restricted Subsidiary or Eligible Joint Venture that con-ducted the Foreign Asset Disposition to another Restrict-ed Subsidiary or Eligible Joint Venture, the Restricted
Subsidiary or Eligible Joint Venture receiving such Net
Cash Proceeds must not be directly or indirectly obligat-ed on any Debt owed to any Person other than Magma. The
Company shall take or cause Magma or such Restricted Sub-sidiary or such Eligible Joint Venture to take all ac-tions required by the applicable local law to permit such repatriation promptly. Once repatriation of any of such Net Cash Proceeds is permitted under the applicable local law, repatriation shall be effected immediately and the repatriated Net Cash Proceeds shall be applied in the manner set forth in this Section 1016(c) as if such Asset
Disposition had occurred on the date of such repatria-tion. In addition, if the Chief Financial Officer of the Company determines, in good faith, as evidenced by an Officers' Certificate, that repatriation of any or all of the Net Cash Proceeds of any Foreign Asset Disposition would have a material adverse tax consequence to Magma, the Net Cash Proceeds so affected may be retained outside of the United States by the applicable Restricted Subsid-iary or the applicable Eligible Joint Venture for so long as such material adverse tax consequence would continue.
Notwithstanding the foregoing provisions of this para-graph to the contrary, if applicable local law prohibits
(or delays) the repatriation of Net Cash Proceeds of a Foreign Asset Disposition but such local law does not prohibit the application of such Net Cash Proceeds pursu-ant to the first sentence of this Section 1016(a), Magma may apply such Net Cash Proceeds pursuant to such provi-sion.

     (d) If the Securities tendered pursuant to an Excess Proceeds Offer have an aggregate purchase price that is less than the Excess Proceeds available for the purchase of the Securities, Magma may use the remaining
Excess Proceeds for general corporate purposes without regard to the provisions of this Section 1016(d). The
Company shall not be required to make an Excess Proceeds



Offer pursuant to this Section 1016 if the Excess Pro-ceeds available therefor are less than $10 million, provided that the lesser amounts of such Excess Proceeds shall be carried forward and cumulated for each 36 con-secutive month period for purposes of determining whether an Excess Proceeds Offer is required with respect to any Excess Proceeds of any subsequent Asset Dispositions.
Any such lesser amounts so carried forward and cumulated need not be segregated or reserved and may be used for general corporate purposes, provided that such use shall not reduce the amount of cumulated Excess Proceeds or relieve the Company of its obligation hereunder to make an Excess Proceeds Offer with respect thereto.

     (e) The Company shall make an Excess Proceeds Offer by mailing to each Holder, with a copy to the Trustee, within 30 days after the receipt of Excess Proceeds that cause the cumulated Excess Proceeds to exceed $10 mil-lion, a written notice that shall specify the purchase date, which shall not be less than 30 days nor more than 60 days after the date of such notice (the "Excess Pro-ceeds Purchase Date"), that shall contain certain infor-mation concerning the business of the Company and Magma that the Company believes in good faith shall enable the Holders to make an informed decision and that shall contain information concerning the procedures applicable to the Excess Proceeds Offer (including, without limita-tion, the right of withdrawal) and the effect of such Excess Proceeds Offer on the Securities tendered. Hold-ers that elect to have their Securities purchased shall be required to surrender such Securities at least one
Business Day prior to the Excess Proceeds Purchase Date.
If at the expiration of the Excess Proceeds Offer period the aggregate purchase price of the Securities properly tendered by Holders pursuant to the Excess Proceeds Offer exceeds the amount of such Excess Proceeds, the Securi-ties or portions of Securities to be accepted for pur-chase shall be selected by the Trustee in such manner as the Trustee deems to be fair and appropriate in the circumstances.

     If the Company is prohibited by applicable law from making the Excess Proceeds Offer or purchasing Securities thereunder, the Company need not make an Excess Proceeds
Offer pursuant to this Section 1016 for so long as such prohibition is in effect.

     The Company shall comply with all applicable tender offer rules, including, without limitation, Rule 14e-1 under the Exchange Act, in connection with an Excess
Proceeds Offer.

Section 1017.  Limitation on Certain Sale-Leasebacks.

     The Company shall not permit Magma, or any of Magm-a's Restricted Subsidiaries or any Eligible Joint Venture to, Incur or otherwise become obligated with respect to any sale-leaseback (other than a sale-leaseback with respect to a Permitted Facility that is Non-Recourse) un-less, (i) (a) if effected by Magma, Magma would be per-mitted to Incur such obligation under Section 1008 or (b) if effected by a Restricted Subsidiary or an Eligible
Joint Venture, such Restricted Subsidiary or such Eligi-ble Joint Venture would be permitted to Incur such obli-gation under Section 1009(b), assuming for the purpose of this Section 1017 and Section 1008 and 1009 that (x) the obligation created by such sale-leaseback is a Capital-ized Lease and (y) the Capitalized Lease Obligation with respect thereto is the Attributable Value thereof, (ii)
Magma, such Restricted Subsidiary or such Eligible Joint
Venture is permitted to grant a Lien with respect to the property that is the subject of such sale-leaseback under
Section 1012, (iii) the proceeds of such sale-leaseback are at least equal to the fair market value of the prop-erty sold (determined in good faith by the Company as evidenced by an Officers' Certificate delivered to the Trustee in respect of a transaction involving less than $25 million, or, if equal to or in excess of $25 million, by the Board of Directors of the Company, as evidenced by a Board Resolution) and (iv) the Net Cash Proceeds of the sale-leaseback are applied pursuant to Section 1016.

Section 1018.  Provision of Financial Information.

     Whether or not the Company is subject to Section
13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Com-mission the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Compa-ny were subject thereto, such documents to be filed with the Commission on or prior to the respective dates by which the Company would have been required to file them.
The Company shall also in any event (a) within 15 days of each such date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Regis-ter, without cost to such Holders, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Company were subject thereto and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents (without exhibits) to any pro-spective Holder.

Section 1019.  Limitation on Sale of Subsidiary Preferred
               Stock.

     The Company shall not permit any of Magma's Restric-ted Subsidiaries or any Eligible Joint Venture to create, assume or otherwise cause or suffer to exist any Pre-ferred Stock except: (i) Preferred Stock outstanding on the date of this Indenture, including Preferred Stock issued as dividends in respect of such Preferred Stock pursuant to the terms of the agreement or instrument that governs such Preferred Stock as in effect on the Issue
Date, (ii) Preferred Stock held by Magma, a Restricted
Subsidiary of Magma or an Eligible Joint Venture, (iii)
Preferred Stock issued by a Person prior to the time (a) such Person becomes a Restricted Subsidiary or an Eligi-ble Joint Venture, (b) such Person merges with or into another Restricted Subsidiary or another Eligible Joint
Venture or (c) a Restricted Subsidiary or an Eligible
Joint Venture merges with or into such Person (in a transaction in which such Person becomes a Restricted
Subsidiary or an Eligible Joint Venture), provided that such Preferred Stock was not issued in anticipation of such Person becoming a Restricted Subsidiary or an Eligi-ble Joint Venture or of such merger, (iv) Preferred Stock issued or agreed to be issued by a Restricted Subsidiary or an Eligible Joint Venture in connection with the financing of the construction, design, engineering, procurement, equipping, developing, operation, ownership, management, servicing or acquisition of a Permitted
Facility or the retirement of Debt or Preferred Stock secured by such Permitted Facility or in order to enhance the repatriation of equity, advances or income or the increase of after-tax funds available for distribution to the owners of such Permitted Facility, (v) Preferred
Stock issued or agreed to be issued by a Restricted
Subsidiary or an Eligible Joint Venture in satisfaction of legal requirements applicable to a Permitted Facility or to maintain the ordinary course of conduct of such Re-stricted Subsidiary's or such Eligible Joint Venture's business in the applicable jurisdiction and (vi) Pre-ferred Stock that is exchanged for, or the proceeds of which are used to refinance, any Preferred Stock permit-ted to be outstanding pursuant to clauses (i) through (v) hereof (or any extension, renewal or refinancing there-of), having a liquidation preference not to exceed the liquidation preference of the Preferred Stock so exchan-ged or refinanced and having a redemption period no shorter than the redemption period of the Preferred Stock so exchanged or refinanced.

Section 1020.  Statement by Officers as to Default;
               Compliance Certificates.

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activ-ities of the Company, Magma, Magma's Restricted Subsid-iaries and the Eligible Joint Ventures (signed by a signatory prescribed under the Trust Indenture Act) during the preceding fiscal year has been made under the supervision of the signing Officers with a view to deter-mining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and whether the Restricted Subsidiaries and the Eligible
Joint Ventures are in compliance with all covenants of this Indenture applicable to them and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each has kept, observed, per-formed and fulfilled each and every covenant contained in this Indenture and is not in default (without regard to notice requirements or periods of grace) in the perfor-mance or observance of any of the terms, provisions, and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

     (b) The Company shall, so long as any of the Secu-rities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument referred to in



Section 501(f), an Officers' Certificate specifying such
Default, Event of Default or other event of default and what action the Company is taking or proposes to take with respect thereto.

Section 1021.  Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any covenant or condition set forth in Sec-tion 801, provided pursuant to Section 901(b) and set forth in Sections 1004 to 1012, inclusive, Section 1015 and Sections 1017 through 1019, inclusive, and Section
1022 if before the time for such compliance the Holders of at least a majority in principal amount of the Out-standing Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condi-tion except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 1022.  Limitation on Business and New
               Magma Project Developments.

     The Company shall cause Magma, Magma's Restricted
Subsidiaries and the Eligible Joint Ventures to, engage only in (i) the ownership, design, engineering, procure-ment, construction, development, acquisition, operation, servicing, management or disposition of Permitted Facili-ties, (ii) the ownership, creation, development, acquisi-tion, servicing, management or disposition of Restricted
Subsidiaries and Joint Ventures that own, construct, develop, design, engineer, procure, acquire, operate, service, manage or dispose of Permitted Facilities, (iii) obtaining, arranging or providing financing incident to any of the foregoing and (iv) other related activities incident to any of the foregoing. The Company shall not permit Magma, any of Magma's Restricted Subsidiaries or any Eligible Joint Venture to make any Investment or otherwise acquire any Property that is not directly related to the business of Magma as described in the pre-ceding sentence (collectively, the "Ineligible Invest-ments") other than as a part of an Investment or an acquisition of Property that is predominantly and direct-ly related to the business of Magma as described above, and if the aggregate fair market value of such Ineligible
Investments in the aggregate exceeds 10% (the "10% Lim-it") of the total assets of Magma and its consolidated
Restricted Subsidiaries (as determined in accordance with GAAP) as determined in good faith by the Chief Financial
Officer of the Company, as evidenced by an Officers' Cer-tificate, Magma, its Restricted Subsidiaries and the Eligible Joint Ventures must cease acquiring any addi-tional Ineligible Investments and, within 18 months of the acquisition that caused the Ineligible Assets to exceed the 10% Limit, must return to compliance with the 10% Limit by disposing of Ineligible Assets or otherwise, provided that such 18-month period may be extended up to an additional six months if, despite Magma's active ef-forts during such 18-month period to dispose of such Ineligible Investments or to otherwise come into compli-ance with such 10% Limit, Magma is unable to do so be-cause of regulatory restrictions or delays or adverse market conditions.

     The Company will not permit Magma or any of its Re-stricted Subsidiaries or any Eligible Joint Ventures to make any Significant Equity Investment in connection with the development of any new electric power or thermal energy generation facility or infrastructure facility constituting a Permitted Facility (other than any Permit-ted Facility presently owned by Magma or one of its Restricted Subsidiaries or an Eligible Joint Venture or under construction by Magma or one of its Restricted
Subsidiaries or an Eligible Joint Venture) at any time that the Company owns or controls a majority of the voting power of the Voting Stock or other Capital Stock of Magma; provided, however, that the forgoing restric-tion shall not apply (i) if Magma has debt securities outstanding at the time of such investment which have an Investment Grade rating or (ii) to any such Significant
Equity Investment to the extent that the source of funds therefor is attributable to an equity investment in Magma or its Restricted Subsidiary or Eligible Joint Venture, as applicable, made by the Company or another entity other than Magma or any Subsidiary of Magma or any Eligi-ble Joint Venture.

Section 1023.  Use of Proceeds and Secured Magma Note.

     (a) The Company shall loan all of the proceeds from the sale of the Securities to Magma immediately after receipt thereof in exchange for which Magma shall make and deliver the Secured Magma Note to the Company.  The
Company shall immediately thereafter cause Magma to use all of the proceeds of such loan to repay a portion of the funds borrowed from the Company under the Credit
Agreement, dated as of February 24, 1995, by and between CE Acquisition Company, Inc. and the Company, and the
Company simultaneously therewith shall use such funds to repay a portion of the funds borrowed under the Non-
Recourse Credit Agreement, dated as of February 24, 1995, by and among the Company, certain banks and other finan-cial institutions and Credit Suisse, New York Branch, as
Agent.

     (b) The Company shall apply and use all payments received under the Secured Magma Note to pay the princi-pal of (and premium, if any) and interest on the Securi-ties.

     (c) The Company shall accelerate the maturity of the Secured Magma Note, if and only if, it is directed to do so by the Trustee or the Holders of a majority in principal amount of the Outstanding Securities.

     (d) The Company shall not (i) consent to any sell, assignment, transfer, exchange or other disposition of, or any grant of any option with respect to the Secured
Magma Note Collateral or (ii) consent to the creation or incurrence of or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Secured Magma Note Collateral (or any part there-of), or any interest therein that would materially ad-versely effect the Holders.

     (e) The Company shall not modify or consent to a modification of, consent to any waiver of the terms of or acquiesce in any nonperformance by Magma of its obliga-tions under the terms of the Secured Magma Note (except as expressly provided therein), unless, to the satisfac-tion of the Trustee, Magma shall expressly assume in writing all of the obligations of the Company under this Indenture and the Securities.


                     ARTICLE ELEVEN

                Redemption of Securities

Section 1101.  Redemption.

     (a)  The Securities may be redeemed at the election
of the Company, in the amounts, at any time on or after
[         ], 2000, at the Redemption Prices specified in
the form of Security hereinbefore set forth (together with any applicable accrued and unpaid interest to the Redemption Date) and subject to the conditions specified in the form of Security hereinbefore set forth.

     (b)  Notwithstanding the foregoing, at any time, or
from time to time, on or prior to [       ], 1998, the
Company may, at its option, use all or a portion of the net cash proceeds of one or more Company Equity Offer-ings, within 90 days of such offering, to redeem up to an aggregate of 35% of the principal amount of the Securi-ties originally issued (taken together with any Securi-ties redeemed pursuant to the provisions of Section
1101(c) following a Magma Equity Offering), at a Redemp-tion Price equal to [ ]% of the principal amount thereof plus accrued interest to the redemption date, provided that immediately following such redemption, at least $130 million principal amount of the Securities remain out-standing.

     (c)  The Company shall within 60 days of a Magma
Equity Offering use all of the net cash proceeds from such offering to redeem up to an aggregate of 35% of the principal amount of the Securities originally issued
(taken together with any Securities redeemed pursuant to the provisions of Section 1101(b) following a Company
Equity Offering), at a Redemption Price equal to [ ]% of the principal amount thereof plus accrued interest to the redemption date, provided that immediately following such redemption, at least $130 million principal amount of the Securities remain outstanding.

Section 1102.  Applicability of Article.

     Redemption of Securities, as permitted or required by this Indenture and the provisions of the Securities, shall be made in accordance with such provisions and this Article Eleven.

Section 1103.  Notice to Trustee.

     The election of the Company to redeem any Securities pursuant to Section 1101(a) or (b) or commence a Magma
Equity Offering shall be evidenced by a Board Resolution.



In case of any redemption at the election of the Company pursuant to Section 1101(a) and in the case of any re-demption pursuant to Sections 1101(b) and (c), the Compa-ny shall, at least 60 days for a redemption pursuant to
Section 1101(a) and at least 45 days for a redemption pursuant to Section 1101(b) or (c) prior to the Redemp-tion Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

Section 1104.  Selection by Trustee of Securities to Be
               Redeemed.

     If less than all the outstanding Securities are to be redeemed pursuant to Section 1101, the Securities or portions of Securities to be redeemed or accepted shall be selected by the Trustee pro rata, by lot or otherwise in such manner as the Trustee deems to be fair and rea-sonable, provided that the Trustee shall redeem Securi-ties only in denominations of $1,000 principal amount and integral multiples thereof.

     The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securi-ties selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture and or the Secu-rities, unless the context otherwise requires, all provi-sions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be re-deemed.

Section 1105.  Notice of Redemption.

     Notice of redemption shall be given as provided in
Section 106 not less than 30 nor more than 60 days for a redemption pursuant to Section 1101(a) and not later than 30 days for a redemption pursuant to Section 1101(b) or
(c) prior to the Redemption Date, to each Holder of Secu-rities to be redeemed.

     All notices of redemption shall identify the Securi-ties to be redeemed (including CUSIP Numbers) state:

     (a)  the Redemption Date,

     (b)  the Redemption Price,

     (c) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the partic-ular Securities to be redeemed,

     (d)  that on the Redemption Date the Redemption
Price shall become due and payable upon each such secu-rity to be redeemed and that, unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest, and

     (e) the name of the Paying Agent or Agents and the place or places where such Securities are to be surren-dered for payment of the Redemption Price.

     Notice of redemption of Securities shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

Section 1106.  Deposit of Redemption Price.

     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest
Payment Date) any applicable accrued and unpaid interest on, all the Securities that are to be redeemed on that date.

Section 1107.  Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption
Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemp-tion Price and any applicable accrued and unpaid inter-
est) such Securities shall not bear interest. Upon sur-render of any such Security for redemption in accordance with said notice, such Security shall be paid by the



Company at the Redemption Price, together with any appli-cable accrued and unpaid interest to the Redemption Date;
provided that installments of interest whose Stated
Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more
Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Security called for redemption in accordance with Section 1101 shall not be so paid upon surrender thereof for redemption, the unpaid Redemption Price thereof shall, until paid, bear interest from the Re-demption Date at the rate or manner provided by the Security.

Section 1108.  Securities Redeemed in Part.

     Any Security that is to be redeemed only in part shall be surrendered at an office or agency of the Compa-ny designated for that purpose pursuant to Section 1002
(with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unre-deemed portion of the principal amount of the Security so surrendered.


                     ARTICLE TWELVE

           Defeasance and Covenant Defeasance

Section 1201.  Company's Option to Effect Defeasance or
               Covenant Defeasance.

     The Company may elect, at its option at any time, to have Section 1202 or Section 1203 applied to the Out-standing Securities (as a whole and not in part) upon compliance with the conditions set forth below in this Article Twelve. Any such election shall be evidenced by a Board Resolution.

Section 1202.  Defeasance and Discharge.

     Upon the Company's exercise of its option to have this Section 1202 applied to the Outstanding Securities
(as a whole and not in part), the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section 1202 on the date after the conditions set forth in Section 1204 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are con-cerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until other-wise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securi-ties when payments are due, (b) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002, 1003 and 1004 (only with respect to the corpo-rate existence and rights of the Company), (c) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture, (d) Article Eleven, (e) t-his Article Twelve and (f) Article Thirteen. Subject to compliance with this Article Twelve, the Company may exercise its option to have this Section 1202 applied to the Outstanding Securities (as a whole and not in part) notwithstanding the prior exercise of its option to have
Section 1203 applied to such Securities.

Section 1203.  Covenant Defeasance.

     Upon the Company's exercise of its option to have this Section applied to the Outstanding Securities (as a whole and not in part), (a) the Company, Magma, Magma's
Restricted Subsidiaries and the Eligible Joint Ventures shall be released from their obligations under Section
801(c), Sections 1005 through 1019, inclusive, Section
1022, any covenant provided pursuant to Section 901(b), and, upon satisfaction of the conditions set forth in
Section 1306(e), Article Thirteen and (b) the occurrence of any event specified in Section 501(a) (solely with re-



spect to Offers to Purchase), Section 501(c), Section
501(d) (with respect to any of Section 801(c) and Sec-tions 1005 through 1019, inclusive, Section 1022, and any such covenants provided pursuant to Section 901(b)),
Section 501(e) or Section 501(f) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section
1204 are satisfied (hereinafter called "Covenant Defea-sance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company, Magma, Magma's Restricted Subsidiaries and the Eligible
Joint Ventures may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Sections 501(a) and 501(d)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document; but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 1204.  Conditions to Defeasance or Covenant
               Defeasance.

     The following shall be the conditions to the appli-cation of Section 1202 or Section 1203 to the Outstanding
Securities:

     (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by
Section 609 and agrees to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Securities,
(i) money in an amount, or (ii) U.S. Government Obliga-tions that through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the prin-cipal of (premium, if any) and any installment of accrued interest on such Securities on the respective Stated
Maturities thereof or, if the Company makes arrangements satisfactory to the Trustee for the redemption of the Securities prior to their Stated Maturity, on any earlier
Redemption Date, in accordance with the terms of this In-denture and such Securities.

     (b)  In the event of an election to have Section
1202 apply to the Outstanding Securities, the Company shall have delivered to the Trustee (i) either (1) an Opinion of Counsel to the effect that Holders shall not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and shall be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defea-sance and discharge had not occurred and the Company had paid or redeemed such Securities on the applicable dates, which Opinion of Counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable Federal income tax law or related
Treasury regulations after the date of the Indenture or
(2) a ruling directed to the Trustee or the Company re-ceived from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel, (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company
Act of 1940 and (iii) an Opinion of Counsel, delivered after the passage of 123 days following the deposit of moneys and/or U.S. Government Obligations as provided in
Section 1204(a), to the effect that such deposit does not constitute a payment voidable under any applicable bank-ruptcy, insolvency, reorganization or similar laws af-fecting creditors' rights generally, including, but not limited to, Section 544, 547 or 548 of the U.S. Bank-ruptcy Code or Article 2, Section 15 or Article 10 of the
New York Debtor and Creditor Law, as they may be amended from time to time.

     (c)  In the event of an election to have Section
1203 apply to the Outstanding Securities, the Company shall have delivered to the Trustee (i) an Opinion of Counsel to the effect that the Holders of such Outstand-ing Securities shall not recognize income, gain or loss for Federal income tax purposes as a result of the depos-it and Covenant Defeasance to be effected with respect to such Securities and shall be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur and the Company had paid or redeemed such Securities on the applicable dates,
(ii) an Opinion of Counsel to the effect that the cre-ation of the defeasance trust does not violate the In-vestment Company Act of 1940 and (iii) an Opinion of Counsel, delivered after the passage of 123 days follow-ing the deposit of moneys and/or U.S. Government Obliga-tions as provided in Section 1204(a), to the effect that such deposit does not constitute a payment voidable under any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, in-cluding, but not limited to, Section 544, 547 or 548 of the U.S. Bankruptcy Code or Article 2, Section 15 or
Article 10 of the New York Debtor and Creditor Law, as they may be amended from time to time.

     (d) (i) Immediately after giving effect to such deposit, on a pro forma basis no Default or Event of De-fault or event that after the giving of notice or lapse of time or both would become an Event of Default, with respect to the Outstanding Securities shall have occurred and be continuing on the date of such deposit or (ii) no Default or Event of Default under Section 501(g) or (h) shall have occurred and be continuing at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

     (e) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such
Act).

     (f) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

     (g) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit consti-tuting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder.

     (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

     (i) If the Securities are listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securities shall not be delisted as a result of such deposit, defeasance and discharge.

Section 1205. Deposited Money and U.S. Government Obli-gations to Be Held in Trust; Miscellaneous
               Provisions.

     Subject to the provisions of the last paragraph of
Section 1003, all money and U.S. Government Obligations
(including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1205 and Section 1206, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 1204 or otherwise in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent
(other than the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or as-sessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.

     Anything in this Article Twelve to the contrary not-withstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in



Section 1204 that, in the opinion of a nationally recog-nized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to the Outstanding Securities.

Section 1206.  Reinstatement.

     If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Twelve with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoin-ing, restraining or otherwise prohibiting such applica-tion, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 1202 or 1203 shall be re-vived and reinstated as though no deposit had occurred pursuant to this Article Twelve with respect to such Securities, until such time as the Trustee or Paying
Agent is permitted to apply all money held in trust pursuant to Section 1205 with respect to such Securities in accordance with this Article Twelve; provided that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.


                    ARTICLE THIRTEEN

            Security and Pledge of Collateral


Section 1301.  Grant of Security Interest.

     (a) To secure the full and punctual payment when due and the full and punctual performance of the Obliga-tions, the Company hereby grants to the Trustee, for the benefit of the Trustee and the Holders and shall cause each of its Subsidiaries to grant to the Trustee, a first priority security interest in all its right, title and interest in and to (i) all of the Closing Date Pledged
Shares and Additional Pledged Shares, (ii) all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for such pledged shares, and any ac-count or Cash Equivalent in which any of such property is deposited or invested, including any earnings thereon,
(iii) any and all proceeds of all of the foregoing and
(iv) all certificates, instruments, documents or writings representing or evidencing any and all of the foregoing.

     (b)  The Company shall, as a condition to delivering
Magma Equity Offering Pledged Shares to a Magma Equity
Offering Purchaser, require the Magma Equity Offering
Purchaser in accordance with Section 1013 to grant to the Trustee, for the benefit of the Trustee and the Holders, a first priority security interest in all its right, title and interest in and to (i) all of the Magma Equity
Offering Pledged Shares, (ii) all dividends, cash, in-struments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Magma Equity Offering Pledged Shares, and any account or Cash Equivalent in which any of such property is deposited or invested, including any earnings thereon, (iii) any and all proceeds of all of the forego-ing and (iv) all certificates, instruments, documents or writings representing or evidencing any and all of the foregoing (such rights, titles and interests in and to the assets in clauses (a) and (b) of this Section 1301, collectively, the "Collateral").


Section 1302.  Delivery of Pledged Shares.

     (a) The Company shall deliver and shall cause each of its Subsidiaries to deliver to the Trustee on the Issue Date all certificates or instruments representing or evidencing all Closing Date Pledged Shares and such shares shall be held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for trans-fer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

     (b) The Company shall deliver to the Trustee on each date the Company acquires Additional Pledged Shares (i) all certificates or instruments representing or evidenc-ing such Additional Pledged Shares acquired on such date and such shares shall be held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee and
(ii) an Opinion of Counsel to the effect that the Trustee shall have a valid and perfected security interest in such Additional Pledged Shares to secure the Obligations of the Company under the Indenture and that under the Uniform Commercial Code as in effect on such date in the State of New York, no interest of any creditor of the Company is equal or prior to the security interest of the Trustee in such Additional Pledged Shares.

     (c) The Company shall cause to be delivered to the Trustee on each date a Subsidiary of the Company acquires
Additional Pledged Shares all certificates or instruments representing or evidencing such Additional Pledged Shares acquired on such date and such shares shall be held by or on behalf of the Trustee pursuant hereto and the Pledge Agreement and shall be in suitable form for trans-fer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

     (d)  The Company shall, as a condition to delivering
Magma Equity Offering Pledged Shares to a Magma Equity
Offering Purchaser, require the Magma Equity Offering
Purchaser to deliver to the Trustee on each date of acquisition of Magma Equity Offering Pledged Shares all certificates or instruments representing or evidencing such Magma Equity Offering Pledged Shares; such shares shall be held by or on behalf of the Trustee pursuant hereto and the Pledge Agreement. All certificates or in-struments representing or evidencing Magma Equity Offer-ing Pledged Shares shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed in-struments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

     (e) The Trustee shall have the right, at any time, in its discretion and without notice to the Company, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of different denominations.

Section 1303.  Representations, Warranties and Covenants.

     (a) The Company hereby represents and warrants on the date of the Issue Date and on each date of acqui-sition by the Company of any Additional Pledged Shares and shall cause each Magma Equity Holder to represent and warrant on each date of acquisition of Pledged Shares
(except in the case of clause (iii) of this Section 1303 to which the Company will represent and warrant on such date) as follows:

          (i) It is the record and beneficial owner of, and has good and valid title to, the Pledged Shares pledged on such date free and clear of any Lien, except for the Lien created by this Indenture or the Pledge
Agreement, as the case may be.

          (ii) It has full corporate or other power, au-thority and legal right to pledge all the Collateral pledged on such date and all other Collateral pledged by it pursuant to this Indenture or the Pledge Agreement, as the case may be.

          (iii)  The Pledged Shares pledged on such date
have been duly authorized and validly issued and are fully paid and nonassessable.

          (iv)  The pledge in accordance with the terms
of this Indenture or the Pledge Agreement, as the case may be, of the Collateral pledged on such date secures payment of the Obligations and creates a valid and per-fected first priority Lien on the Collateral, enforceable as such against all creditors of the Company or the Magma
Equity Holder, as the case may be, and any Persons pur-porting to purchase any Pledged Shares from the Company or the Magma Equity Holder, as the case may be.

     (b) The Company shall not and shall cause each of its Subsidiaries to agree not to, and shall, as a condi-tion to delivering Magma Equity Offering Pledged Shares to a Magma Equity Offering Purchaser, require the Magma
Equity Offering Purchaser to agree not to, directly or indirectly, create, incur, assume or suffer to exist any Lien on the Collateral, except such Liens that are per-mitted under Section 1012.

Section 1304.  Pledge Agreement

     (a) The Company shall cause each of its Subsidiar-ies on each date such Subsidiary acquires Additional



Pledged Shares, and shall, as a condition to delivering
Magma Equity Offering Pledged Shares to a Magma Equity
Offering Purchaser, require the Magma Equity Offering
Purchaser on each date of acquisition of Magma Equity
Offering Pledged Shares, to enter into an agreement, in the form and substance satisfactory to the Trustee (each a "Pledge Agreement"), to grant to the Trustee, for the benefit of the Trustee and the Holders, the security interest required under Section 1301(a) and (b), respec-tively.

     (b) Each Pledge Agreement shall, among other things, (i) contain all of the terms of this Indenture relating to the security and pledge of the Collateral for the benefit of the Trustee and the Holders, including without limitation, the representations, warranties, covenants, agreements and remedies contained in this Article Thirteen, (ii) provide for an Opinion of Counsel to be delivered to the Trustee on the day of execution of the Pledge Agreement to the effect that the Trustee shall have a valid and perfected security interest in such pledged shares to secure the Obligations of the Company under the Indenture and that under the Uniform Commercial
Code as in effect on the date of such Pledge Agreement in the State of New York, no interest of any creditor of the Magma Equity Holder is equal or prior to the security interest of the Trustee in such pledged shares and (iii) in the case of a Pledge Agreement entered into pursuant to clause (a) of this Section 1304, provide that follow-ing the sale, transfer, conveyance or other disposition by a Magma Equity Offering Purchaser (other than to a Subsidiary or Affiliate) of Capital Stock of Magma that would result in such Magma Equity Offering Purchaser owning less than 10% of the Capital Stock of Magma, the Lien on the remaining Capital Stock of Magma owned by such Magma Equity Offering Purchaser shall terminate and such Collateral shall be released without any further action on the part of the Trustee or any other Person.

Section 1305.  Further Assurances.

     The Company agrees that, at any time and from time to time, at the expense of the Company, the Company shall promptly execute and deliver and shall cause each of its Subsidiaries to execute and deliver, and shall, as a condition to delivering Magma Equity Offering Pledged
Shares to a Magma Equity Offering Purchaser, require the
Magma Equity Offering Purchaser to agree to execute and deliver, all further instruments and documents and take all further action that may be necessary or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or under the Pledge Agreements or to enable the Trustee to exercise and enforce its rights and remedies hereunder and under the Pledge Agreements with respect to any Collateral.

Section 1306.  Dividends; Investments of Collateral;
               Voting Rights; Release Upon Discharge or
               Defeasance.

     (a) The Company shall and shall cause Magma and each of its Subsidiaries to, and shall, as a condition to delivering Magma Equity Offering Pledged Shares to a
Magma Equity Offering Purchaser, require the Magma Equity
Offering Purchaser to promptly deliver to the Trustee all non-cash dividends and other non-cash distributions paid in respect of the Pledged Shares. All such dividends and other distributions shall be held by the Trustee as Collateral and shall, if received by the Company or any Magma Equity Holder, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Company and each Magma Equity Holder and be forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorse-ment).

     (b) As long as no Default shall have occurred and be continuing, (i) the Company and each Magma Equity
Holder shall be entitled to exercise any and all voting and other consensual rights relating to their Pledged
Shares or any part thereof for any purpose, provided, however, that no vote shall be cast, and no consent, waiver or ratification given or action taken, which would be inconsistent with or violate any provision of this Indenture, the Securities, the Secured Magma Note or
Pledge Agreements and (ii) the Company and each Magma
Equity Holder take and receive and may invest, loan or otherwise use or dispose of cash dividends and other cash distributions paid in respect of the Pledged Shares.

     (c) Upon the occurrence and during the continuance of a Default (i) all rights of the Company and each Magma
Equity Holder to exercise the voting and other consensual rights that they would otherwise be entitled to exercise pursuant to Section 1306(b) shall cease and all such rights shall thereupon be vested in the Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights and (ii) all cash dividends and other cash distributions payable in respect of the Pledged Shares shall be promptly delivered to the Trustee and held as additional collateral for the benefit of the Holders. All such dividends and other distributions shall, if received by the Company or any Magma Equity
Holder, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Company and each Magma Equity Holder and be forth-with delivered to the Trustee as additional collateral in the same form as so received (with any necessary endorse-ment). Any cash dividends or distributions delivered to or otherwise held by the Trustee pursuant to this Section
1306, and any other cash constituting additional col-lateral delivered to the Trustee, shall be invested by the Trustee in Cash Equivalents, as specifically directed in writing by the Company.

     (d) In order to permit the Trustee to exercise the voting and other consensual rights which it may be enti-tled to exercise pursuant to Section 1306(c)(i), and to receive all dividends and distributions which it may be entitled to receive under Section 1306(a) and (c)(ii), the Company shall and shall cause each of its Subsidiar-ies to, and shall, as a condition to delivering Magma
Equity Offering Pledged Shares to a Magma Equity Offering
Purchaser, require the Magma Equity Offering Purchaser to, upon written notice from the Trustee, from time to time execute and deliver to the Trustee such instruments as the Trustee may reasonably request.

     (e) The Lien granted pursuant to this Indenture and each Pledge Agreement with respect to all of the Collat-eral shall terminate and all such Collateral shall be released without any further action on the part of the Trustee or any other Person on the day the conditions in Article Four or Twelve, respectively are satisfied. Upon the release of any Collateral, the Trustee shall execute and deliver to the Company and each Magma Equity Holder, as the case may be, an instrument or instruments acknowl-edging the release of such Collateral from this Indenture or the Pledge Agreements, as the case may be, and the discharge of the Lien on such Collateral created by this Article Thirteen or the Pledge Agreements, as the case may be, and will duly assign, transfer and deliver to the Company and each Magma Equity Holder, as the case may be, (without recourse and without any representation or warranty) such Collateral. [Notwithstanding the forego-ing, as long as no Default shall have occurred and be continuing, the Lien on the cash dividends and other cash distributions paid in respect of (i) the Closing Date
Pledged Shares and the Additional Pledged Shares which have been invested in Permitted Investments (as defined in the Indenture governing the 10 1/4% Senior Discount
Securities due 2004 of the Company) (other than in Cash
Equivalents), loaned or otherwise used by the Company or its Subsidiaries and (ii) the Magma Offering Pledged
Shares shall be released without any further action on the part of the Trustee or any other Person.]

Section 1307.  Trustee Appointed Attorney-in-Fact.

          The Company hereby appoints and shall cause each of its Subsidiaries to appoint, and shall, as a condition to delivering Magma Equity Offering Pledged
Shares to a Magma Equity Offering Purchaser, require the
Magma Equity Offering Purchaser to appoint the Trustee as the Company's and the Magma Equity Holder's attorney-in-fact, with full authority in the place and stead of the Company and the Magma Equity Holder and in the name of the Company and the Magma Equity Holder or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument which the Trust-ee may deem necessary or advisable in order to accomplish the purposes of this Article Thirteen, including to re-ceive, endorse and collect all instruments made payable to the Company or each Magma Equity Holder representing any dividend, interest payment or other distribution in respect to the Collateral or pay part thereof and to give full discharge for the same. This power, being coupled with an interest, is in the case of the Company and shall be in the case of each Magma Equity Holder irrevocable.

Section 1308.  Trustee May Perform.

     If the Company fails to perform any agreement con-tained in this Article Thirteen, the Trustee may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company under Section 607.

Section 1309.  Trustee's Duties.




     The powers conferred on the Trustee under this Arti-cle Thirteen are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section 1310.  Remedies upon Event of Default.

     If an Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, or otherwise available to it, all the rights and remedies provided a secured party upon the default of a debtor under the Uniform Commercial Code at that time or any other applicable law and the Trustee may also, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind, except as specified below, collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broke-r's board or at any of the Trustee's offices or else-where, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercial-ly reasonable, and the Trustee or any Holder may be the purchaser of any or all of the Collateral so sold and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Company agrees and shall cause each of its Subsidiaries to agree, and shall, as a condition to delivering Magma Equity Offering
Pledged Shares to a Magma Equity Offering Purchaser, require the Magma Equity Holder to agree that, to the extent notice of sale shall be required by law, at least
10 day's notice to the Company or such Magma Equity
Holder, as the case may be, of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The
Trustee shall not be obligated to make any sale of Col-lateral regardless of notice of sale having been given.
The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
The Trustee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale, conducted in a commercially reasonable manner. The Company hereby waives and agrees to cause each of its Subsidiaries to waive, and shall, as a condi-tion to delivering Magma Equity Offering Pledged Shares to a Magma Equity Offering Purchaser, require the Magma
Equity Offering Purchaser to waive any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been ob-tained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

Section 1311.  Registration Rights; Private Sales.

     (a) If the Trustee shall determine to exercise its right to sell any or all of the Pledged Shares pursuant to Section 1310 after the occurrence and during the continuance of an Event of Default, and if in the opinion of the Trustee it is necessary or advisable to have the Pledged Shares, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Company will cause Magma to (i) execute and deliver, and cause the directors and officers of Magma to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Trustee, necessary or advisable to regis-ter the Pledged Shares, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Shares, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Company agrees to cause Magma to comply with the provisions of the securities or "Blue
Sky" laws of any and all jurisdictions which the Trustee shall designate and to make available to its security holders as soon as practicable, an earnings statement



(which need not be audited) which will satisfy the provi-sions of Section 11(a) of the Securities Act.

     (b) The Company recognizes and shall advise each Magma Equity Holder that, by reason of certain prohibi-tions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Company acknowledges and agrees and shall cause each of its Subsidiaries to acknowledge and agree, and shall, as a condition to delivering Magma
Equity Offering Pledged Shares to a Magma Equity Offering
Purchaser, require the Magma Equity Offering Purchaser to acknowledge and agree that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commer-cially reasonable manner. The Trustee shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit the Company to register such securities for public sale under the Secu-rities Act, or under applicable state securities laws, even if the Company would agree to do so.

     (c) The Company agrees and shall cause each of its Subsidiaries to agree and shall, as a condition to deliv-ering Magma Equity Offering Pledged Shares to a Magma
Equity Offering Purchaser, require the Magma Equity
Offering Purchaser to agree to do all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Shares pursuant to this Indenture valid and binding and in compliance with the Certificates of Incorporation and By-Laws of Magma, and all laws, treaties, rules or regulations or determina-tions of an arbitrator or a court or other governmental authority. The Company authorizes the Trustee to dis-close information regarding Magma in the Trustee's pos-session to a potential buyer of the Pledged Shares in a foreclosure sale, provided that such buyer agrees in writing in a manner reasonably acceptable to the Company to keep any non-public information confidential. The
Company further agrees and shall cause each of its Sub-sidiaries to agree, and shall, as a condition to deliv-ering Magma Equity Offering Pledged Shares to a Magma
Equity Offering Purchaser, require the Magma Equity
Holder to agree that a breach of any of the covenants contained in this Section 1311 will cause irreparable injury to the Trustee, that the Trustee has no adequate remedy at law in respect of such breach and, as a conse-quence, that each and every covenant contained in this
Section 1311 shall be specifically enforceable against the Company and each Magma Equity Holder, and the Company hereby waives and agrees and shall cause each of its Subsidiaries to waive and agree, and shall, as a condi-tion to delivering Magma Equity Offering Pledged Shares to a Magma Equity Offering Purchaser, require the Magma
Equity Holder to waive and agree not to assert any de-fenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing or prior payment or prior performance.

     (d) The Company shall pay all expenses incurred in connection with any registration statement filed pursuant to this Section 1311, including (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses,
(iv) the fees and expenses incurred in connection with the listing of the Pledged Shares, (v) fees and disburse-ments of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to the preparation and delivery of any comfort letters requested by the Trustee) and (vi) fees and expenses of counsel for the Trustee.

     (e) The Company will, and hereby does indemnify, to the extent permitted by applicable law, the Trustee, its officers and directors and each Person, if any, who controls such the Trustee within the meaning of Section
15 of the Securities Act, as amended from time to time, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in any registra-tion statement filed pursuant to this Section 1311 or any related prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supple-ments thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement con-tained in or by any omission or alleged omission from information furnished in writing to the Company by such holder expressly for use therein.

     (f)  The grant of the registration rights in this
Section 1311 does not compel the Trustee to conduct a public sale of the Pledged Shares upon foreclosure.

Section 1312.  Application of Proceeds.

     Upon the occurrence and during the continuing of an Event of Default and after the acceleration of the Secu-rities pursuant to Section 502 (so long as such accelera-tion has not been rescinded), any cash held by the Trust-ee as Collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collater-al, shall be applied by the Trustee first to pay the reasonable expenses incurred in connection with the sale of, collection from, or other realization on such Collat-eral, including the holding of such Collateral, preparing such Collateral for sale, lease or the like, and the reasonable attorneys' fees and legal expenses of the Trustee or the Holders incurred therewith and thereafter in the manner specified in Section 506.

Section 1313.  Continuing Lien.

     Except as provided in Section 1302 and 1306, this Indenture shall create a continuing Lien on the Collater-al that shall (a) remain in full force and effect until payment in full of the Securities, (b) be binding upon the Company and its respective successors and assigns and
(c) inure to the benefit of the Trustee and its succes-sors, transferees and assigns.

Section 1314.  Certificates and Opinions.

     The Company shall comply with:

     (a) Section 314(b) of the Trust Indenture Act, relating to Opinions of Counsel regarding the Lien of this Indenture; and

     (b) Section 314(d) of the Trust Indenture Act, relating to, among other matters, the release of Collat-eral from the Lien of this Indenture and Officers' Cer-tificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable.
Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be executed and delivered by an Officer of the Company to the extent permitted by
Section 314(d) of the Trust Indenture Act.


                    ARTICLE FOURTEEN

        Limited Recourse Liability of the Company

Section 1401.  Limited Recourse Liability of the Company.

     Satisfaction of the obligations of the Company to perform and observe and make good the obligations con-tained in this Indenture and the Securities, for the payment of the principal of or premium, if any, or inter-est on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be had solely from the Collateral, the Magma Note Recourse Assets and the general assets of the Company up to an amount equal to the Restricted
Payment Recourse Amount. The Holders will have no other recourse to the general assets of the Company. The liability of the Company under this Indenture, for the payment of the principal of or premium, if any, or inter-est on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof is limited and no recourse shall be had in the event of any non-performance by the Company of any such obligations to
(a) any assets or properties of the Company other than the Company's interest in the Collateral, the Magma Note
Recourse Assets and the general assets of the Company up to an amount equal to the Restricted Payment Recourse
Amount or (b) any of the officers, directors, employees, or stockholders of the Company or any Affiliate of the Company and no judgment for any deficiency upon the obligations of the Company under this Indenture, for the payment of the principal of or premium, if any, or inter-est on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the Holders or the Trustee or any Affiliate of the Company or any incor-porator, stockholder, officer, employee, or director, past, present or future of the Company or any Affiliate of the Company.

     Nothing contained in this Section 1401 shall be con-strued (a) as preventing the Trustee, the Holders and any Person acting on behalf of the Trustee or the Holders from naming the Company in any action or proceeding brought by the Trustee, the Holders and any Person acting on behalf of the Trustee or the Holders to enforce and to realize upon the Collateral, the Magma Note Recourse
Assets and the general assets of the Company up to an amount equal to the Restricted Payment Recourse Amount and (b) as modifying, qualifying or affecting in any manner whatsoever the interests created by this Indenture or the enforcement thereof by the Holders or the Trustee.

                  ----------------

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall to-gether constitute but one and the same instrument.






IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                          CALIFORNIA ENERGY COMPANY,
                            INC.


                          By:-------------------------------
Attest:                        Name:
                               Title:

- -------------------------

                          THE BANK OF NEW YORK, as Trustee


                          By:------------------------------
Attest:                        Name:
                               Title:

- -------------------------




STATE OF NEW YORK  )
                        ss.:
COUNTY OF NEW YORK )


     On the    day of      , 1995, before me personally came
        , to me known, who, being by me duly sworn, did
depose and say that he is            of California Energy
Company, Inc., one of the corporations described in and that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                --------------------------------------------





STATE OF NEW YORK  )
                        ss.:
COUNTY OF NEW YORK )


     On the      day of          , 19  , before me personally
came                           , to me known, who, being by
me duly sworn, did depose and say that [he -- she] is
                of The Bank of New York, one of the corpora-tions described in and that executed the foregoing instru-ment; that [he -- she] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he -- she] signed [his -- her] name thereto by like authority.


             ----------------------------------------





                                              EXHIBIT A

                       PROMISSORY NOTE


          Date of Issue:  as of ____________


     FOR VALUE RECEIVED, the undersigned, [Borrower], a ______________________ corporation ("Borrower"), hereby promises to pay to the order of [Lender], a ___________ corporation ("Lender"), $ __________ (the "Principal") and any interest accrued thereon, upon demand by the Lender at any time six months subsequent to the date on which the [ ]% Limited Recourse Senior Secured Notes due 2003 (the "Notes") of California Energy Company, Inc. that were issued pursuant to an Indenture dated as of July [ ], 1995 between California Energy Company, Inc. and The Bank of New York shall have been repaid in full or such earlier date as may be permitted under the terms of such Indenture.

     Section 1.     Accrual and Payment of Interest
                    under this Promissory Note

     (a) The Principal shall accrue interest from the date hereof at an annual rate (computed on the basis of a 360 day year) of ___% which, to the extent permitted by applicable law, shall be compounded semi-annually on each _____ and ______ and added to the Principal hereof.

     Section 2.     Subordination

     Payment of Principal of and interest on this Promissory Note shall be subordinated to the fullest extent permitted by applicable law to the prior payment in full of the principal of (premium, if any) and interest on any other indebtedness for money borrowed of the Borrower, to the extent that the same is thus due and owing whether at its stated maturity, upon acceleration or otherwise.

     Section 3.     Notices

     All notices required or permitted hereunder shall be given by telex where appropriate and confirmed in writing or by prepaid registered mail to the addresses of the parties set forth in this Section 3 or to such other address as either party shall duly specify by written notice to the other.

     If to Borrower to:

     _______________________
     _______________________
     _______________________
     _______________________

     If to Lender to:

     _______________________
     _______________________
     _______________________
     _______________________


     Section 4.     No Waiver

     No failure or delay of either party hereto to exercise any power under this Promissory Note or to insist upon strict compliance by either party hereto of any obligations hereun-der shall constitute a waiver of either party's rights to demand exact compliance with the terms hereof.

     Section 5.     Governing Law

     This Promissory Note is made under and in accordance with the laws of the ________________, and the rights of the parties in the construction and effect of each and every provision hereof shall be subject to the exclusive juris-diction of and shall be construed and regulated according to the laws of _____________________.


     [Borrower]


     By   ______________________
          Name:
          Title:





EXHIBIT B


                    SECURED NOTE DUE 2003



$200,000,000                                  July __, 1995


          Magma Power Company, a corporation duly organized and existing under the laws of the State of Nevada (herein called "Issuer", which term includes any successor Person as hereinafter provided), for value received, hereby promises to pay to the order of California Energy Company, Inc., a corpo-ration duly organized and existing under the laws of the State of Delaware (such corporation and any subsequent holder of this Note being herein referred to as the "Holder"), having its principal office at 302 South 36th Street, Suite 400, Omaha, Nebraska 68131, the principal sum of Two Hundred
Million Dollars ($200,000,000) on [         ], 2003 (the
"Maturity Date") in accordance with the provisions hereof, with interest on such principal sum from time to time out-standing, computed from the date hereof, in semi-annual
installments of interest on June [   ] and December [  ] of
each year, commencing initially on December [   ], 1995, at a
rate of [    ]% per annum on the unpaid balance hereof, until
the principal hereof is paid in full or duly provided for. This Note is entered into in connection with that certain Indenture, dated as of July [ ], 1995 (the "Indenture"), between the Holder and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). Capitalized terms used but not otherwise defined herein shall have mean-ing ascribed to them in the Indenture.


          1. Payment of Principal, Premium (if any) and In-terest.

           Payments of principal, premium, if any, and inter-est on this Note shall be made at the address of the Holder set forth above, or at such other address as the Holder may designate in writing. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Principal and interest shall be paid in money of the United States that at the time of payment is legal tender for public and private debts. Any principal and interest on this Note, that is
overdue shall bear interest at the rate of [   ]% per annum
(to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for, and such interest shall be payable on demand.

          2.   Prepayment.

          (a) Subject to the provisions in this Section 2, this Note shall be prepaid in connection with any redemption, Change of Control Offer or Excess Proceeds Offer of or relat-
ing to the [   ]% Limited Recourse Senior Secured Notes due
2003 (the "Securities") of the Holder issued pursuant to the Indenture. Each such prepayment of this Note shall be made three days prior to the time that payment is required to be made to the Trustee under the Indenture in respect of any redemption of the Securities pursuant to Article Eleven, Change of Control Offer pursuant to Section 1014 of the Indenture or Excess Proceeds Offer pursuant to Section 1016 of the Indenture. Any such prepayment of this Note in the case of a redemption, Change of Control Offer or Excess Pro-ceeds Offer shall be in an amount equal to the principal amount of the Securities to be redeemed or repurchased, as the case may be; plus accrued interest on the amount prepaid through the Redemption Date, Change of Control Purchase Date or Excess Proceeds Purchase Date, as the case may be, of the Securities; and a prepayment premium if and to the extent that a premium is required to be paid in connection with the redemption or repurchase, as the case may be, of the Securi-ties. Any amounts paid as such prepayment premium shall not reduce the principal amount of this Note. After the condi-tions to defeasance in Article Twelve of the Indenture or discharge in Article Four of the Indenture are satisfied, the Holder may extinguish or accelerate, in whole or in part, this Note or the Holder and the Issuer may amend this Note, in such manner as they agree.

          (b) Except as set forth in subparagraphs (a) above and (c) below, this Note may not be prepaid in whole or in part.

          (c) Notwithstanding the foregoing provisions of this Section 2, the principal amount of this Note shall be reduced (and to such extent shall be deemed satisfied) by the principal amount of any Securities purchased or otherwise acquired by or on behalf of the Holder other than pursuant to the redemption or repurchase provisions of the Securities and surrendered to the Trustee for cancellation in accordance with the provisions of the Securities. The same Securities shall reduce the principal amount of this Note only once.

          3.   Defaults.

          "Default Event", whenever used herein, means any one of the following events (whatever the reason for such Default Event and whether it shall be voluntary or involun-tary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of the principal of (or premium, if any, on) the Note at its maturity (whether the Maturity Date or upon mandatory prepayment, acceleration or otherwise), and continuance of such default for a period of 30 days; or

          (b) default in the payment of interest when it be-comes due and payable, and continuance of such default for a period of 30 days; or

          (c) failure of the Holder to have a perfected security interest in the Secured Magma Note Collateral (as defined in the Pledge Agreement, dated July __, 1995 (the "Pledge Agreement"), by and between the Issuer and the Hold-
er), and continuance of such failure for a period of 30 days;
or

          (d) default in the performance, or breach, of any covenant, agreement or warranty of the Issuer in this Note (other than a covenant, agreement or warranty a default in whose performance or whose breach is elsewhere in this Sec-tion 3 specifically dealt with), and continuance of such de-fault or breach for a period of 30 days after there has been given to the Issuer by the Holder a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (e) default or defaults under any bond, debenture, note or other evidence of Debt by the Issuer or any Signifi-cant Subsidiary of Issuer (or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt by the Issuer or any such Significant Subsidiary) (other than Non-Recourse Debt of Significant Subsidiaries of the Issuer) if either (i) such default results from failure to pay principal of such Debt in excess of $25 million when due after any applicable grace period or (ii) as a result of such default, the maturi-ty of such Debt has been accelerated prior to its scheduled maturity and such default has not been cured within the applicable grace period, and such acceleration has not been rescinded, and the principal amount of such Debt, together with the principal amount of any other Debt of the Issuer and its Significant Subsidiaries (not including Non-Recourse Debt of the Significant Subsidiaries of the Issuer) that is in de-fault as to principal, or the maturity of which has been accelerated, aggregates $25 million or more; or

          (f) the entry by a court of one or more judgments or orders against the Issuer or any Significant Subsidiary of the Issuer for the payment of money that in aggregate exceeds $25 million (excluding the amount thereof covered by insur-ance or by a bond written by a Person other than an Affiliate of the Issuer), which judgments or orders have not been vacated, discharged or satisfied or stayed pending appeal within 60 days from the entry thereof, provided that such a judgment or order shall not be a Default Event hereunder if such judgment or order does not require any payment by the Issuer or any Significant Subsidiary of the Issuer, except to the extent that such judgment is only against Property that secures Non-Recourse Debt that is otherwise permitted under the Indenture, and the Issuer could, at the expiration of the applicable 60 day period, after giving effect to such judge-ment or order and the consequences thereof, Incur at least $1 of Debt under the provisions described in Section 1008(a) of the Indenture; or

          (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer or any Significant Subsidiary of the Issuer in an involuntary case or proceeding under the Federal bank-ruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Issuer or any Significant Subsidiary of the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or compo-sition of or in respect of the Issuer or any Significant Subsidiary of the Issuer under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, State or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assign-ee, trustee, sequestrator or other similar official of the Issuer or any Significant Subsidiary of the Issuer or of any substantial part of the Property or assets of the Issuer or any Significant Subsidiary of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary of the Issuer, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecu-tive days;

          (h) (i) the commencement by the Issuer or any Sig-nificant Subsidiary of the Issuer of a voluntary case or pro-ceeding under the Federal bankruptcy laws, as now or hereaf-ter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Issuer or any Signif-icant Subsidiary of the Issuer to the entry of a decree or order for relief in respect of the Issuer or any Significant Subsidiary of the Issuer in an involuntary case or proceeding under the Federal bankruptcy laws, as now or hereafter con-stituted, or any other applicable federal, state, or foreign bankruptcy, insolvency, or other similar law or to the com-mencement of any bankruptcy or insolvency case or proceeding against the Issuer or any Significant Subsidiary of the Issuer, or (iii) the filing by the Issuer or any Significant Subsidiary of the Issuer of a petition or answer or consent seeking reorganization or relief under the Federal bankruptcy laws, as now or hereafter constituted, or any other applica-ble Federal, state or foreign bankruptcy, insolvency or other similar law, or (iv) the consent by the Issuer or any Signif-icant Subsidiary of the Issuer to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary of the Issuer or of any substantial part of the Property or assets of the Issuer or any Significant Subsidiary of the Issuer, or the making by the Issuer or any Significant Sub-sidiary of the Issuer of an assignment for the benefit of creditors, or (v) the admission by the Issuer or any Signifi-cant Subsidiary of the Issuer in writing of its inability to pay its debts generally as they become due, or (vi) the taking of corporate action by the Issuer or any Significant Subsidiary of the Issuer in furtherance of any such action; or

          (i) Payment of the Securities is accelerated and not rescinded pursuant to Section 502 of the Indenture.

          4.   Acceleration of Maturity.

          If a Default Event (other than Default Event speci-fied in Section 3(g) or (h) hereof) occurs and is continuing, then and in every such case, the Holder, if directed by the Trustee or the holders of a majority in principal amount of the Outstanding Securities, shall declare the entire unpaid principal amount of this Note and all accrued interest there-on and all other sums due under this Note to be due and pay-able immediately by a notice in writing to the Issuer, and upon any such declaration such amounts shall become immedi-ately due and payable. The Holder may not accelerate unless so directed. If a Default Event specified in Section 3(g) or
(h) hereof occurs, the entire unpaid principal amount of this Note and all accrued interest thereon shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Holder.

          At any time after such a declaration of accelera-tion has been made and before a judgment or decree for pay-ment of the money due has been obtained by the Holder, the Holder, if directed by the Trustee or the holders of a major-ity in principal amount of the Outstanding Securities, may by written notice to the Issuer rescind and annul such declara-tion and its consequences if:

          (a) the Issuer has paid or deposited with the Holder a sum sufficient to pay:

               (i) all overdue interest on the Notes (with-out duplication of any amount thereof paid or deposited pursuant to clause (ii) or (iii) below),

               (ii) all prepayments that have become due under Section 2 hereof and, to the extent that payment of such interest is lawful, interest thereon at the rate provid-ed in Section 1 hereof (without duplication of any amount thereof paid or deposited pursuant to clause (i) above or clause (iii) below),

               (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided in Section 1 hereof (without duplication of any amount thereof paid or deposited pursuant to clause (i) or
(ii) above),

               (iv) all sums paid or advanced by the Holder in connection with the enforcement (whether through negotia-tions, legal proceedings or otherwise) of this Note and the reasonable compensation, expenses, disbursements and advances of the Holder, its agents and counsel;

          and

          (b)  all Default Events have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          5.   Covenants.

          The Issuer shall, and (to the extent applicable) shall cause its Restricted Subsidiaries and the Eligible Joint Ventures to, observe and perform each of the covenants contained in Section 801, 802, 1004, 1005, 1006, 1007, 1008,
1009, 1010, 1011, 1012, 1013, 1015, 1016, 1017, 1019, 1020,
1022 and 1023 of the Indenture (as the same may be amended, modified or supplemented from time to time with or without the consent of the Issuer, all of which provisions, together with all definitions in the Indenture applicable to such provisions are incorporated by reference as if set forth herein in their entirety), to the extent that such covenants expressly reference Magma (or its Restricted Subsidiaries or the Eligible Joint Ventures) and require the Holder to cause Magma (or its Restricted Subsidiaries or the Eligible Joint Ventures) or Subsidiaries of the Company to take (or refrain from taking) the actions specified therein, as though Magma were directly bound by such covenants; all determinations required to be made in such covenants by the Company, its Board of Directors or its officers shall be made by the Issu-er, its Board of Directors or its officers and references to the Indenture in such covenants shall, where applicable, mean this Note.

          6.   Security.

          To secure the full and punctual payment when due and the full and punctual performance of the obligations of the Issuer hereunder, the Issuer shall grant to the Holder a security interest in all its right, title and interest in and to the Secured Magma Note Collateral.

          7.   Payment of Principal, Premium and Interest.

          The Issuer shall duly and punctually pay the prin-cipal of (and premium, if any) and interest on this Note in accordance with the terms of this Note.


          8.   Presentment, Demands and Waivers.

          The Issuer hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note and agrees to pay all costs of collection when incurred, including reasonable attorneys' fees, which costs may be added to the amount due under this Note and be receiv-able therewith and to perform and comply with each of the terms, covenants and provisions contained in this Note on the part of the Issuer to be observed or performed and no alter-ation, amendment or waiver of any provision of this Note . Except as provided herein, no extension of time for payment of this Note, or any installment hereof and no alteration or amendment of any provision of this Note, shall release, discharge, modify, change or affect the liability of the Issuer under this Note. No failure or delay of the Holder hereto to exercise any power under this Note or to insist upon strict compliance by the Issuer of any obligations here-under shall constitute a waiver of the Holder's rights to demand exact compliance with the terms hereof. The rights and remedies of the Holder provided under this Note and the Pledge Agreement are cumulative, may be exercised singly or concurrently and are cumulative to, and not exclusive of any rights or remedies provided by law or otherwise available.

          9.   Notices.

          All notices required or permitted hereunder shall be given by telex where appropriate and confirmed in writing or by prepaid registered mail to the addresses of the parties set forth in this Section 26 or to such other address as either party shall duly specify by written notice to the other.

     If to Issuer to:

     302 South 36th Street
     Suite 400
     Omaha, Nebraska 68131
     Attention:   Chief Financial Officer
     Telecopier:  (402) 345-9318

     If to Holder to:

     302 South 36th Street
     Suite 400
     Omaha, Nebraska 68131



     Attention:   Chief Financial Officer
     Telecopier:  (402) 345-9318

          10.  Effect of Headings.

          The Section headings herein are for convenience only and shall not affect the construction hereof.

          11.  Successors and Assigns.

          All covenants and agreements in this Note by the Issuer shall bind its successors and assigns, whether so ex-pressed or not.

          12.  Separability Clause.

          In case any provision in this Note shall be inval-id, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          13.  Third Party Beneficiaries.

          The Issuer acknowledges that the Trustee and the holders of the Securities are express beneficiaries of this Note. Nothing in this Note, express or implied, shall give to any Person other than the Holder, the Trustee and the holders of the Securities and their successors, any benefit or any legal or equitable right, remedy or claim under this Note. Notwithstanding the foregoing, no holder of the Secu-rities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Note, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder has previously given writ-ten notice to the Trustee of a continuing Default Event,
(ii) the holders of a majority in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Default Event in its own name as Trustee under the Indenture and
(iii) after a reasonable period of time the Trustee has failed to act; provided, that it is understood and intended that no one or more holders of the Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Note to affect, disturb or prejudice the rights of any other holders of the Securities, or to obtain or to seek to obtain priority or preference over any other holders of the Securities or to enforce any right under this Note, except in the manner herein provided and for the equal and ratable benefit of all the holders of the Securi-ties. This Note may not be used to interpret another note, indenture, loan agreement (other than the Pledge Agreement) or debt agreement of the Issuer or any of its Subsidiaries. Except for the Indenture and the Pledge Agreement, no other note, indenture or loan or debt agreement may be utilized to interpret this Note.

          14.  Limited Recourse.

          No director, officer, employee, stockholder or incorporator of the Issuer shall have any liabilities for any obligations of the Issuer under this Note or for any claim based on, in respect of or by reason of such obligations or their creation.

          15.  Governing Law.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED UNDER THE LAWS OF THE STATE OF NEW YORK, (WITHOUT REGARD TO PRINCI-PLES OF CONFLICTS OF LAWS) AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS. THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLI-CABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER IN ANY OTHER JURISDICTION.

          16.  Amendment, Modification and Waivers.

          No amendment or waiver of any provision of this



Note, nor consent to any departure by the Issuer therefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuer and the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; pro-vided, however, that no amendment, waiver or consent with respect to this Note shall be effective without the prior consent of, as applicable and if required, the Trustee or Holders of the required percentage of the Securities to a corresponding change in the Indenture or the Securities unless, to the satisfaction of the Trustee, Magma shall expressly assume in writing all obligations of the Company under the Indenture and the Securities in accordance with the terms of the Indenture.

          17.  Costs and Expenses and Indemnification.

     The Issuer agrees:

          (a) To reimburse the Holder upon its request for all reasonable expenses, disbursements and advances incurred or made by the Holder in connection with the enforcement (whether through negotiations, legal proceedings or other-wise) of this Note and the Pledge Agreement (including the reasonable compensation, expenses, disbursements and advances of its agents and counsel).

          (b) To indemnify the Holder in its individual capacity and each of its officers, directors, agents and counsel for, and to hold it harmless against, any loss, damage, claim, liability or expense incurred without negli-gence or bad faith on such Person's part, arising out of or in connection with any investigative, administrative or judicial proceeding relating to or arising out of this Note or the Pledge Agreement or any of the transactions contem-plated hereby or thereby.

          18.  Terminology.

          Whenever used herein, the singular number shall include the plural, the plural the singular, and the words
"Holder" and "Issuer" shall include their respective succes-sors and assigns.






          IN WITNESS WHEREOF, the Issuer has duly executed this Note as of the day and year first above written.



                    MAGMA POWER COMPANY



                    _____________________________
                    By:
                    Title:

[Seal]

Attest:


_________________________
By:
Title: